UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

(Amendment No.     )

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Filed by a Party other than the Registrant  ☐

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☒	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

DHI Group, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

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☐	Fee paid previously with preliminary materials
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a6(i)(1) and 0-11

[●], 2022

Dear Fellow Stockholder,

You are cordially invited to attend a Special Meeting of Stockholders (the “Special Meeting”) of DHI Group, Inc., which will be held virtually at https://meetnow.global/MX6576C on Wednesday, July 13, 2022, at 3:00 p.m., Mountain Time. At the Special Meeting, you will be asked to consider and approve the DHI Group, Inc. 2022 Omnibus Equity Award Plan (the “2022 Equity Plan”). After careful consideration, on May 13, 2022, the Board of Directors of the Company (the “Board”) unanimously approved the 2022 Equity Plan.

The Board recommends that you vote FOR the 2022 Equity Plan.

We will transact no other business at the Special Meeting.

Your vote is very important. Whether or not you plan to attend the Special Meeting, we encourage you to read the proxy statement and vote as soon as possible.

You may vote your shares using the Internet or the telephone by following the instructions on the enclosed proxy. Of course, you may also vote by returning the enclosed proxy card.

Thank you very much for your support of DHI Group, Inc.

Sincerely,

Art Zeile

President and Chief Executive Officer

This Proxy Statement and accompanying proxy and voting instructions are first being mailed on or about [●], 2022.

DHI GROUP, INC. 6465 South Greenwood Plaza, Suite 400 Centennial, Colorado 80111	[●], 2022

NOTICE OF SPECIAL MEETING

DHI Group, Inc., a Delaware corporation (the “Company”), will hold a Special Meeting of Stockholders (the “Special Meeting”) virtually at https://meetnow.global/MX6576C on Wednesday, July 13, 2022, at 3:00 p.m., Mountain Time, to approve the DHI Group, Inc. 2022 Omnibus Equity Award Plan (the “2022 Equity Plan”).

Stockholders of record of DHI Group, Inc. (NYSE: DHX) as of the close of business on June 13, 2022, are entitled to vote at the Special Meeting and any adjournments or postponements thereof. A list of these stockholders will be available upon request at the offices of the Company in Denver, Colorado for the ten days prior to the Special Meeting, and will be accessible during the Special Meeting via hyperlink on the bottom panel of your screen during the Special Meeting after entering the 16-digit control number included on any proxy card that you received or on the materials provided by your bank or broker.

YOUR VOTE IS IMPORTANT.

Whether or not you plan to attend the Special Meeting, you are strongly encouraged to sign and date the enclosed proxy card and return it promptly or submit your proxy by telephone or the Internet. Any stockholder of record who is present at the Special Meeting as a registered stockholder may vote virtually, thereby revoking any previous proxy.

Brian “Skip” Schipper

Chairperson of the Board

VIRTUAL MEETING INSTRUCTIONS

Q:	How can I attend the Special Meeting?
A:	The Special Meeting will be a completely virtual meeting of stockholders, which will be conducted exclusively by webcast. You are entitled to participate in the Special Meeting only if you were a stockholder of the Company as of the close of business on the Record Date, or if you hold a valid proxy for the Special Meeting. No physical meeting will be held.

You will be able to attend the Special Meeting online and submit your questions during the meeting by visiting https://meetnow.global/MX6576C. You also will be able to vote your shares online by attending the Special Meeting by webcast.

To participate in the Special Meeting, you will need to review the information included on your proxy card or in the instructions that accompanied your proxy materials.

If you hold your shares through an intermediary, such as a bank or broker, you must register in advance using the instructions below.

The online meeting will begin promptly at 3:00 p.m., Mountain Time. We encourage you to access the meeting prior to the start time leaving ample time for the check in. Please follow the registration instructions as outlined in this Proxy Statement.

Q:	How do I register to attend the Special Meeting virtually on the Internet?
A:	If you are a registered stockholder (i.e., you hold your shares through our transfer agent, Computershare), you do not need to register to attend the Special Meeting virtually on the Internet. Please follow the instructions on the proxy card that you received.

If you hold your shares through an intermediary, such as a bank or broker, you must register in advance to attend the Special Meeting virtually on the Internet.

To register to attend the Special Meeting online by webcast you must submit proof of your proxy power (legal proxy) reflecting your DHI Group, Inc. holdings along with your name and email address to Computershare. Requests for registration must be labeled as “Legal Proxy” and be received no later than 5:00 p.m., Eastern Time, on July 8, 2022.

You will receive a confirmation of your registration by email after your registration materials are received.

Requests for registration should be directed to us at the following:

By email:

Forward the email from your broker, or attach an image of your legal proxy, to legalproxy@computershare.com

By mail:

Computershare

DHI Group, Inc. Legal Proxy

P.O. Box 43001

Providence, RI 02940-3001

Q:	Why are you holding a virtual meeting instead of a physical meeting?

A:	We made the decision to hold the Special Meeting virtually to provide for greater participation as our stockholders are not centrally located. We believe that hosting a virtual meeting will enable greater stockholder attendance and participation from any location around the world.

Q:	How will I be able to participate in the Special Meeting?

A:

We have designed the virtual Special Meeting to provide substantially the same opportunities to participate as stockholders would have at an in-person meeting. Our virtual Special Meeting will be conducted on the internet via live webcast. Stockholders will be able to attend and participate online and submit questions during the Special Meeting by visiting https://meetnow.global/MX6576C, as further described on page ii above.

The virtual Special Meeting format allows stockholders to communicate with the Company during the Special Meeting so they can ask questions of our management and Board, as appropriate. If you wish to submit a question during the Special Meeting, you may do so by logging into the virtual meeting platform at https://meetnow.global/MX6576C, clicking the Q&A button on your screen and typing your question into the provided text field.

We reserve the right to exclude questions regarding topics that are not pertinent to Special Meeting matters or Company business or are inappropriate. If we receive substantially similar questions, we may group such questions together and provide a single response to avoid repetition. Any questions that are appropriate and pertinent to the Special Meeting will be answered in the live Question and Answer session during the Special Meeting, subject to time constraints. Any such questions that cannot be answered during the Special Meeting due to time constraints will be posted and answered on the Investors section of our website (http://dhigroupinc.com/investors), as soon as practicable after the Special Meeting.

Additional information regarding the ability of stockholders to ask questions during the Special Meeting, related rules of conduct, and other materials for the Special Meeting will be available during the meeting at https://meetnow.global/MX6576C.

Q:	Who should I contact if I encounter technical issues accessing or participating in the Special Meeting?

A:

The virtual meeting platform is fully supported across browsers (MS Edge, Firefox, Chrome and Safari) and devices (desktops, laptops, tablets and cell phones) running the most up-to-date version of applicable software and plugins. Note: Internet Explorer is not a supported browser. Participants should ensure that they have a strong WiFi connection wherever they intend to participate in the meeting. We encourage you to access the meeting prior to the start time. For further assistance should you need it you may call 1-888-724-2416.

Important Notice Regarding the Availability of

Proxy Materials for the Special Meeting of Stockholders

to be Held on Wednesday, July 13, 2022

The Notice of Special Meeting and Proxy Statement are available at dhigroupinc.com/investors/default.aspx. The means to vote is available by Internet at www.investorvote.com/dhx or by calling 1-800-652-VOTE (8683).

Your Vote is Important

Please vote as promptly as possible

by using the Internet or telephone or

by signing, dating and returning the enclosed proxy card.

If you plan to attend the meeting, you must follow the instructions set forth in the Virtual Meeting Instructions section of this Proxy Statement.

Please note that if you hold your shares in “street name” (through a broker or other nominee), you will need to follow the instructions set forth in the Virtual Meeting Instructions section of this Proxy Statement, and may need to demonstrate proof of share ownership, such as a copy of the portion of your voting instruction form showing your name and address, a bank or brokerage firm account statement or a letter from the broker, trustee, bank or nominee holding your shares, confirming ownership.

On the day of the Special Meeting, each stockholder should follow the steps in the Virtual Meeting Instructions section of this Proxy Statement. The meeting will begin promptly at 3:00 p.m., Mountain Time. Recording devices and other electronic devices will not be permitted to be used during the Special Meeting.

PROXY STATEMENT

FOR SPECIAL MEETING OF STOCKHOLDERS

To be Held on Wednesday, July 13, 2022

PROXY STATEMENT SUMMARY

This summary highlights information described in more detail elsewhere in this Proxy Statement. It does not contain all of the information that you should consider, and you should read the entire Proxy Statement carefully before voting. Page references are provided to help you find further information. For ease of reading, in these materials “DHI,” “we,” “us,” or the “Company” refers to DHI Group, Inc., “Board” refers to our Board of Directors, “CEO” refers to our Chief Executive Officer, and “NEOs” refers to our Named Executive Officers.

Special Meeting of Stockholders

Date:       Wednesday, July 13, 2022

Time:       3:00 p.m., Mountain Time

Place:       Virtually at https://meetnow.global/MX6576C

Eligibility to Vote

You may vote if you were a stockholder of record at the close of business on June 13, 2022.

How to Cast Your Vote

If you are eligible to vote, you can vote by:

Internet:	www.investorvote.com/dhx
Telephone:	1-800-652-VOTE (8683) (within USA, US territories and Canada on a touch tone phone)

The deadline for voting via the Internet or telephone is the earlier of (i) the end of the Special Meeting or (ii) 4:00 p.m., Mountain Time, on Wednesday, July 13, 2022.

Mail:	If you received written material, complete, sign and return your Special Meeting proxy card so that it is received by Tuesday, July 22, 2022.

Virtually:	You may vote your shares at the virtual Special Meeting. If you hold your shares through an intermediary, such as a bank or broker, you must register in advance to attend the Special Meeting virtually on the Internet. To register to attend the Special Meeting online by webcast you must submit proof of your proxy power (legal proxy) reflecting your DHI Group, Inc. holdings along with your name and email address to Computershare. Requests for registration must be labeled as “Legal Proxy” and be received no later than 5:00 p.m., Eastern Time, on July 8, 2022, as described under “Virtual Meeting Instructions - How do I register to attend the Special Meeting virtually on the Internet?” on page ii.

If you have any questions or require any assistance with voting your shares, please contact our proxy solicitor, Innisfree M&A Incorporated (“Innisfree”), at:

Innisfree M&A Incorporated

501 Madison Avenue

New York, NY 10022

Stockholders call toll-free: (877) 750-9496

Banks and brokers call collect: (212) 750-5833

Item To Be Voted On (page 8)

	Board Vote Recommendation	Page Reference (for further detail)
1. Approval of DHI Group, Inc. 2022 Omnibus Equity Award Plan	FOR	8

INFORMATION CONCERNING SOLICITATION AND VOTING

This Proxy Statement is furnished to the stockholders of record of DHI Group, Inc., a Delaware corporation, in connection with the solicitation by the Company’s Board of Directors of proxies for the Special Meeting of Stockholders of the Company (the “Special Meeting”) to be held virtually at https://meetnow.global/MX6576C on Wednesday, July 13, 2022, at 3:00 p.m., Mountain Time, and at any adjournments or postponements thereof, for the purpose of considering and acting upon the matters set forth in the accompanying Notice of Special Meeting of Stockholders. In this Proxy Statement, we refer to DHI Group, Inc. as the “Company,” “we” or “us.”

This Proxy Statement and accompanying proxy and voting instructions are first being mailed on or about [●], 2022 to holders of the Company’s Common Stock, par value $0.01 (the “Common Stock”), entitled to vote at the Special Meeting. The presence in person or by proxy of the holders of a majority in voting power of all shares of Common Stock outstanding and entitled to vote at the Special Meeting shall constitute a quorum for the transaction of any business at the Special Meeting. Each owner of record of Common Stock on the record date is entitled to one vote for each share. At the close of business on June 13, 2022, the record date for determining the stockholders entitled to notice of, and to vote at, the Special Meeting, there were [●] shares of Common Stock issued and outstanding, including [●] shares of unvested restricted Common Stock. The shares of Common Stock are publicly traded on the New York Stock Exchange (the “NYSE”) under the symbol “DHX.”

At the Special Meeting, the approval of the DHI Group, Inc. 2022 Omnibus Equity Award Plan (the “2022 Equity Plan”) will require the affirmative vote of a majority in voting power of shares of Common Stock present in person or by proxy and entitled to vote at the Special Meeting.

Broker non-votes and abstentions are included in determining whether a quorum is present. Broker non-votes will have no legal effect on the proposal, and an abstention will have the same legal effect as a vote “AGAINST” the proposal.

A broker non-vote occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power on that item and has not received instructions from the beneficial owner. Under NYSE rules, the proposal is not considered a discretionary item, which means that brokerage firms may not vote in their discretion on this matter on behalf of clients who have not furnished voting instructions.

All shares entitled to vote and represented by properly executed proxies received prior to the Special Meeting, and not revoked, will be voted as instructed on those proxies. If no instructions are indicated, the shares will be voted as recommended by the Board.

Stockholders will have the option to submit their proxies or voting instructions electronically through the Internet, by telephone or by using a traditional proxy card. Stockholders should check their proxy card or voting instructions forwarded by their broker, bank or other holder of record to see which options are available. The deadline for voting via the Internet or by telephone is the earlier of (i) the Special Meeting’s adjournment or (ii) 4:00 p.m., Mountain Time, on Wednesday, July 13, 2022. Stockholders submitting proxies or voting instructions via the Internet should understand that there may be costs associated with electronic access, such as usage charges from Internet access providers and telephone companies that would be borne by the stockholder.

Any stockholder of record may revoke a proxy at any time before it is voted by filing with the Corporate Secretary, at or before the taking of the vote at the Special Meeting, a written notice of revocation or duly executed proxy, in either case dated later than the prior proxy relating to the same shares, or by attending the Special Meeting and voting in person (although attendance at the Special Meeting will not by itself revoke a proxy).

Any written notice of revocation or subsequent proxy should be delivered to DHI Group, Inc., 6465 Greenwood Plaza Blvd., Suite 400, Centennial, CO 80111 Attention: Corporate Secretary, or hand delivered to the Corporate Secretary, before the taking of the vote at the Special Meeting. Alternatively, to revoke a proxy previously submitted via the Internet or by telephone, a stockholder may simply submit a new proxy (including by means of the Internet or by telephone) at a later date before the taking of the vote at the Special Meeting, in which case, the later submitted proxy will be recorded and the earlier proxy will be revoked.

We have retained Innisfree to perform proxy solicitation services for us, involving distributing proxy solicitation materials to stockholders, providing information to stockholders from the materials, and soliciting proxies by mail, courier, telephone, facsimile and e-mail. In connection with its retention, Innisfree has agreed to provide consulting and analytic services upon request. We will pay a fee not to exceed $15,000 to Innisfree, plus out-of-pocket expenses for these services.

If you have any questions or require any assistance with voting your shares, please contact Innisfree at:

Innisfree M&A Incorporated

501 Madison Avenue

New York, NY 10022

Stockholders call toll-free: (888) 750-5834

Banks and brokers call collect: (212) 750-5833

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

AND MANAGEMENT AND RELATED STOCKHOLDER MATTERS

The table below sets forth, as of May 20, 2022, information with respect to the beneficial ownership of our Common Stock by:

•	each of our directors and each of the executive officers named in the Summary Compensation Table under “Executive Compensation”;

•	each person or group who is known to be the beneficial owner of more than 5% of any class or series of our capital stock; and

•	all of our directors and executive officers as a group.

The amounts and percentages of Common Stock beneficially owned are reported on the basis of the regulations of the Commission governing the determination of beneficial ownership of securities. Under these rules, a person is deemed to be a beneficial owner of a security if that person has or shares voting power, which includes the power to vote or to direct the voting of such security, or investment power, which includes the power to dispose of or to direct the disposition of such security. A person is also deemed to be a beneficial owner of any securities of which that person has a right to acquire beneficial ownership within 60 days. Under these rules, more than one person may be deemed to be a beneficial owner of the same securities.

	Shares of Common Stock Beneficially Owned
Name and Address of Beneficial Owners	Outright Ownership	Unvested Restricted Shares	Total Number of Shares	Percentage of Class
5% Stockholders
Archon Capital Management LLC(1)	3,761,247	—	3,761,247	7.7%
Nantahala Capital Management, LLC(2)	3,726,184	—	3,726,184	7.6%
Dimensional Fund Advisors LP(3)	3,715,195	—	3,715,195	7.6%
Renaissance Technologies LLC(4)	2,821,810	—	2,821,810	5.8%

Directors and Named Executive Officers
Art Zeile(6)(7)	1,612,203	793,863	2,406,066	4.9%
Kevin Bostick(6)(8)	87,407	254,035	341,442	*
Chris Henderson(6)(9)	342,414	333,872	676,286	1.4%
Arie Kanosfky(6)(10)	78,255	184,260	262,515	*
Paul Farnsworth(6)(11)	167,474	222,394	389,868	*
Brian “Skip” Schipper(6)	259,230	—	259,230	*
Scipio “Max” Carnecchia(6)	240,007	—	240,007	*
Jim Friedlich(6)	248,230	—	248,230	*
Jennifer Deason(6)	230,230	—	230,230	*
David Windley(6)	123,300	—	123,300	*
Elizabeth Salomon(6)	56,330	—	56,330	*
Kate Swann(6)	48,003	—	48,003	*
All current directors and executive officers as a group (16 persons)	4,230,153	2,350,549	6,535,702	13.3%

*	Less than 1%

(1)	Based solely on a Schedule 13G/A filed with the SEC on February 14, 2022. Archon on behalf of Archon Capital Management LLC, Constantinos Christofilis (collectively, “Archon”) has shared voting and dispositive power over 3,761,247 shares of Common Stock. The business address for Archon is 1100 19th Avenue E, Seattle, WA 98112.
(2)	Based solely on a Schedule 13G/A filed with the SEC on February 14, 2022. Nantahala Capital Management, LLC on behalf of itself, Wilmot B. Harkey and Daniel Mack (collectively, “Nantahala”) has shared voting and dispositive power over 3,726,184 shares of the Common Stock. The business address for Nantahala is 130 Main St 2nd Floor, New Canaan, CT 06840.
(3)	Based solely on a Schedule 13G/A filed with the SEC on February 14, 2022. Dimensional Fund Advisors LP (“Dimensional”) has sole voting and dispositive power over 3,715,195 shares of the Common Stock. The business address for Dimensional is 6300 Bee Cave Road, Austin, TX 78746. Dimensional serves as investment manager or sub-adviser to certain other commingled funds, group trust and separate accounts (“Funds”). All securities reported in Dimensional’s Schedule 13G/A schedule are owned by the Funds. Dimensional disclaims beneficial ownership of such securities.

(4)	Based solely on a Schedule 13G/A filed with the SEC on February 11, 2022. Renaissance Technologies LLC and Reinaissance Technologies Holding Corporation (collectively, “Renaissance”) has sole voting and dispositive power over 2,821,810 shares of Common Stock. The business address for Renaissance is 800 Third Avenue, New York, NY, 10022.
(5)	Based solely on a Schedule 13G filed with the SEC on July 11, 2022. BlackRock, Inc. has sole voting and dispositive power over 768,736 shares of Common Stock. The business address for BlackRock, Inc. is 55 East 52nd Street, New York, NY 10055
(6)	Such person’s business address is c/o DHI Group, Inc., 6465 South Greenwood Plaza, Suite 400, Centennial, Colorado 80111
(7)	The total amount excludes shares underlying 200,000 unvested PSUs. Unvested PSUs of 200,000 were granted on 1/25/2022.
(8)	The total amount excludes shares underlying 60,000 unvested PSUs. Unvested PSUs of 60,000 were granted on 1/25/2022.
(9)	The total amount excludes shares underlying 95,000 unvested PSUs. Unvested PSUs of 95,000 were granted on 1/25/2022.
(10)	The total amount excludes shares underlying 50,000 unvested PSUs. Unvested PSUs of 50,000 were granted on 1/25/2022.
(11)	The total amount excludes shares underlying 50,000 unvested PSUs. Unvested PSUs of 50,000 were granted on 1/25/2022.

Securities Authorized for Issuance under Equity Compensation Plans

The following table sets forth information required by this item as of December 31, 2021 regarding compensation plans under which the Company’s equity securities are authorized for issuance:

	(a)		(b)	(c)
	Number of Securities to be Issued upon Exercise of Outstanding Options, Warrants and Rights		Weighted- Average Exercise Price of Outstanding Options, Warrants and Rights ($)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a))
Plan Category
Equity compensation plans approved by security holders(1)	1,593,775	(2)	$—	4,131,640
Equity compensation plans not approved by security holders	—		n/a	n/a
Total	1,593,775		$—	4,131,640

(1)	Includes the DHI Group, Inc. 2012 Omnibus Equity Award Plan, as amended and restated on March 11, 2020 (the “2012 Equity Plan”) and, for column (c), the Company’s Employee Stock Purchase Plan.
(2)	Represents performance-based restricted stock units (shown at the actual performance level) granted under the 2012 Equity Plan.

ITEM TO BE VOTED ON

Proposal: Approval of the DHI Group, Inc. 2022 Omnibus Equity Award Plan

At the Special Meeting, shareholders will be asked to approve the DHI Group, Inc. 2022 Omnibus Equity Award Plan (the “2022 Equity Plan”), which was approved by the Board on May 13, 2022, subject to shareholder approval at the Special Meeting. The Board was advised by Compensia, our compensation consultant, in connection with its approval of the 2022 Equity Plan. If the Company’s shareholders approve the 2022 Equity Plan at the Special Meeting, the 2022 Equity Plan will become effective on July 13, 2022 (referred to in this proxy statement as the “Plan Effective Date”). The full text of the 2022 Equity Plan is attached to this proxy statement as Appendix B.

The terms of the 2022 Equity Plan generally mirror the terms of the DHI Group, Inc. 2012 Omnibus Equity Award Plan, as amended on April 28, 2017 and on March 11, 2020 (the “2012 Equity Plan”), except that the 2022 Equity Plan shall expire on July 13, 2032, the date that is the tenth anniversary of Plan Effective Date (referred to in this proxy statement as the “Plan Expiration Date”). No awards may be granted under the 2022 Equity Plan after the Plan Expiration Date. However, awards outstanding under the 2022 Equity Plan as of the Plan Expiration Date will continue to be governed by the 2022 Equity Plan and the agreements under which such awards were granted.

The 2012 Equity Plan expired by its terms on April 20, 2022. We are asking our stockholders to approve the 2022 Equity Plan so that the Company will be able to continue to provide equity-based incentive compensation to our employees and other service providers, including our non-employee directors. The proposed share reserve under the proposed 2022 Equity Plan is equal to the number of shares of Common Stock that were remaining available for issuance under the 2012 Equity Plan immediately prior to its expiration. No additional shares are being added as part of the initial share reserve under the 2022 Equity Plan at this time. When the 2012 Equity Plan was last amended in 2020, we estimated that the number of shares of Common Stock available for issuance would be sufficient for future compensation purposes through 2023. Consistent with that estimate, at our 2023 Annual Meeting we may need to request stockholder approval of additional shares of Common Stock for future grants. If the stockholders do not approve this proposal, the 2022 Equity Plan will not become effective and we will not be able to grant equity-based incentive compensation to our employees and other service providers, including our non-employee members of the Board.

Equity awards have been historically and, we believe, will continue to be an integral component of our overall compensation program for our employees and directors. Approval of the 2022 Equity Plan will allow us, in the short term, to continue to grant equity awards at levels we determine to be appropriate in order to attract new employees, consultants and directors, retain our existing employees and to provide incentives for such persons to exert maximum efforts for our success and ultimately increase stockholder value. However, should the 2022 Equity Plan not be approved, in order to remain competitive in hiring and retaining high quality employees, it may become necessary to replace equity awards with cash components of compensation. We do not believe increasing cash compensation to make up for any shortfall in equity compensation would be practical or advisable because we believe that a combination of equity awards and cash compensation provide a more effective compensation strategy than cash alone for attracting, retaining and motivating our employees long-term and aligning employees’ and stockholders’ interests. In addition, any significant increase in cash compensation in lieu of equity awards could substantially increase our operating expenses and increase the negative cash flow from our operations, which could adversely affect our business results and could adversely affect our business strategy.

As of April 20, 2022, the Company had 2,059,877 shares of Common Stock remaining available for issuance with respect to future grants under the 2012 Equity Plan. As of such date, there were 2,990,240 unvested shares of restricted stock, 2,125,049 unvested performance-based restricted stock units, and no stock options or SARs outstanding under the 2012 Equity Plan. As of [●], 2022, the closing price of our Common Stock was $[●] per share.

Summary of Sound Governance Features of the 2022 Equity Plan

The Board and the Compensation Committee believe the 2022 Equity Plan contains several features that are consistent with the interests of our stockholders and sound corporate governance practices, including the following:

•	No “evergreen” provision. The number of shares of Common Stock available for issuance under the 2022 Equity Plan is fixed and will not adjust based upon the number of shares of Common Stock outstanding.

•	Stock option exercise prices and SAR grant prices may not be lower than the fair market value on the date of grant. The 2022 Equity Plan prohibits granting stock options and SARs with exercise prices or grant prices, as applicable, lower than the fair market value of a share of Common Stock on the date of grant, except in connection with the issuance or assumption of awards in connection with certain mergers, consolidations, acquisitions of property or stock or reorganizations.

•	No repricing or exchange without stockholder approval. The 2022 Equity Plan prohibits the repricing of outstanding stock options or SARs without stockholder approval, except in connection with certain corporate transactions involving the Company.

•	“Clawback” provisions. The 2022 Equity Plan contains “clawback” provisions, which permit the Compensation Committee to provide in an award agreement, that if a participant is determined by the Compensation Committee to have violated a non-compete, non-solicit, non-disclosure or other agreement or otherwise engaged in activity that is in conflict with or adverse to the interests of the Company, all rights of the participant under the plan and any agreements evidencing an award then held by the participant will terminate and be forfeited and the Compensation Committee may require the participant to surrender and return to the Company any shares received and/or to repay any profits or any other economic value made or realized.

Summary of the 2022 Equity Plan Features

The following is a summary of the material terms and conditions of the 2022 Equity Plan assuming that such plan is approved by stockholders at the Special Meeting. This summary is qualified in its entirety by reference to the 2022 Equity Plan, attached as Appendix B to this proxy statement. You are encouraged to read the 2022 Equity Plan in its entirety.

Administration. The Compensation Committee (or subcommittee thereof, if necessary for Section 162(m) of the Code) administers the 2022 Equity Plan. The Compensation Committee has the authority to determine the terms and conditions of any agreements evidencing any awards granted under the 2022 Equity Plan and to adopt, alter and repeal rules, guidelines and practices relating to the 2022 Equity Plan. The Compensation Committee has full discretion to administer and interpret the 2022 Equity Plan and to adopt such rules, regulations and procedures as it deems necessary or advisable and to determine, among other things, the time or times at which the awards may be exercised and whether and under what circumstances an award may be exercised.

Eligibility. Any current or prospective employees, directors, officers, consultants or advisors of the Company or its affiliates who are selected by the Compensation Committee will be eligible for awards under the 2022 Equity Plan. The Compensation Committee has the sole and complete authority to determine who will be granted an award under the 2022 Equity Plan. As of June 1, 2022, we had approximately [494] employees and officers eligible to participate in the 2022 Equity Plan, as well as [7] non-employee directors.

Number of Shares Authorized. The 2022 Equity Plan provides for an aggregate of 2,059,877 shares of our Common Stock (which equals the number of shares of our Common Stock that remained available for grants of new awards under the 2012 Omnibus Equity Award Plan (the “Prior Plan”) as of April 20, 2022, immediately prior to its expiration), plus any shares that become available after that date upon cancellation or expiration of awards granted under the Prior Plan to the extent not exercised or settled. The following sub-limits also apply under the 2022 Equity Plan: (i) no more than 3,000,000 shares of our Common Stock may be issued with respect to incentive stock options under the 2022 Equity Plan; (ii) no participant may be granted awards of options and stock appreciation rights with respect to more than 2,000,000 shares of our Common Stock in any 12-month period; (iii) no more than 1,000,000 shares of our Common Stock may be granted under the 2022 Equity Plan to any participant during a performance period (or with respect to each year if the performance period is more than one year); (iv) the maximum amount payable for an individual employee or officer under the 2022 Equity Plan for any single year during a performance period is $5,000,000 (with respect to each year if the performance period is more than one year); (v) the maximum amount payable for a non-employee director under the 2022 Equity Plan for any single fiscal year in respect of performance for such year is $750,000; (vi) shares of our Common Stock subject to awards will be generally unavailable for future grant; and (vii) if any award granted under the 2022 Equity Plan expires, terminates, is canceled or forfeited without being settled or exercised, or if a stock appreciation right is settled in cash or otherwise without the issuance of shares, shares of our Common Stock subject to such award will again be made available for future grant. In addition, if any shares are surrendered or tendered to pay the exercise price of an award or to satisfy withholding taxes owed, such shares will again be available for grant under the 2022 Equity Plan; provided, in no event shall such shares increase the number of shares of our Common Stock that may be delivered pursuant to incentive stock options granted under the 2022 Equity Plan. If there is any change in our corporate capitalization, the Compensation Committee in its sole discretion may make substitutions or adjustments to the number of shares reserved for issuance under the 2022 Equity Plan, the number of shares covered by awards then outstanding under the 2022 Equity Plan, the limitations on awards under the 2022 Equity Plan, the exercise price of outstanding options and such other equitable substitution or adjustments as it may determine appropriate.

Change in Capitalization. If there is a change in the Company’s corporate capitalization in the event of a stock or extraordinary cash dividend, recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, split-off, spin-off, combination, repurchase or exchange of shares of our Common Stock or other relevant change in capitalization or applicable law or circumstances, such that the Compensation Committee determines that an adjustment is necessary or appropriate, then the Compensation Committee can make adjustments in a manner that it deems equitable.

Awards Available for Grant. The Compensation Committee may grant awards of non-qualified stock options, incentive (qualified) stock options, SARs, restricted stock awards, restricted stock units, other stock-based awards, performance compensation awards (including cash bonus awards), other cash-based awards or any combination of the foregoing. Awards may be granted under the 2022 Equity Plan in assumption of, or in substitution for, outstanding awards previously granted by an entity acquired by the Company or with which the Company combines (which are referred to herein as Substitute Awards).

Stock Options. The Compensation Committee will be authorized to grant options to purchase shares of our Common Stock that are either “qualified,” meaning they are intended to satisfy the requirements of Section 422 of the Code for incentive stock options, or “non-qualified,” meaning they are not intended to satisfy the requirements of Section 422 of the Code. All options granted under the 2022 Equity Plan will be non-qualified unless the applicable award agreement expressly states that the option is intended to be an “incentive stock option.” Options granted under the 2022 Equity Plan will be subject to the terms and conditions established by the Compensation Committee. Unless otherwise provided by the Compensation Committee in an award agreement, an option will vest and become exercisable with respect to 25% of the shares of our Common Stock subject to such option on the first anniversary of the vesting commencement date and with respect to an additional 6.25% on the last day of each three-month period following thereafter. Further, unless otherwise provided by the Compensation Committee in an award agreement, the unvested portion of an option expires upon termination of employment or service of the participant granted the option with the Company and its affiliates, and the vested portion of such option will remain exercisable for (i) one year following termination of employment or service with the Company and its affiliates by reason of such participant’s death or disability, but not later than the expiration of the option period, or (ii) 90 days following termination of employment or service with the Company and its affiliates for any reason other than such participant’s death or disability, and other than such participant’s termination of employment or service with the Company and its affiliates for cause, but not later than the expiration of the option period, and both the unvested and the vested portion of an option will expire upon the termination of the participant’s employment or service with the Company and its affiliates by the Company for cause. Under the terms of the 2022 Equity Plan, the exercise price of the options may not be less than the fair market value of our Common Stock at the time of grant (except with respect to substitute awards). Options granted under the 2022 Equity Plan will be subject to such terms, including the exercise price and the conditions and timing of exercise, as may be determined by the Compensation Committee and specified in the applicable award agreement.

The maximum term of an option granted under the 2022 Equity Plan is ten years from the date of grant (or five years in the case of a qualified option granted to a 10% stockholder), provided, that, if the term of a non-qualified option would expire at a time when trading in the shares of our Common Stock is prohibited by the Company’s insider trading policy, the option’s term is automatically extended until the 30th day following the expiration of such prohibition. Payment in respect of the exercise of an option may be made in cash, by check, by cash equivalent and/or shares of our Common Stock valued at the fair market value at the time the option is exercised (provided that such shares are not subject to any pledge or other security interest), or by such other method as the Compensation Committee permits in its sole discretion, including: (i) in other property having a fair market value equal to the exercise price and all applicable required withholding taxes, (ii) if there is a public market for the shares of our Common Stock at such time, by means of a broker-assisted cashless exercise mechanism or (iii) by means of a “net exercise” procedure effected by withholding the minimum number of shares otherwise deliverable in respect of an option that are needed to pay the exercise price and all applicable required withholding taxes. The Compensation Committee may, in its sole discretion, at any time buy out for a payment in cash, or the delivery of shares of our Common Stock, or other property, an option previously granted to a participant.

Stock Appreciation Rights. The Compensation Committee will be authorized to award SARs under the 2022 Equity Plan. SARs will be subject to the terms and conditions established by the Compensation Committee. A SAR is a contractual right that allows a participant to receive, either in the form of cash, shares or any combination of cash and shares, the appreciation, if any, in the value of a share over a certain period of time. An option granted under the 2022 Equity Plan may include SARs and SARs may also be awarded to a participant independent of the grant of an option. SARs granted in connection with an option are subject to terms similar to the option corresponding to such SARs, including with respect to vesting and expiration. Unless otherwise specified by the Compensation Committee in an award agreement, a SAR award is subject to the same default vesting provisions as described above under “Stock Options.” Except as otherwise provided by the Compensation Committee (in the case of substitute awards or SARs granted in tandem with previously granted options), the strike price per share of our Common Stock for each SAR may not be less than 100% of the fair market value of such share, determined as of the date of grant. A SAR granted independent of an option has a maximum term of ten years from the date of grant. The remaining terms of the SARs will be established by the Compensation Committee and reflected in the award agreement.

Restricted Stock and Restricted Stock Unit Awards. The Compensation Committee will be authorized to grant restricted stock under the 2022 Equity Plan. Awards of restricted stock will be subject to the terms and conditions established by the Compensation Committee. Restricted stock is Common Stock that generally is non-transferable and is subject to other restrictions determined by the Compensation Committee for a specified period.

The Compensation Committee will be authorized to award restricted stock unit awards. Restricted stock unit awards will be subject to the terms and conditions established by the Compensation Committee. Unless the Compensation Committee determines otherwise, or specifies otherwise in an award agreement, if the participant terminates employment or services during the period of time over which all or a portion of the units are to be earned, then any unvested units will be forfeited. At the election of the Compensation Committee, the participant will receive a number of shares of Common Stock equal to the number of units earned or an amount in cash equal to the fair market value of that number of shares at the expiration of the period over which the units are to be earned or at a later date selected by the Compensation Committee, less an amount equal to any taxes required to be withheld. To the extent provided in an award agreement, the holder of outstanding restricted stock units shall be entitled to be credited with dividend equivalent payments upon the payment by the Company of dividends on shares of our Common Stock, either in cash or (at the sole discretion of the Compensation Committee) in shares of our Common Stock having a fair market value equal to the amount of such dividends, and interest may, at the sole discretion of the Compensation Committee, be credited on the amount of cash dividend equivalents at a rate and subject to such terms as determined by the Compensation Committee, which accumulated dividend equivalents (and interest thereon, if applicable) shall be payable at the same time as the underlying restricted stock units are settled.

Unless otherwise provided by the Compensation Committee in an award agreement, the restricted period applicable to any restricted stock or restricted stock unit award will lapse with respect to 25% of the award on the first anniversary of the vesting commencement date and with respect to an additional 6.25% on the last day of each three-month period thereafter.

Further, unless otherwise provided by the Compensation Committee in an award agreement, the unvested portion of restricted stock and restricted stock unit awards will terminate and be forfeited upon termination of employment or service of the participant granted the applicable award. The Committee may in its sole discretion accelerate the lapse of any or all of the restrictions on the restricted stock and restricted stock units which acceleration shall not affect any other terms and conditions of such awards.

Other Stock-Based Awards. The Compensation Committee will be authorized to grant awards of unrestricted shares of our Common Stock, rights to receive grants of awards at a future date, or other awards denominated in shares of our Common Stock under such terms and conditions as the Compensation Committee may determine and as set forth in the applicable award agreement.

Performance Compensation Awards. The Compensation Committee may grant any award under the 2022 Equity Plan in the form of a “Performance Compensation Award” by conditioning the number of shares earned or vested under the award on the satisfaction of certain “Performance Goals.” The Compensation Committee may establish these Performance Goals with reference to one or more of the following:

•	net earnings or net income (before or after taxes);
•	basic or diluted earnings per share (before or after taxes);
•	net revenue or net revenue growth;
•	gross revenue or gross revenue growth, gross profit or gross profit growth; net operating profit (before or after taxes);
•	return measures (including, but not limited to, return on investment, assets, capital, gross revenue or gross revenue growth, invested capital, equity or sales);
•	cash flow measures (including, but not limited to, operating cash flow, free cash flow and cash flow return on capital), which may but are not required to be measured on a per-share basis;

•	earnings before or after taxes, interest, depreciation, and amortization (including EBIT and EBITDA);
•	gross or net operating margins;
•	productivity ratios;
•	share price (including, but not limited to, growth measures and total stockholder return; expense targets or cost reduction goals, general and administrative expense savings; and operating efficiency);
•	objective measures of customer satisfaction;
•	working capital targets;
•	measures of economic value added or other “value creation” metrics;
•	inventory control;
•	enterprise value;
•	sales;
•	stockholder return;
•	client retention;
•	competitive market metrics;
•	employee retention;
•	timely completion of new product rollouts;
•	timely launch of new facilities;
•	objective measures of personal targets, goals or completion of projects (including but not limited to succession and hiring projects, completion of specific acquisitions, reorganizations or other corporate transactions or capital-raising transactions, expansions of specific business operations and meeting divisional or project budgets);
•	system-wide revenues;
•	royalty income;
•	cost of capital, debt leverage year-end cash position or book value;
•	strategic objectives, development of new product lines and related revenue, sales and margin targets, or international operations; or
•	any combination of the foregoing.

Any of the above Performance Goal elements can be stated as a percentage of another Performance Goal or used on an absolute, relative or adjusted basis to measure the performance of the Company and/or its affiliates or any divisions, operation, or business units, product lines, brands, business segment, administrative departments or combination thereof, as the Compensation Committee deems appropriate. Performance Goals may be compared to the performance of a group of comparator companies or a published or special index that the Compensation Committee deems appropriate or, stock market indices. The Compensation Committee also may provide for accelerated vesting of any award based on the achievement of Performance Goals. Any award that is intended to qualify as “performance-based compensation” under Section 162(m) of the Code will be granted, and Performance Goals for such an award will be established, by the Compensation Committee in writing not later than 90 days after the commencement of the performance period to which the Performance Goals relate, or such other period required under Section 162(m) of the Code; provided that the outcome is substantially uncertain at the time the Compensation Committee establishes the Performance Goal; and provided further that in no event is a Performance Goal considered to be pre-established if it is established after 25% of the performance period (as scheduled in good faith at the time the Performance Goal is established) has elapsed. Before any payment is made in connection with any award intended to qualify as performance-based compensation under Section 162(m) of the Code, the Compensation Committee must certify in writing that the Performance Goals established with respect to such award have been achieved. In determining the actual amount of an individual participant’s Performance Compensation Award for a performance period, the Compensation Committee may reduce or eliminate the amount of the Performance Compensation Award earned through the use of negative discretion consistent with Section 162(m) of the Code, if, in its sole judgment, such reduction or elimination is appropriate.

The Compensation Committee may also specify adjustments or modifications (to the extent it would not result in adverse results under Section 162(m) of the Code) to be made to the calculation of a Performance Goal for such performance period, based on and in order to appropriately reflect the following events: (i) asset write-downs; (ii) litigation or claim judgments or settlements; (iii) the effect of changes in tax laws, accounting principles, or other laws or regulatory rules affecting reported results; (iv) any reorganization and restructuring programs; (v) extraordinary nonrecurring items and/or in management’s discussion and analysis of financial condition and results of operations appearing in the Company’s annual report to stockholders for the applicable year; (vi) acquisitions or divestitures; (vii) any other specific, unusual or nonrecurring events, or objectively determinable category thereof; (viii) foreign exchange gains and losses; (ix) discontinued operations and nonrecurring charges; and (x) a change in the Company’s fiscal year.

Unless otherwise provided in the applicable award agreement, a participant will be eligible to receive payment in respect of a performance compensation award only to the extent that (I) the Performance Goals for such period are achieved; and (II) all or some of the portion of such participant’s performance compensation award has been earned for the performance period based on the application of the “Performance Formula” (as defined in the 2022 Equity Plan) to such Performance Goals.

Effect of a Change in Control. Unless otherwise provided in an award agreement, or any applicable employment, consulting, change in control, severance or other agreement between a participant and the Company, in the event of a change of control, if a participant’s employment or service is terminated by the Company other than for cause (and other than due to death or disability) within the 12-month period following a change in control, then (i) all then-outstanding options and SARs will become immediately exercisable as of such participant’s date of termination with respect to all of the shares subject to such option or SAR; (ii) the restricted period shall expire as of such participant’s date of termination with respect to all of the then-outstanding shares of restricted stock or restricted stock units (including without limitation a waiver of any applicable Performance Goals); and (iii) awards previously deferred will be settled in full as soon as practicable following such participant’s date of termination. All incomplete performance periods in effect on the date the change in control occurs will end on such date, and the Compensation Committee may (i) determine the extent to which Performance Goals with respect to each such performance period have been met based upon such audited or unaudited financial information or other information then available as it deems relevant and (ii) cause the participant to receive partial or full payment of Awards for each such performance period based upon the Compensation Committee’s determination of the degree of attainment of Performance Goals, or assuming that the applicable “target” levels of performance have been attained or on such other basis determined by the Compensation Committee. In addition, the Compensation Committee may in its discretion and upon at least five days’ notice to the affected persons, cancel any outstanding award and pay the holders, in cash, securities or other property (including of the acquiring or successor company), or any combination thereof, the value of such awards based upon the price per share of the Company’s Common Stock received or to be received by other stockholders of the Company in the event. Notwithstanding the above, the Compensation Committee shall exercise such discretion over any award subject to Section 409A of the Code at the time such award is granted.

Nontransferability. Each award may be exercised during the participant’s lifetime by the participant or, if permissible under applicable law, by the participant’s guardian or legal representative. No Award may be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by a participant other than by will or by the laws of descent and distribution unless the Compensation Committee permits the award to be transferred to a permitted transferee (as defined in the 2022 Equity Plan).

Amendment. The 2022 Equity Plan has a term of ten years. The expiration date of the Plan shall be July 13, 2032 (the tenth anniversary of Plan Effective Date). The Board may amend, suspend or terminate the 2022 Equity Plan at any time; however, stockholder approval to amend the 2022 Equity Plan may be necessary if the law or NYSE rules so require. No amendment, suspension or termination will impair the rights of any participant or recipient of any award without the consent of the participant or recipient.

The Compensation Committee may, to the extent consistent with the terms of any applicable award agreement, waive any conditions or rights under, amend any terms of, or alter, suspend, discontinue, cancel or terminate, any award theretofore granted or the associated award agreement, prospectively or retroactively; provided that any such waiver, amendment, alteration, suspension, discontinuance, cancellation or termination that would materially and adversely affect the rights of any participant or any holder or beneficiary of any option theretofore granted shall not to that extent be effective without the consent of the affected participant, holder or beneficiary; and provided further that, without stockholder approval, (i) no amendment or modification may reduce the option price of any option or the strike price of any SAR, (ii) the Compensation Committee may not cancel any outstanding option and replace it with a new option (with a lower option price) or cancel any SAR and replace it with a new SAR (with a lower strike price), and (iii) no option or SAR may be exchanged for cash or another award. However, stockholder approval is not required with respect to clauses (i), (ii), and (iii) above for any action specifically permitted by Section 12 (Changes in Capital Structure and Similar Events) of the 2022 Equity Plan. In addition, none of the requirements described in the preceding clauses (i), (ii), and (iii) can be amended without the approval of our stockholders.

U.S. Federal Income Tax Consequences

The following is a general summary of the material U.S. federal income tax consequences of the grant and exercise and vesting of awards under the 2022 Equity Plan and the disposition of shares acquired pursuant to the exercise or settlement of such awards and is intended to reflect the current provisions of the Code and the regulations thereunder. This summary is not intended to be a complete statement of applicable law, nor does it address foreign, state, local and payroll tax considerations. Moreover, the U.S. federal income tax consequences to any particular participant may differ from those described herein by reason of, among other things, the particular circumstances of such participant.

Stock Options. The Code requires that, for treatment of an option as an incentive stock option, shares of our Common Stock acquired through the exercise of an incentive stock option cannot be disposed of before the later of (i) two years from the date of grant of the option, or (ii) one year from the date of exercise. Holders of incentive stock options will generally incur no federal income tax liability at the time of grant or upon exercise of those options. However, the spread at exercise will be an “item of tax preference,” which may give rise to “alternative minimum tax” liability for the taxable year in which the exercise occurs. If the holder does not dispose of the shares before two years following the date of grant and one year following the date of exercise, the difference between the exercise price and the amount realized upon disposition of the shares will constitute long-term capital gain or loss, as the case may be. Assuming both holding periods are satisfied, no deduction will be allowed to us for federal income tax purposes in connection with the grant or exercise of the incentive stock option. If, within two years following the date of grant or within one year following the date of exercise, the holder of shares acquired through the exercise of an incentive stock option disposes of those shares, the participant will generally realize taxable compensation at the time of such disposition equal to the difference between the exercise price and the lesser of the fair market value of the share on the date of exercise or the amount realized on the subsequent disposition of the shares, and that amount will generally be deductible by us for federal income tax purposes, subject to the possible limitations on deductibility under Sections 280G and 162(m) of the Code for compensation paid to executives designated in those Sections. Finally, if an incentive stock option becomes first exercisable in any one year for shares having an aggregate value in excess of $100,000 (based on the grant date value), the portion of the incentive stock option in respect of those excess shares will be treated as a non-qualified stock option for federal income tax purposes. No income will be realized by a participant upon grant of an option that does not qualify as an incentive stock option (“a non-qualified stock option”). Upon the exercise of a non-qualified stock option, the participant will recognize ordinary compensation income in an amount equal to the excess, if any, of the fair market value of the underlying exercised shares over the option exercise price paid at the time of exercise and the participant’s tax basis will equal the sum of the compensation income recognized and the exercise price. The Company will be able to deduct this same amount for U.S. federal income tax purposes, but such deduction may be limited under Sections 280G and 162(m) of the Code for compensation paid to certain executives designated in those Sections. In the event of a sale of shares received upon the exercise of a non-qualified stock option, any appreciation or depreciation after the exercise date generally will be taxed as capital gain or loss and will be long-term gain or loss if the holding period for such shares is more than one year.

SARs. No income will be realized by a participant upon grant of a SAR. Upon the exercise of a SAR, the participant will recognize ordinary compensation income in an amount equal to the fair market value of the payment received in respect of the SAR. The Company will be able to deduct this same amount for U.S. federal income tax purposes, but such deduction may be limited under Sections 280G and 162(m) of the Code for compensation paid to certain executives designated in those Sections.

Restricted Stock. A participant will not be subject to tax upon the grant of an award of restricted stock unless the participant otherwise elects to be taxed at the time of grant pursuant to Section 83(b) of the Code. On the date an award of restricted stock becomes transferable or is no longer subject to a substantial risk of forfeiture, the participant will have taxable compensation equal to the difference between the fair market value of the shares on that date over the amount the participant paid for such shares, if any, unless the participant made an election under Section 83(b) of the Code to be taxed at the time of grant. If the participant made an election under Section 83(b), the participant will have taxable compensation at the time of grant equal to the difference between the fair market value of the shares on the date of grant over the amount the participant paid for such shares, if any. If the election is made, the participant will not be allowed a deduction for amounts subsequently required to be returned to the Company. (Special rules apply to the receipt and disposition of restricted shares received by officers and directors who are subject to Section 16(b) of the Securities Exchange Act of 1934, as amended). The Company will be able to deduct, at the same time as it is recognized by the participant, the amount of taxable compensation to the participant for U.S. federal income tax purposes, but such deduction may be limited under Sections 280G and 162(m) of the Code for compensation paid to certain executives designated in those Sections.

Restricted Stock Units. A participant will not be subject to tax upon the grant of a restricted stock unit award. Rather, upon the delivery of shares or cash pursuant to a restricted stock unit award, the participant will have taxable compensation equal to the fair market value of the number of shares (or the amount of cash) the participant actually receives with respect to the award.

The Company will be able to deduct the amount of taxable compensation to the participant for U.S. federal income tax purposes, but the deduction may be limited under Sections 280G and 162(m) of the Code for compensation paid to certain executives designated in those Sections.

Section 162(m). The Tax Cuts and Jobs Act of 2017 (“Tax Act”) generally eliminated the ability to deduct compensation qualifying for the “performance-based compensation” exception under Code Section 162(m) for tax years commencing after December 31, 2017. Code Section 162(m) imposes a $1 million limit on the amount that a public company may deduct for compensation paid to “covered employees” (as determined under Code Section 162(m)).

New Plan Benefits

Awards under the 2022 Equity Plan will be granted in the discretion of the Compensation Committee (or subcommittee, if necessary for compliance with Section 162(m) of the Internal Revenue Code). As such, it is not possible at this time to determine the type, number, recipients or other terms of awards to be granted in the future.

Non-Employee Directors. The 2022 Equity Plan authorizes the grant of equity-based awards to non-employee directors pursuant to our director compensation program as in effect from time to time, as described under the heading “Compensation of Directors.” The table below sets forth the aggregate grant date fair value of annual equity-based awards that all non-employee directors as a group are expected to receive in fiscal 2022 pursuant to the 2022 Equity Plan, if the Company’s shareholders approve the 2022 Equity Plan at the Special Meeting of the shareholders.

Name and Position	Dollar Value	Number of Shares
All current non-executive officer directors as a group(1)	(1)	128,331
(1)	The number of shares of restricted stock to be granted to non-executive directors is equal to the number of shares of restricted stock that were granted on April 21, 2022, but were rescinded due to the fact the 2012 Equity Plan had expired, which had a value of $110,000 per non-executive director as of April 21, 2022.

Vote Required

Under relevant NYSE Rules relating to approval of equity compensation plans, the affirmative vote of a majority of the votes cast (being a majority in voting power of shares of Common Stock present in person or by proxy and entitled to vote at the Special Meeting) is required to approve the 2022 Equity Plan.

THE BOARD RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE DHI GROUP, INC. 2022 OMNIBUS EQUITY AWARD PLAN.

COMPENSATION DISCUSSION AND ANALYSIS

Compensation Discussion and Analysis

This Compensation Discussion and Analysis describes the material elements of our executive compensation programs and policies and discusses the principles and objectives of our decisions with respect to 2021 compensation for our named executive officers (“NEOs”).

In fiscal year 2021, our NEOs were:

Name	Title
Art Zeile	President & Chief Executive Officer
Kevin Bostick	Chief Financial Officer
Chris Henderson	Chief Operating Officer
Arie Kanofsky	Chief Revenue Officer
Paul Farnsworth	Chief Technology Officer

NOTE REGARDING THE USE OF NON-GAAP FINANCIAL MEASURES

This Compensation Discussion and Analysis contains the use of adjusted earnings before interest, taxes, depreciation, amortization, non-cash stock-based compensation expense, severance and retention costs, income or loss from discontinued operations, and other income or expense (“Adjusted EBITDA”) and Adjusted EBITDA margin. These financial measures are not prepared in accordance with, nor are they an alternative for, generally accepted accounting principles in the United States (“U.S. GAAP”) and may be different from similarly titled non-GAAP measures reported by other companies. The Company believes that its presentation of non-GAAP measures provides useful information to management and investors regarding certain financial and business trends relating to its financial condition and results of operations. In addition, the Company’s management uses these measures for reviewing the financial results of the Company and for budgeting and planning purposes. The Company has provided the required reconciliations to the most comparable U.S. GAAP measures and other required information regarding these measures on pages 46-48 of the Company’s Annual Report on Form 10-K for the year ended December 31, 2021, filed with the SEC on February 11, 2022. See also Appendix A - Information Regarding Non-GAAP Financial Measures.

Executive Summary of Our 2021 Executive Compensation Program

Our executive compensation program is administered by our Compensation Committee, which consists of three independent directors. The Compensation Committee is advised by an independent compensation consultant, as described more fully below. Our primary objectives with respect to executive compensation are to:

•	mitigate risk and align the interests of our executive officers with the creation of value for our stockholders;

•	provide competitive compensation to attract, retain, motivate and reward highly qualified executive officers;
•	create a pay-for-performance culture such that a significant portion of each executive officer’s compensation is contingent on individual and Company performance; and
•	ensure a reasonable overall cost of our executive compensation program.

The three primary elements of our 2021 executive compensation program are: (1) base salary, (2) annual performance-based cash bonus and (3) long-term equity incentives.

With respect to equity compensation, in 2021 our NEOs, excluding the CEO, received grants with a mix of 50% performance-based restricted stock units (“PSUs”) and 50% restricted stock. Our CEO received grants of two-thirds PSUs and one-third restricted stock. We believe this combination of PSUs and restricted stock will further align the interests of our executive officers with our stockholders, as well as increase executive retention and motivation.

Business Summary

DHI's primary goals for 2021 were to further establish its brands as leaders in the marketplace and to deliver innovative services to help employers attract technology professionals in a challenging recruiting market and to help technologists advance their careers. DHI’s investments in sales and marketing supported by a dramatically improved Dice product, drove growth in bookings and revenue while ClearanceJobs continued delivery of features that enhanced its status as the leading career marketplace for cleared professionals. Additionally, as the pandemic continued, there was no breakdown in workforce productivity and employees became further engaged in the organization. Key results include:

•	Established Dice and ClearanceJobs as the preferred career specialists: ClearanceJobs and Dice advanced career marketplace capabilities in 2021 with a number of products which made for greater connectivity between recruiters and candidates and improved the recruiter workflow process to create more efficiency.
•	Best-in-class sales & marketing engine: DHI focused its sales force on refining recently implemented sales processes, methodologies, and forecasting to drive improvements to better address market opportunities and clients' needs. The Company increased its focus on customer success to drive renewal rates with existing customers and implemented an auto-renewal policy which resulted in uninterrupted access to its services for clients. Additionally, Dice launched a brand awareness campaign for the first time in years, delivering over 190 million impressions.
•	Return to growth: ClearanceJobs, which began selling directly to the federal government in 2020, continued the momentum by establishing over $1 million in annual recurring revenue from government contracts in 2021. All sales units of Dice strengthened bookings targets.

The following table illustrates the Company’s Revenue, net loss, and Adjusted EBITDA performance during the year ended December 31, 2021 relative to the same period of 2020. Revenues in 2021 increased 8% year over year primarily driven by the product and sales and marketing improvements noted above while revenues for the quarter ended December 31, 2021 increased 25%. Net loss was $29.7 million, a negative margin of 25%, for the year ended December 31, 2021 while net loss for the year ended December 31, 2020 was $30.0 million, a negative margin of 27%. Net loss for the 2021 period was driven by a $29.3 million loss from discontinued operations, net of tax, while the net loss for the 2020 period was driven by impairments of goodwill, intangible assets, and an equity investment of $36.0 million, net of tax. The company increased its investments in both product development and sales and marketing during the 2021 period while Adjusted EBITDA for the 2021 period was $26.2 million, a margin of 22%, representing an increase of 16% from the 2020 period.

	2021	2020	Change %
	($ in thousands)
Revenues	$119,903	$111,167	8%
Net loss	$(29,742)	$(30,015)	(1)%
Net loss margin	(25)%	(27)%

Adjusted EBITDA	$26,162	$22,634	16%
Adjusted EBITDA Margin	22%	20%

Compensation and Corporate Governance Philosophy

Our compensation philosophy and practices are integral to our objective of being an employer of choice, with competitive pay and benefits. We operate with a pay-for-performance philosophy. Because senior executives have the ability to directly influence our overall performance, a significant portion of their target compensation is variable at-risk pay tied to financial performance, corporate objectives and stock price performance in the form of annual cash and long-term equity incentive awards.

We aim to establish compensation plans that align the performance of our executive officers with our business plan and strategic objectives and promote the interests of stockholders by focusing management on achieving strong short-term (annual) performance in a manner that supports and ensures our long-term success and profitability.

Finally, it is a key objective to ensure that compensation provided to executive officers remains reasonable and responsible, yet competitive, relative to the compensation paid to similarly situated executives at comparable companies. It is essential that our overall compensation levels be sufficiently competitive to attract talented leaders and motivate those leaders to achieve superior results. At the same time, our executive compensation programs are intended to be consistent with our focus on controlling costs.

Long-Term Equity Incentive Program. Our long-term equity incentives program consists of a combination of PSUs and restricted stock. In 2021, we granted a mix of PSUs and restricted stock to our NEOs. We believe the mix of 50% PSUs and 50% restricted stock, except for our CEO, whose mix was two-thirds PSUs and one-third restricted stock, will improve our long-term equity incentive compensation program because PSUs:

•	link targeted compensation to the achievement of Company bookings targets;

•	typically have a better retentive impact than stock options; and
•	provide a direct link to stockholder value creation/preservation.

Equity Ownership Guidelines. Our Board has adopted equity ownership guidelines applicable to our CEO, our other NEOs, and the members of our Board. These guidelines require these officers and directors to achieve target ownership levels under the terms of the guidelines, within the later of five years from March 3, 2015 or five years from the commencement by that person of a position set forth below:

Position	Multiple of Base Salary (as of December 31 of immediately preceding year) or Retainer
Chief Executive Officer	3.0x base salary
Other Executive Officers	1.0x base salary
Members of our Board	3.0x retainer

All officers and directors are in compliance with these guidelines.

Senior Bonus Plan. Our Senior Bonus Plan available for NEOs and other senior executives designed by the Compensation Committee is funded 60% according to the percentage of the Revenue target achieved and 40% according to the percentage of Adjusted EBITDA target achieved, which we believe appropriately aligns funding with our pay-for-performance philosophy.

“Claw-back” Policy. Our Board has adopted a “claw-back” policy. Under and subject to the “claw-back” policy, the Company may seek reimbursement of annual, performance-based cash bonuses made to covered executives, including our NEOs, that were based on achieving certain financial results if the covered executive intentionally and knowingly engaged in fraud or misconduct that caused the need for a substantial and material restatement of our financial results for the applicable period if a lower cash incentive payment would have been made to the covered officer based upon the restated financial results. Specifically, compensation subject to the “claw-back” policy is any cash incentive payment made within the three-year period preceding the accounting restatement.

At our 2021 annual meeting, our compensation program for our named executive officers was approved by the holders of approximately 92% of the outstanding shares entitled to vote at the meeting. Thus, the Compensation Committee believes that the results of this “say-on-pay” vote supports its view that the executive compensation program is appropriate, and the Compensation Committee determined not to make any further changes to the overall design of the program.

Advancing Our Compensation Philosophy through Corporate Governance

We have adopted corporate governance practices and policies including those described in “Compensation and Corporate Governance Philosophy,” that our Board believes help to advance our compensation goals, including:

What We Do

•	We maintain a completely independent Compensation Committee with an ongoing review process of our compensation philosophy and practices.
•	We adhere to a pay-for-performance philosophy and compensation model. A substantial part of our executive compensation is contingent on, and variable with, achievement of objective corporate and individual performance goals and other objective measures of success.
•	We split the Chairman and CEO roles. Our Chairman of the Board is an independent director and not an employee.
•	We retain an independent compensation advisor reporting to the Compensation Committee. Since 2014, we have engaged Compensia, Inc. (“Compensia”) as our independent compensation consultant as an advisor to provide market research and analysis, advice and guidance on executive compensation.
•	We consider stockholder advisory votes and views. Our Compensation Committee considers the voting results of our advisory vote on executive compensation at each annual meeting and also separately seeks to engage our stockholders on corporate governance matters.
•	We annually assess our compensation program and have determined that the risks associated with our compensation policies and practices are not reasonably likely to result in a material adverse effect on the Company and our subsidiaries taken as a whole.

What We Don’t Do

•	We have a policy under which tax gross-up provisions are not included in employment agreements with new employees or added to existing employment agreements with current employees that do not already contain a tax gross-up provision.
•	Generally, we do not provide special benefits to our NEOs such as medical and other types of insurance. However, our NEOs, along with other company executives, are entitled to participate in a Supplemental Disability Plan, and to receive certain separation and change of control-related benefits.
•	We do not make loans to executive officers of the Company.
•	We do not allow our directors, officers or employees or their related parties to purchase the stock of the Company on margin, enter into short sales or buy or sell derivatives in respect of securities of the Company.
•	We do not pay cash dividends on unearned and unvested equity awards held by NEOs or any other equity award holders.

Key 2021 Compensation Decisions

During 2021, along with conducting its normal oversight responsibilities, the Compensation Committee again reviewed the Company’s compensation practices, giving consideration to the Company’s performance and stock market valuation. Using the peer group information and recommendations from Compensia, the Compensation Committee reviewed and confirmed, its policies governing compensation, including plans for base salaries, annual performance-based cash bonuses and long-term equity incentives.

Consistent with our pay-for-performance philosophy, the Company’s compensation program emphasizes variable pay over fixed pay and seeks to balance short- and long-term incentives. The majority of CEO compensation has primarily consisted of variable pay, including cash awarded under our Senior Bonus Plan and equity incentives.

Fixed pay, primarily consisting of base salary, made up 23% of our CEO’s total compensation in 2021, while variable pay, consisting of equity incentives and an annual performance-based cash bonus, made up 77% of our CEO’s total compensation. Variable pay also reflects a significant component of total compensation for our other NEOs. The chart below shows the percentages of variable compensation versus fixed compensation for our CEO and our other NEOs in 2020 and 2021:

Our CEO’s mix of fixed and variable compensation for 2021 was approximately equivalent to the mix of compensation in 2020.	The increase in variable based compensation in 2021 as compared to 2020 was due to strong DHI performance driving higher bonus and commissions while stock based compensation increased because our CFO did not receive a share grant in 2020, other than 14,408 PSUs related to his employment agreement, based on his hire date in December 2019.

We balance short- and long-term incentives by providing our NEOs with a mix of base salary and annual cash bonus opportunities, which are short-term in nature, and equity incentives, which are long-term in nature. The grant date value of an equity award may not be indicative of its value when it is credited to an NEO upon achievement of future performance metrics, when it is actually released to such NEO or when it may be sold by such NEO.

The Compensation Committee reviewed annual long-term equity incentive market data as provided by Compensia, and after discussion with our CEO (with respect to his direct reports) and approved annual restricted stock grants to the Company’s executive officers. The Compensation Committee reviewed 2021 performance Company-wide and for individual members of senior management and awarded bonuses as more fully described below.

For 2021, the Compensation Committee made the following key compensation-related decisions for the Company’s NEOs:

Name	Title	2021 Base Salary Increase from 2020	2021 Bonus Plan Funded	2021 Restricted Stock Awards (#)	2021 PSU Awards (#)
Art Zeile	President & Chief Executive Officer	—%	166%	150,000	300,000
Kevin Bostick	Chief Financial Officer	—%	166%	80,000	80,000
Chris Henderson	Chief Operating Officer	—%	166%	100,000	100,000
Arie Kanofsky	Chief Revenue Officer	—%	166%	50,000	50,000
Paul Farnsworth	Chief Technology Officer	—%	166%	70,000	70,000

Due to the impacts of COVID-19 on DHI’s business during 2020 and uncertainty about the impact throughout 2021, the Compensation Committee did not increase the base salaries of our NEOs, as shown above.

The Process of Setting Executive Compensation

The Compensation Committee reviews our executive compensation program throughout the year to:

•	evaluate the performance of our NEOs;
•	determine annual, performance-based cash bonuses for our NEOs for the prior fiscal year;
•	establish the individual and corporate performance objectives for each NEO for the current fiscal year;
•	set base salaries for our NEOs for the next fiscal year;
•	determine the portion of total compensation that will be contingent, performance-based pay; and
•	consider and approve any grants of equity incentive compensation.

Our Compensation Committee also reviews the appropriateness of the financial measures used in incentive plans and the degree of difficulty in achieving specific performance targets. Our Compensation Committee engages in an active dialogue with our CEO concerning strategic objectives and performance targets.

Individual performance for all NEOs other than the CEO is assessed by our CEO who then makes recommendations to the Compensation Committee. Irrespective of those recommendations, the Compensation Committee retains full discretion to approve or modify any of the NEO recommendations made by our CEO. The Compensation Committee alone assesses the individual performance of our CEO.

Our Compensation Committee establishes, together with the performance objectives, targeted annual cash compensation levels (and maximum achievable compensation) for each NEO by determining each NEO’s base salary and amount of cash bonus compensation contingent upon achievement of performance targets. In preparing the target amounts, the size of one individual element of compensation does, in some respects, affect the Compensation Committee’s determination of what the targeted amount of other components of compensation should be. For example, each executive’s base pay is used as a basis for calculating a target contribution percentage for purposes of establishing the bonus plan. As a general proposition, the Compensation Committee attempts to determine the overall best mix of fixed and variable compensation. In making this determination, the Compensation Committee is guided by the compensation philosophy described above. The Compensation Committee also considers historical compensation levels, the relative compensation levels among our senior executive officers, the competitive pay practices at our peer companies (as described in more detail below) and the competitive pay practices at other companies using third-party compensation studies and surveys performed by independent organizations. We use these third-party compensation studies as a basis for comparing and setting individual elements of, as well as total, executive compensation for the NEOs because they provide compensation information for companies in our industry and also provide comprehensive compensation information not obtainable from public sources. The Compensation Committee also considers industry conditions, corporate performance versus a peer group of companies and the overall effectiveness of our compensation program in achieving desired performance levels. See “Our Peer Companies.”

We believe that internal pay equity is an important factor to be considered in establishing compensation for our NEOs. The Compensation Committee has not established a policy regarding the ratio of total compensation of the CEO to that of the other officers, but it does review compensation levels to ensure that appropriate pay equity exists, which is determined in the Compensation Committee’s discretion based on our Compensation Committee members’ experience with, and knowledge of, other companies’ practices and the relative performance and criticality of our executives. The Compensation Committee intends to continue to review internal compensation equity and may adopt a formal policy in the future if we deem such a policy to be appropriate.

It is a key objective to ensure that compensation provided to NEOs remains reasonable and responsible yet competitive relative to the compensation paid to similarly situated executives at comparable companies. It is essential that our overall compensation levels be sufficiently competitive to attract talented leaders and motivate those leaders to achieve superior results. At the same time, our executive compensation programs are intended to be consistent with our focus on controlling costs.

In addition to rewarding corporate and individual performance, our compensation program is designed to reward the level of responsibility of, and the position undertaken by, each NEO. Total compensation should generally increase with position and responsibility. As a result, total compensation is higher for individuals with greater responsibility and ability to influence our achievement of targeted results and strategic initiatives. Additionally, as position and responsibility increase, a greater portion of the executive officer’s total compensation is performance-based pay contingent on the achievement of performance-based objectives. In the same way, equity-based compensation is higher for persons with higher levels of responsibility, making a significant portion of their total compensation dependent on long-term stock appreciation.

Benchmarking

The Compensation Committee does not believe that it is appropriate to establish compensation levels primarily based on benchmarking. While we recognize that our compensation practices must be competitive in the marketplace, such marketplace information is one of the many factors that we consider in assessing the reasonableness of compensation. When the Compensation Committee determines whether an NEO should receive an increase in salary, the Compensation Committee sometimes reviews independent compensation studies in order to compare the compensation received by comparable executives in similar-sized companies to ensure that the compensation we award is competitive in the marketplace, as detailed in the section “The Process of Setting Executive Compensation” above. Our compensation consultant conducted a comprehensive review of our compensation programs for executive officers in 2020 to assist in establishing the 2021 executive compensation program. The purpose of these reviews was to assess the design and competitive positioning of our compensation programs and to make recommendations for change, if appropriate, to be implemented as part of our compensation program going forward. For 2021, the Compensation Committee took into account the compensation consultant’s analysis to evaluate and determine the compensation for our NEOs.

Management’s Role in the Compensation-Setting Process

Our CEO plays a significant role in the compensation-setting process. Our CEO evaluates the performance of the other NEOs, recommends business performance targets and objectives for the other NEOs and recommends base salary, bonus levels and stock awards for other executive officers. All recommendations of our CEO are subject to Compensation Committee approval. The Compensation Committee discusses the recommendations with our CEO and then makes its decisions in its sole discretion. Similarly, our CEO’s compensation, performance targets and objectives are discussed among the members of the Compensation Committee, and the Compensation Committee sets our CEO’s compensation.

Our CEO helps the Compensation Committee set its agenda for meetings and participates in committee meetings at the Compensation Committee’s request. Other NEOs also prepare information for each Compensation Committee meeting.

Elements of Executive Compensation

The three primary elements of our executive compensation programs are: (1) base salary, (2) annual performance-based cash bonus and (3) long-term equity incentives:

Compensation Element	What the Element Rewards	Purpose and Key Features
Base Salary	Qualifications, experience and industry knowledge, quality and effectiveness of leadership, scope of responsibilities, individual goals and objectives and past performance.	Provides competitive level of fixed compensation, with actual salaries determined based on the facts and circumstances of each NEO and competitive market practices.
Annual Performance-Based Cash Bonuses	Achievement of specified performance objectives with a time horizon of one year or less (for 2021, focused on Revenue and Adjusted EBITDA).

Motivate participants to achieve (i) corporate financial performance objectives during the year, and (ii) individual management objectives reviewed and approved by the Compensation Committee.

Performance levels are generally established to incentivize our management to achieve or exceed performance objectives.

Long-Term Equity Incentives

Achievement of objectives designed to enhance long-term stockholder interests and attract, retain, motivate and reward employees over extended periods.

Vesting requirements promote retention of highly-valued members of management, including our NEOs.

Annual awards of restricted stock and PSUs that vest over a period of time and provide an at-risk, variable pay opportunity. Because the ultimate value of these equity awards is directly related to the price of the Company’s Common Stock, and the awards are only saleable over an extended period of time subject to vesting, they serve to focus management on the creation and maintenance of long-term stockholder value.

Long-term equity incentives under our executive compensation plans help align management performance with the interests of our stockholders. Our 2021 program focused on a mix of restricted stock and PSUs for our NEOs.

Base Salary

Base salary provides executives with a base level of regular income. In determining an NEO’s base salary, we consider the executive’s qualifications, experience and industry knowledge, the quality and effectiveness of their leadership at the Company, the scope of their responsibilities and future potential, the goals and objectives established for the executive, the executive’s past performance, the base salary paid to officers in comparable positions at companies who are reflected in independent studies, internal pay equity and other factors as deemed appropriate. In addition, we consider the other components of executive compensation and the mix of performance pay to total compensation. The Compensation Committee does not apply any specific weighting to these factors.

Annually, the Compensation Committee reviews each executive’s past salary and performance, and general economic conditions in our industry, and decides whether or not to adjust the salary. Adjustments, if any, are implemented effective as of January. Subject to the limitations found in each executive’s employment agreement, the Compensation Committee can increase or decrease an executive’s base salary at its discretion. Due to the global pandemic, the NEOs did not receive increases to base salary in 2021.

The following table sets forth the base salaries for our NEOs as of December 31, 2021 and 2020:

Name	Title	Base Salary for 2021 ($)	Base Salary for 2020 ($)	% Change
Art Zeile	President & Chief Executive Officer	550,000	550,000	—%
Kevin Bostick	Chief Financial Officer	380,000	380,000	—%
Chris Henderson	Chief Operating Officer	360,000	360,000	—%
Arie Kanofsky	Chief Revenue Officer	350,000	350,000	—%
Paul Farnsworth	Chief Technology Officer	320,000	320,000	—%

Senior Bonus Plan

Our Senior Bonus Plan is intended to motivate and reward performance by providing annual, performance-based cash bonuses based on meeting and exceeding annual performance goals. We make annual awards based on an established schedule tied to our overall business performance. We may also make discretionary awards outside of the Senior Bonus Plan based on individual performance and impact on our overall performance, but no discretionary awards were made in 2021. We believe this preset approach to bonuses helps us foster teamwork and ensures all executives are working together in the interest of our overall performance, and we believe the opportunity to make additional discretionary awards allows us to recognize executives who substantially contribute to the achievement of our overall business performance.

For the purpose of bonuses, our business performance is measured by the achievement of annual Revenue and Adjusted EBITDA targets. We use these two components because they best reflect our business performance. Both are critical in assessing the success of the business but revenues is currently a more significant driver of stockholder value. Therefore, we have weighted revenues 60% and Adjusted EBITDA 40%. Revenue and Adjusted EBITDA are determined using the foreign exchange rates assumed when the target amounts were determined, therefore eliminating the impact of exchange rate fluctuations.

Bonuses are calculated as a percentage of the executive’s earned base salary, then adjusted by the actual achievement of Revenue and Adjusted EBITDA targets, and they cannot exceed 200%. Target bonuses are earned when Revenue and Adjusted EBITDA targets are met.

In 2021, the target contribution percentage for our NEOs was:

Name	Title	Target Contribution (%)	Target Bonus for 2021 ($)
Art Zeile	President & Chief Executive Officer	100%	$550,000
Kevin Bostick	Chief Financial Officer	60%	$228,000
Chris Henderson(1)	Chief Operating Officer	60%	$216,000
Arie Kanofsky(2)	Chief Revenue Officer	20%	$70,000
Paul Farnsworth	Chief Technology Officer	50%	$160,000
(1)	Target bonus for Mr. Henderson increased from 50% to 60% of base salary as of January 1, 2021 due to additional responsibilities as Chief Operating Officer, which includes responsibilities for the product, technology, and ClearanceJobs teams.
(2)	Target commission for Mr. Kanofsky was $240,000 for 2021. Commissions are calculated on a monthly basis based on year-to-date actual bookings compared to the year-to-date bookings quota as approved by the Board of Directors in January 2021.

For 2021, the total bonus plan available for the NEOs and other senior executives designated by the Compensation Committee was funded in the following way:

•	60% of the total bonus plan was funded according to the percentage of the Revenue target achieved; and
•	40% was funded according to the percentage of Adjusted EBITDA target achieved.

For 2021 there was no minimum required funding of our Senior Bonus Plan. For the Revenue target, achievement is measured according to the actual revenue achieved divided by target revenue. For the Adjusted EBITDA target, if Adjusted EBITDA Margin is less than 20% prior to the Senior Bonus, then the bonus related to the target is not earned. If actual results are between an Adjusted EBITDA Margin of 20% prior to the Senior Bonus and an Adjusted EBITDA Margin of 20% after the Senior Bonus, then the bonus related to the target is earned on a pro-rata basis up to 100% at achievement of an Adjusted EBITDA Margin of 20% after the Senior Bonus. If actual results exceed both the Revenue target and the Adjusted EBITDA target, after the Senior Bonus, then the bonus earned will increase by 10% for each 1% of actual Revenue over target not to exceed 200%.

The 2021 Senior Bonus Plan at December 31, 2021 covers participants beyond our NEOs. Our actual and target amounts for Revenue and Adjusted EBITDA for the plan were:

	Actual 2021 Revenue (1)	Target 2021 Revenue	Actual 2021 Adjusted EBITDA Margin (2)	Target 2021 Adjusted EBITDA Margin	2021 Bonus Plan Funded (3)	2021 Bonus Plan Funded (4)
	(dollars in millions)
Senior Bonus Plan	$131.6	$123.5	22%	20%	$4.6	166%
(1)	Actual revenue amounts are adjusted to reflect the foreign currency rates used in the Target amounts.
(2)	Actual Adjusted EBITDA Margin is computed after the Senior Bonus and is adjusted to reflect the foreign currency rates used in the Target amounts.
(3)	Represents total plan funding, including NEOs.
(4)	Bonus achievement exceeded 100% resulting from revenue exceeding target by 6.6% and achievement of the Adjusted EBITDA target.

Our actual Revenues and Adjusted EBITDA results for the bonus plan include the results of discontinued operations during the period of ownership and exceeded our revenue and Adjusted EBITDA targets. Accordingly, we multiplied each executive officer’s targeted base compensation contribution amount by 166%. As a result, the total bonus for the Senior Bonus Plan for 2021 was $4.6 million. The five NEOs, plus 17 other members of senior management participated in the Senior Bonus Plan and were eligible for bonuses out of the plan.

Long-Term Equity Incentives

We believe that equity compensation is the most effective means of creating a long-term link between the compensation provided to executives and gains realized by our stockholders, as the value of stock-based compensation is dependent upon long-term appreciation in stock price. Accordingly, we believe long-term equity incentives should be a significant part of the total mix of executive compensation.

For 2021, the Company’s long-term equity incentive program consisted of a combination of restricted stock and PSUs for executive officers. Under our 2012 Equity Plan, all restricted stock grants vest in accordance with the award agreement generally over two to four years. Under the PSU program, performance relative to the achievement of 2021 bookings is measured pro-rata against bookings targets for the year ended December 31, 2021. Bookings represent the value of all contractually committed services in which the contract start date is during the period and will be recognized as revenue within 12 months of the contract start date. For contracts that extend beyond 12 months, the value of those contracts beyond 12 months is recognized as bookings on each annual anniversary of each contract start date valued as the amount of revenue that will be recognized within 12 months of the respective anniversary date. If actual bookings results exceed target, then the PSUs earned will increase by 10% for each 1% of actual bookings over target, not to exceed 200% achievement. Actual achievement of the bookings targets was 200% for such PSU award as of December 31, 2021.

The number of PSUs earned is determined pro-rata based on actual bookings achieved compared to target bookings for 2021. Based on the level of achievement, the earned PSUs will vest at a rate of one-third on each of the first, second, and third anniversaries of the grant date, or if later, the date the Compensation Committee certifies the performance results with respect to the performance period.

For 2021, we used restricted stock and PSUs as long-term incentive vehicles because:

•	Restricted stock and PSUs align the interests of executives with those of the stockholders, support a pay-for-performance culture, foster employee stock ownership and focus the management team on increasing value for our stockholders;
•	Restricted stock grants encourage our executives to hold shares of our Common Stock and incentivize our executives to increase the value of shares of our Common Stock through contributions to long-term performance;

•	PSUs link targeted compensation to the achievement of bookings targets;
•	Restricted stock and PSUs help to provide a balance to the overall compensation program - while cash bonuses focus on the achievement of annual performance targets, the structure and vesting of restricted stock and PSUs create incentive for increases in stockholder value over a longer term; and
•	vesting periods encourage executive retention and the preservation of stockholder value.

In determining the number of restricted shares and/or PSUs to be granted to each NEO for 2021, the Compensation Committee took into account (1) the individual’s position, scope of responsibility and ability to affect Company performance and stockholder value; (2) the Compensation Committee’s evaluation of the NEO’s performance in preceding fiscal years; (3) the extent to which the long-term equity award grant value is competitive with our peer group companies for long-term equity award grants for comparable positions in the Company’s industry; (4) any extraordinary changes that have occurred (such as a significant change in responsibilities or a promotion); and (5) the value and potential value for the executive of the other elements of the Company’s compensation program and the value of restricted stock and PSUs in relation to such other elements of total compensation.

In addition, the Compensation Committee considered the following material factors that have particular relevance to long-term equity grants: (1) the Company-wide equity budget (which is the aggregate grant values of all long-term equity awards available for grant to Company employees, expressed as a percentage of the Company’s market capitalization), which is taken into account in determining the relative size of awards granted to the NEOs to ensure there is sufficient value available for grants to the other eligible employees of the Company; and (2) the NEO’s unrealized value from previous grants, including the number of restricted stock and PSUs currently held by him or her and the level of restricted stock and PSUs granted in prior years (with an emphasis on the extent to which outstanding equity grants are still unvested and thus continue to represent substantial retentive value). As with the determinations with respect to other elements of compensation, the Compensation Committee considers all relevant factors taken as a whole in setting the applicable equity grant for the fiscal year. None of these factors were determinative in the Compensation Committee’s decisions, nor was the impact of any one factor determinable.

The Compensation Committee typically approves grants annually at its first quarter meeting, but also makes grants from time-to-time in connection with new hires, promotions, and our top performers. In January 2021, the Compensation Committee approved restricted stock and/or PSU grants to key members of our management team, including our NEOs:

Name	Title	Grant Date	2021 Stock Awards (#)	2021 PSU Awards (#)
Art Zeile	President & Chief Executive Officer	1/26/2021	150,000	300,000
Kevin Bostick	Chief Financial Officer	1/26/2021	80,000	80,000
Chris Henderson	Chief Operating Officer	1/26/2021	100,000	100,000
Arie Kanofsky	Chief Revenue Officer	1/26/2021	50,000	50,000
Paul Farnsworth	Chief Technology Officer	1/26/2021	70,000	70,000

The 2021 Bookings achievement was as follows:

	Actual 2021(1)	Target 2021	2020 Bookings Performance Achievement(2)
	(dollars in millions)
Bookings(3)(4)	$145.9	$129.7	200%
(1)	2021 Actual bookings translated using Target translation rates.
(2)	PSU achievement was 200% as of December 31, 2021, because actual bookings exceeded the target by over an additional 10%.
(3)	Discontinued operations included in actual and target amounts during periods of ownership.
(4)	Bookings represent the value of all contractually committed services in which the contract start date is during the period and will be recognized as revenue within 12 months of the contract start date. For contracts that extend beyond 12 months, the value of those contracts beyond 12 months is recognized as bookings on each annual anniversary of each contract start date valued as the amount of revenue that will be recognized within 12 months of the respective anniversary date.

Employee Benefits

The Company also supplements its primary compensation program by providing retirement benefits under a 401(k) plan with a Company matching contribution; and generally available benefit programs, such as life insurance and health care, mental health, fertility benefits and flexible annual leave. Employees are also provided a quarterly work-from-home stipend. In addition, certain executive officers participate in a Supplemental Disability Plan. While these benefit programs are important in attracting and retaining our workforce in a competitive marketplace, the Compensation Committee considers these to be secondary elements of the Company’s executive compensation program because they typically comprise a small percentage of the total compensation of our executive officers, are generally set at levels such that they would not constitute a strong factor in rewarding financial or operational performance, and are not as heavily emphasized in attracting and retaining our executive officers.

Severance and Change-in-Control Arrangements

We believe that companies should provide reasonable severance benefits to executive officers due to the greater level of difficulty they face in finding comparable employment in a short period of time and greater risk of job loss or modification as a result of a change-in-control transaction than other employees. By reducing the risk of job loss or reduction in response, the change-in-control provision helps ensure that our executive officers support potential change-in-control transactions that may be in the best interests of our stockholders, even though the transaction may create uncertainty in their personal employment situation, and are necessary to ensure that our total employment package for them remains market competitive. Each NEO is entitled to receive severance benefits under the terms of his or her individually negotiated employment agreement upon either termination by us without cause or, under certain circumstances for certain of our NEOs, resignation by the executive for good reason. For details on our severance and change-in-control arrangements, see “Potential Post-Employment Payments Upon Termination or Change-in-Control.”

Tax Considerations

We generally seek to maximize the deductibility for tax purposes of all elements of compensation. Section 162(m) of the Internal Revenue Code (the “Code”) disallows a tax deduction to public corporations for compensation in excess of $1.0 million paid to our NEOs. The Compensation Committee reviews compensation plans in light of applicable tax provisions, including Section 162(m), and may revise compensation plans from time to time to maximize deductibility. However, the Compensation Committee may approve compensation that does not qualify for deductibility when we deem it to be in the Company’s best interest.

Role of Compensation Consultant

Compensia is an independent compensation advisor, with special expertise and extensive experience in our industry, and has no business other than advising boards and management teams on executive compensation issues. The Compensation Committee considered these and other factors required by the SEC and NYSE in selecting Compensia.

In 2021, Compensia worked in collaboration with the Company’s management at the Compensation Committee’s direction to review management’s recommendations to the Compensation Committee and to provide information and guidance to management on the Compensation Committee’s behalf. As the Compensation Committee’s consultant, Compensia provided input directly to the Compensation Committee and attended portions of the Compensation Committee’s meetings, including its executive sessions at which management was not present, as required by the Compensation Committee, and in order to support the Compensation Committee’s independent decision-making. Compensia performed executive compensation services at the request of the Compensation Committee in 2021, for which we paid approximately $75,000.

Our Peer Companies

The Compensation Committee, taking into account the advice of Compensia, identified the following peer group of companies in 2021 based on size and business focus for comparison purposes in determining compensation:

American Virtual Cloud Technologies	Net Element
Asure Software	PFSweb
Benefitfocus	RealNetworks
eGain	ServiceSource International
Information Services Group	Smith Micro Software
Inuvo	Syncrhonoss Technologies
Kaspien Holdings	TheMaven
Limelight Networks	Travelzoo
Marchex	Zix
Mastech Digital

The peer group of companies was selected on the basis of their similarity to the Company in size (as determined by revenue, market capitalization, net income and number of employees), business focus, business strategy and industry. The Compensation Committee reviews the peer group of companies at least annually and makes adjustments to its composition, taking into account changes in both the Company’s business and the businesses of the core peer companies. The companies included in this group may change from year to year depending on various factors, including the acquisition of a referenced company or the identification of other companies that offer more valuable comparative information.

Changes to the peer group from 2020 to 2021 were due to five existing peer companies having been acquired or undergoing acquisition (Leaf Group, Majesco, Synacor, Telenav and The Meet Group), three that were removed due to market capitalization (Brightcove, ChannelAdvisor and Liquity Services), one that was removed due to low revenue (SeaChange International), and one that was removed due to limited disclosure (Pareteum). After a review of the financials of the remaining 2020 peer group, additional companies were ultimately added to the 2021 peer group (American Virtual Cloud Technologies, Information Services Group, Kaspien Holdings, Limelight Networks, Mastech Digital, Net Element, PFSweb, ServiceSource International, TheMaven and Zix). The process of selecting these additional companies included a review of their financial comparability (primarily revenue and market cap), as well as headcount, growth, and business focus.

Compensation Committee Report

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis with management and, based on such review and discussions, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement and incorporated by reference in the Company’s Annual Report on Form 10-K.

Members of the Compensation Committee:

David Windley (Chairman)

Jim Friedlich

Kathleen Swann

Compensation Practices and Risks

The Compensation Committee has discussed the concept of risk as it relates to our compensation program, and the Compensation Committee does not believe our compensation program encourages excessive or inappropriate risk taking for the following reasons:

•	our use of different types of compensation vehicles provides a balance of long-term and short-term incentives with fixed and variable components;
•	we grant equity-based awards with time-based vesting, which encourage participants to look to long-term appreciation in equity values;
•	our system of internal control over financial reporting, standards of business conduct and whistleblower program, among other things, reduce the likelihood of manipulation of our financial performance to enhance payments under the features of our 2012 Equity Plan;
•	our “claw-back” policy, under which the Company may generally seek reimbursement of cash incentive payments made to covered officers; and
•	our stock ownership guidelines for our directors and officers, which requires these directors and officers to achieve target ownership levels under the terms of the guidelines.

The Company’s management reviews the primary elements of our compensation program on an annual basis and reviews the other elements from time-to-time to ensure that compensation levels remain competitive.

Summary Compensation Table

The following table sets forth the total cash and non-cash compensation paid by us or incurred on our behalf to our NEOs during the years ended December 31, 2019, December 31, 2020, and December 31, 2021.

Name and Principal Position(1)	Year	Salary ($)(2)	Bonus ($)	Stock Awards ($)(3)	Non-Equity Incentive Plan Compensation ($)(4)	All Other Compensation ($)(5)	Total ($)
Art Zeile	2021	590,680	—	1,179,000	912,176	20,966	2,702,822
President &	2020	571,154	—	2,297,750	517,000	20,804	3,406,708
Chief Executive Officer	2019	550,000	—	—	479,579	17,139	1,046,718
Kevin Bostick(6)	2021	419,349	—	419,200	378,138	12,711	1,229,398
Chief Financial Officer	2020	401,923	—	78,812	214,320	12,545	707,600
	2019	—	152,000	300,015	8,170	—	460,185
Chris Henderson	2021	379,704	—	524,000	358,236	10,384	1,272,324
Chief Operating Officer	2020	372,769	—	497,400	169,200	10,223	1,049,592
Arie Kanofsky	2021	386,243	—	262,000	371,630	17,953	1,037,826
Chief Revenue Officer
Paul Farnsworth	2021	335,054	—	366,800	265,360	10,384	977,598
Chief Technology Officer	2020	332,038	—	414,500	150,400	10,223	907,161
	2019	256,346	—	450,800	114,418	5,087	826,651
(1)	Mr. Zeile was hired on April 10, 2018, Mr. Bostick was hired on December 16, 2019, Mr. Henderson was hired on April 29, 2019, Arie Kanofsky was hired on October 23, 2019, and Mr. Farnsworth was hired on February 25, 2019.
(2)	Salary for each NEO includes vacation payouts made during the year ended December 31, 2021 as the Company transitioned to a flexible time off policy. Vacation payout included in 2021 salary is $40,680 for Mr. Zeile, $39,349 for Mr. Bostick, $19,704 for Mr. Henderson, $36,243 for Mr. Kanofsky, and $15,054 for Mr. Farnsworth. For the year ended December 31, 2020, salary for each NEO includes an additional bi-weekly payment in 2020 resulting from our U.S. based employees’ bi-weekly pay schedule and timing of such pay dates.
(3)	Represents the aggregate grant date fair value of restricted stock and PSUs granted during the year. These amounts do not correspond to the actual value that may be realized by our NEOs for these awards. See Note 17 to our consolidated financial statements included in our Annual Report on Form 10-K for the assumptions made in determining these values. For the year ended December 31, 2021, on January 26, 2021, assuming performance had been achieved at maximum performance, the grant date fair value of such PSUs would have been: $1,572,000 for Mr. Zeile; $419,200 for Mr. Bostick; $524,000 for Mr. Henderson; $262,000 for Mr. Kanofsky; and $366,800 for Mr. Farnsworth. For the year ended December 31, 2021, actual achievement was 200% for the PSUs. In July 2020, the Compensation Committee modified the performance goals for the 2020 PSUs, and capped achievement at 100% of target. In connection with the modification, achievement of the modified PSUs could not exceed target performance. In accordance with SEC disclosure requirements, the values shown in the Stock Awards column of the Summary Compensation Table above include the grant date fair value of the PSUs as of February 3, 2020 as well as the incremental fair value of the same PSUs, as modified, on July 29, 2020.
(4)	Represents awards made pursuant to the Senior Bonus Plan and earned during the year indicated, for Mr. Kanofsky, the amount represents an award of $116,095 pursuant to the Senior Bonus Plan and $255,535 of commissions.
(5)	These amounts represent employer contributions to our 401(k) plan, disability, and life insurance premiums paid on behalf of the NEO. Mr. Zeile’s consist of $10,150 of employer contributions to 401(k) plan, $10,582 of disability premiums paid, and $234 of life insurance premiums paid. Mr. Bostick’s consist of $10,150 of employer contributions to 401(k) plan, $2,327 of disability premiums paid, and $234 of life insurance premiums paid. Mr. Henderson’s consist of $10,150 of employer contributions to 401(k) plan and $234 of life insurance premiums paid. Mr. Kanofsky’s consist of $10,150 of employer contributions to 401(k) plan, $7,569 of disability premiums paid, and $234 of life insurance premiums paid. Mr. Farnsworth’s consist of $10,150 of employer contributions to 401(k) plan and $234 of life insurance premiums paid.
(6)	In connection with Mr. Bostick’s employment agreement upon being hired in December 2019, he received 44,250 each of restricted shares and PSUs and also pursuant to his employment agreement, received 13,595 PSUs in 2020.

Grants of Plan-Based Awards for Fiscal Year 2021

The following table details grants of plan-based awards to our NEOs during the year ended December 31, 2021:

	Award Type	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)		Estimated Future Payouts Under Equity Incentive Plan Awards(1)			All Other Stock Awards Number of Shares of Stock (#)	Grant Date Fair Value of Stock Awards ($)
			Threshold ($)	Target ($)	Threshold (#)	Target (#)	Maximum (#)
Art Zeile	Restricted Stock	1/26/2021						150,000	393,000	(2)
President & Chief	PSUs	1/26/2021			3,000	300,000	600,000		786,000	(3)
Executive Officer	Senior Bonus Plan		5,500	550,000
Kevin Bostick	Restricted Stock	1/26/2021						80,000	209,600	(2)
Chief Financial	PSUs	1/26/2021			800	80,000	160,000		209,600	(3)
Officer	Senior Bonus Plan		2,280	228,000
Chris Henderson	Restricted Stock	1/26/2021						100,000	262,000	(2)
Chief Operations	PSUs	1/26/2021			1,000	100,000	200,000		262,000	(3)
Officer	Senior Bonus Plan		2,160	216,000
Arie Kanofsky	Restricted Stock	1/26/2021						50,000	131,000	(2)
Chief Revenue	PSUs	1/26/2021			500	50,000	100,000		131,000	(3)
Officer	Senior Bonus Plan		700	70,000
	Commissions		—	240,000						(4)
Paul Farnsworth	Restricted Stock	1/26/2021						70,000	183,400	(2)
Chief Technology	PSUs	1/26/2021			700	70,000	140,000		183,400	(3)
Officer	Senior Bonus Plan		1,600	160,000

(1)	For a description of the material terms of these awards, please see the “Compensation Discussion and Analysis—Elements of Executive Compensation—Senior Bonus Plan & Long-Term Equity Incentives.”
(2)	The restricted shares vest in equal installments over three years. We estimated the fair value of restricted shares using the closing price of the Company’s stock on the grant date in accordance with the FASB ASC Topic 718 Stock Compensation. See Notes 2 and 17 to our consolidated financial statements included in our Annual Report on Form 10-K for the assumptions made in determining these values.
(3)	The PSUs vest in equal installments over three years. We estimated the fair value of PSUs using the closing price of the Company’s stock on the grant date in accordance with the FASB ASC Topic 718 Stock Compensation. See Notes 2 and 17 to our consolidated financial statements included in our Annual Report on Form 10-K for the assumptions made in determining these values.
(4)	The commissions are calculated monthly based on year-to-date actual bookings compared to the year-to-date bookings quota, as approved by the Board in January 2021.

We have entered into an employment agreement with each of our NEOs. Each agreement contains confidentiality provisions and a representation and warranty that performance of the executive’s employment obligations under the agreement will not cause him or her to breach any non-disclosure agreement by which he or she is bound.

Art Zeile

Effective April 10, 2018, Mr. Zeile became President and Chief Executive Officer of the Company. The employment agreement for Mr. Zeile provides that Mr. Zeile will continue to serve until his employment is terminated by us or by Mr. Zeile, which may be at any time, with or without cause, subject to the provisions of his employment agreement. The agreement contains a covenant not to engage in any business that competes with us or to solicit employees during the term of his employment and for a period of twelve-months thereafter.

Mr. Zeile is entitled to receive an annual base salary of $550,000, and in accordance with the terms of his employment agreement, the Senior Bonus Plan and our benefits policies, is eligible for an annual target bonus of 100% of his base salary. Mr. Zeile participates in our long-term incentive plan, and all employee benefit plans including a 401(k) plan.

Kevin Bostick

The employment agreement for Mr. Bostick, our Chief Financial Officer, provides that Mr. Bostick will continue to serve until his employment is terminated by us or by Mr. Bostick, which may be at any time, with or without cause, subject to the provisions of his employment agreement. The agreement contains a covenant not to engage in any business that competes with us or to solicit employees during the term of his employment and for a period of nine months thereafter.

Mr. Bostick is entitled to receive an annual base salary of $380,000, and in accordance with the terms of his employment agreement, the Senior Bonus Plan and our benefit policies, is eligible for an annual target bonus of 60% of his base salary. Mr. Bostick participates in our long-term incentive plan, and all employee benefit plans including a 401(k) plan.

Chris Henderson

Mr. Henderson’s employment agreement provides that Mr. Henderson will continue to serve as our Chief Operating Officer, until his employment is terminated by us or by Mr. Henderson, which may be at any time, with or without cause, subject to the provisions of his employment agreement. The agreement contains a covenant not to engage in any business that competes with us or to solicit employees during the term of his employment and for a period of nine months thereafter.

Mr. Henderson is entitled to receive an annual base salary of $360,000, and in accordance with the terms of his employment agreement, the Senior Bonus Plan and our benefit policies, is eligible for an annual target bonus of 60% of his base salary. Mr. Henderson participates in our long-term incentive plan, and all employee benefit plans including a 401(k) plan.

Arie Kanofsky

Mr. Kanofsky’s employment agreement provides that Mr. Kanofsky will continue to serve as our Chief Revenue Officer, until his employment is terminated by us or by Mr. Kanofsky, which may be at any time, with or without cause, subject to the provisions of his employment agreement. The agreement contains a covenant not to engage in any business that competes with us or to solicit employees during the term of his employment and for a period of nine months thereafter.

Mr. Kanofsky is entitled to receive an annual base salary of $350,000, and in accordance with the terms of his employment agreement, the Senior Bonus Plan and our benefit policies, is eligible for an annual target bonus of 20% of his base salary and commissions target of $240,000. Commissions are calculated monthly based on year-to-date actual bookings compared to year-to-date bookings quota, as approved by the Board in January 2021. Mr. Kanofsky participates in our long-term incentive plan, and all employee benefit plans including a 401(k) plan.

Paul Farnsworth

Mr. Farnsworth’s employment agreement provides that Mr. Farnsworth will continue to serve as our Chief Technology Officer, until his employment is terminated by us or by Mr. Farnsworth, which may be at any time, with or without cause, subject to the provisions of his employment agreement. The agreement contains a covenant not to engage in any business that competes with us or to solicit employees during the term of his employment and for a period of six months thereafter.

Mr. Farnsworth is entitled to receive an annual base salary of $320,000, and in accordance with the terms of his employment agreement, the Senior Bonus Plan and our benefit policies, is eligible for an annual target bonus of 50% of his base salary. Mr. Farnsworth participates in our long-term incentive plan, and all employee benefit plans including a 401(k) plan.

Outstanding Equity Awards as of December 31, 2021

	Stock Awards
Name	Number of Shares of Stock or Units Not Vested (#)		Market Value of Shares of Stock or Units Not Vested ($)(1)
Art Zeile	218,750	(2)	1,365,000
	110,000	(3)	686,400
	150,000	(4)	936,000
	210,716	(5)	1,314,868
	600,000	(6)	3,744,000
Kevin Bostick	14,750	(7)	92,040
	80,000	(4)	499,200
	10,732	(8)	66,968
	9,063	(5)	56,553
	160,000	(6)	998,400
Chris Henderson	20,000	(9)	124,800
	40,000	(3)	249,600
	100,000	(4)	624,000
	14,554	(10)	90,817
	37,740	(5)	235,498
	200,000	(6)	1,248,000
Arie Kanofsky	17,634	(11)	110,036
	50,000	(4)	312,000
	12,832	(12)	80,072
	7,581	(5)	47,305
	100,000	(6)	624,000
Paul Farnsworth	23,334	(13)	145,604
	33,334	(3)	208,004
	70,000	(4)	436,800
	16,980	(14)	105,955
	31,451	(5)	196,254
	140,000	(6)	873,600

(1)	We estimated the market value of restricted stock awards and the earned PSUs using the closing price of the Company’s stock on December 31, 2021.
(2)	The restricted stock vested 25% on April 10, 2019, and 6.25% has vested or will vest on the first day of each succeeding calendar quarter.
(3)	The restricted stock will vest 50% on February 3, 2022, and 2023.
(4)	The restricted stock will vest 33% on January 26, 2022, 2023, and 2024.
(5)	The earned PSUs vest based on of bookings performance against target for the year ended December 31, 2020, provided the recipient remains employed through each vesting date. The PSUs will vest on February 3, 2022 and 2023.
(6)	The earned PSUs vest based on the achievement of bookings performance against target for the performance period for the year ended December 31, 2021, provided the recipient remains employed through each vesting date. The Compensation Committee certified the results of bookings performance on January 26, 2022 and these amounts reflect what was actually earned. The earned PSUs held by all the NEOs will vest in three equal annual installments beginning on January 26, 2022.
(7)	The restricted stock will fully vest on December 17, 2022.
(8)	The earned PSU’s will fully vest on December 17, 2022.
(9)	The restricted stock will fully vest on April 29, 2022.
(10)	The earned PSUs will fully vest on April 29, 2022.
(11)	The restricted stock will fully vest on October 29, 2022.
(12)	The earned PSUs will fully vest on October 29, 2022.
(13)	The restricted stock will fully vest on February 25, 2022.
(14)	The earned PSUs will fully vest on February 15, 2022.

Stock Vested During Fiscal Year 2021

	Stock Awards
Name	Number of Shares Acquired on Vesting (#)(1)	Value Realized on Vesting ($)
Art Zeile	779,768	2,862,207
Kevin Bostick	30,013	155,839
Chris Henderson	73,423	198,544
Arie Kanofsky	34,253	152,462
Paul Farnsworth	72,702	203,027
(1)	Represents gross shares that vested during 2021. Upon vesting, acquired shares may be net settled to satisfy tax withholding obligations.

CEO Pay Ratio

We identified the median employee for this review by examining the 2021 total cash compensation for all employees, excluding Mr. Zeile, who were employed by us on December 31, 2021. We included all full-time, part-time, and temporary employees and did not make any assumptions, adjustments, or estimates with respect to annual total compensation, and we did not annualize the compensation for any permanent employees who were not employed by us for all of 2021. We determined the total cash compensation of our median employee by taking: (i) salary received in 2021, including over-time and paid time-off, and (ii) 2021 incentive compensation, whether commissions paid, or actual bonus earned, and (iii) value of 2021 equity granted. The Company believes this process yielded an equitable result as it was applied on a consistent basis for each employee. We then ranked the annual total cash compensation of all employees, excluding Mr. Zeile, from lowest to highest to determine the median employee.

Following our review, we determined that for 2021:

•	the median employee total compensation: $114,090
•	Mr. Zeile, CEO, total compensation: $2,702,822
•	Ratio of CEO to Median Employee compensation: 24:1

Based on this information, for 2021, the ratio of the annual total compensation of Mr. Zeile, President and Chief Executive Officer, to the median employee was 24 to 1. This ratio is a reasonable estimate calculated in a manner consistent with SEC rules and methods for disclosure.

Potential Post-Employment Payments Upon Termination or Change-in-Control

Equity Award Provisions

According to the terms of our 2012 Equity Plan, if an NEO’s employment is terminated due to death or disability or for any other reason except by us for cause, the unvested portion of their equity awards will expire on the date they are terminated.

If we terminate any NEO’s employment for cause, the unvested equity awards will terminate on the same date such NEO’s employment is terminated.

In the event of a change of control and prior to the end of the performance period, pursuant to the PSU award agreements, the targets for the PSUs will be prorated to reflect the elapsed time from the beginning of the performance period through the date of the consummation of the change of control. The Company will determine the amount of PSUs earned based on performance through the consummation of the change of control (the “earned CIC PSU”), and the executive will vest in a prorated portion of the earned CIC PSUs based on the number of days that has elapsed since the date of grant, provided that the executive remains employed through the completion of the change of control. The remaining earned CIC PSUs will convert into service-based restricted stock which will vest, without regard to performance, ratably on a monthly basis through the third anniversary of the date of grant, provided that the executive remains employed through each such date. Any PSUs in excess of the earned CIC PSUs will be forfeited.

According to the terms of the 2012 Equity Plan, if an NEO’s employment is terminated by the Company other than for cause (and other than due to death or disability) within 12 months following a change of control, all outstanding equity awards will immediately become vested, and if applicable, exercisable.

Employment Agreements

Effective on February 8, 2022, we entered into employment agreement amendments with Messrs. Bostick, Farnsworth, Henderson, and Kanofsky.

For each of the aforementioned, the amended employment agreements provide that such NEO would be entitled to receive (i) payment of the NEO’s earned but unpaid bonus for a completed fiscal year upon any qualifying termination and (ii) such NEO’s current target bonus amount (or, if higher, the amount of any bonus paid in respect of the calendar year prior to the calendar year of the termination of employment), if such qualifying termination occurs within the one year following a change of control.

The amendments for Messrs. Henderson, Farnsworth and Kanofsky extend their post-employment restriction non-compete and non-solicit periods to twelve (12) months.

Pursuant to the amendment of Mr. Farnsworth’s employment agreement, he is eligible to receive, subject to his execution of a release of claims, (i) nine-months’ base salary (upon a termination by us without cause outside of a change of control) and (ii) 100% of base salary upon a termination by us without cause or a resignation for good reason within twelve-months following a change of control.

All other material provisions of the NEO’s employment agreements remain the same.

No changes were made to the employment agreement with Mr. Zeile.

The employment of each NEO may be terminated by us or by the NEO at any time, with or without cause, subject to the provisions of his or her employment agreement. The termination provisions applicable to each NEO are summarized below:

Art Zeile

If Mr. Zeile’s employment is terminated by us without cause or by him for good reason other than during the period commencing immediately prior to a change of control and ending 12 months after the consummation of such change of control, upon his execution of a release, Mr. Zeile would be entitled to receive (i) a lump-sum severance payment equal to 100% of his then-current annual base salary, (ii) his accrued but unpaid annual bonus, paid at the time that executives are generally paid their annual bonuses and (iii) accelerated vesting with respect to 100% of his outstanding equity-based awards (if any) (provided that performance-based awards will be governed by the terms of the award agreements).

If Mr. Zeile’s employment is terminated by the Company without cause or by him for good reason, in either case, during the period commencing immediately prior to a change of control and ending 12 months after the consummation of such change of control, upon his execution of a release, Mr. Zeile would be entitled to receive (i) a lump-sum severance payment equal to (a) 100% of his then-current annual base salary and (b) then-current bonus target (or, if higher, the amount of any annual bonus paid in respect of the calendar year prior to the calendar year of the termination of employment); (ii) any accrued but unpaid annual bonus, paid at the time that executives are generally paid their annual bonuses and (iii) accelerated vesting with respect to 100% of his outstanding equity-based awards (if any) (provided that performance-based awards will be governed by the terms of the award agreements).

Upon any termination by the Company without cause or by Mr. Zeile for good reason, subject to his execution of a release, Mr. Zeile would be entitled to reimbursement for the cost of COBRA coverage, in excess of the cost of such benefits that active employees are required to pay, for a period of 12 months following termination.

Any severance payments are conditioned on Mr. Zeile’s execution and delivery of a release in a form prepared by us.

Kevin Bostick

If Mr. Bostick’s employment is terminated by us without cause other than during the period commencing immediately prior to a change of control and ending 12 months after the consummation of such change of control, upon his execution of a release, Mr. Bostick would be entitled to receive (i) a lump-sum severance payment equal to 75% of his then-current annual base salary and (ii) accelerated vesting with respect to his outstanding equity-based awards that have already vested in a majority of such grant at the date of termination (if any) (excluding performance-based awards).

If Mr. Bostick’s employment is terminated by us without cause or by him for good reason, in each case, within 12 months following a change of control, he will be entitled to receive (i) a lump-sum severance payment equal to 100% of his then-current annual base salary, (ii) the amount of his then current bonus target, pro-rated based on time of service during the year and (iii) accelerated vesting with respect to 100% of his outstanding equity-based awards (if any) (in the case of any performance-based awards, 100% of any earned shares or units determined in connection with the change of control).

Upon any termination by the Company without cause or by him for good reason, Mr. Bostick would be entitled to reimbursement for the cost of COBRA coverage, in excess of the cost of such benefits that active employees are required to pay, for a period of 12 months following termination.

Any severance payments are conditioned on Mr. Bostick’s execution and delivery of a release in a form prepared by us.

Chris Henderson

If Mr. Henderson’s employment is terminated by us without cause, other than following a change of control, upon his execution of a release, Mr. Henderson would be entitled to receive (i) a lump-sum severance payment equal to 75% of his then-current annual base salary and (ii) accelerated vesting with respect to his outstanding equity-based awards that have already vested in a majority of such grant at the date of termination (if any).

If Mr. Henderson’s employment is terminated by us without cause or by him for good reason, in each case, following a change of control, he will be entitled to receive (i) a lump-sum severance payment equal to 100% of his then-current annual base salary, (ii) the amount of his then current bonus target, pro-rated based on time of service during the year and (iii) accelerated vesting with respect to 100% of his outstanding equity-based awards (if any).

Upon any termination by the Company without cause or by him for good reason, Mr. Henderson would be entitled to reimbursement for the cost of COBRA coverage, in excess of the cost of such benefits that active employees are required to pay, for a period of 12 months following termination.

Any severance payments are conditioned on Mr. Henderson’s execution and delivery of a release in a form prepared by us.

Arie Kanofsky

If Mr. Kanofsky’s employment is terminated by us without cause, other than following a change of control, upon his execution of a release, Mr. Kanofsky would be entitled to receive (i) a lump-sum severance payment equal to 75% of his then-current annual base salary and (ii) accelerated vesting with respect to his outstanding equity-based awards that have already vested in a majority of such grant at the date of termination (if any).

If Mr. Kanofsky’s employment is terminated by us without cause or by him for good reason, in each case, during the period commencing immediately prior to a change of control and ending twelve-months after the consummation of such change of control, he will be entitled to receive accelerated vesting with respect to 100% of his outstanding equity-based awards (if any).

If Mr. Kanofsky’s employment is terminated by us without cause or by him for good reason, in each case, following a change of control, he will be entitled to receive (i) a lump-sum severance payment equal to 100% of his then-current annual base salary, (ii) the amount of his then current bonus target, pro-rated based on time of service during the year and (iii) accelerated vesting with respect to 100% of his outstanding equity-based awards (if any).

Upon any termination by the Company without cause or by him for good reason, Mr. Kanofsky would be entitled to reimbursement for the cost of COBRA coverage, in excess of the cost of such benefits that active employees are required to pay, for a period of 12 months following termination.

Any severance payments are conditioned on Mr. Kanofsky’s execution and delivery of a release in a form prepared by us.

Paul Farnsworth

If Mr. Farnsworth’s employment is terminated by us without cause, upon execution of a release, Mr. Farnsworth would be entitled to receive a lump-sum severance payment equal to 50% of his then-current annual base salary.

Upon any termination by the Company without cause or by him for good reason, Mr. Farnsworth would be entitled to reimbursement for the cost of COBRA coverage, in excess of the cost of such benefits that active employees are required to pay, for a period of 12 months following termination.

Any severance payments are conditioned on Mr. Farnsworth’s execution and delivery of a release in a form prepared by us.

Applicable Definitions. For purposes of the employment agreements with our NEOs:

A termination for “cause” under the employment agreements for Messrs. Zeile, Bostick, Henderson, Kanfosky, and Farnsworth generally includes embezzlement; misappropriation of funds of the Company; conviction of a felony; commission of any other act of dishonesty which causes material economic harm to the Company; acts of fraud or deceit which causes material economic harm to the Company; material breach of any provision of an employment agreement; willful failure to substantially perform duties; willful breach of fiduciary duty to the Company involving personal profit; or significant violation of Company policy of which such executive is made aware (or should reasonably be expected to be aware) or other contractual, statutory or common law duties to the Company.

For Mr. Farnsworth, “Good Reason” means (i) a material diminution in the responsibilities, title or authority of the employee; (ii) a material reduction in salary of the employee; or (iii) relocation of the employee to a Company office more than 50 miles from the Company’s office in Centennial, Colorado. “Good Reason” for Messrs. Bostick, Henderson and Kanofsky includes all of the above and (iv) if the employee no longer reports to the Chief Executive Officer.

For Mr. Zeile, “Good Reason” means the occurrence of any of the following without his consent: (i) a material diminution in the responsibilities, title, duties and reporting lines, (ii) a material reduction in salary, incentive compensation and other employee benefits, (iii) relocation to an office more than 40 miles from the principal office at which Mr. Zeile is employed, (iv) any material breach by the Company of the employment agreement or (v) the failure of any successor to assume, in writing, all obligations under the employment agreement.

A “change of control” for these purposes consists of any of the following:

•	an acquisition of more than 50% of our voting securities (other than acquisitions from or by us);
•	any stockholder-approved transfer or disposition of all or substantially all of our assets;
•	any plan of liquidation providing for the distribution of all or substantially all of our assets;
•	the consummation of a reorganization, merger or consolidation or sale or disposition of all or substantially all our assets or the acquisition of assets or stock of another corporation or other business combination, unless following such business combination (1) all or substantially all of the beneficial owners of our securities before the business combination beneficially own more than 60% of the voting securities of the resulting corporation in substantially the same proportions as their ownership before the transaction; (2) no person owns 20% or more of the voting securities of the resulting corporation except to the extent that such ownership existed before the business combination; and (3) the members of our Board of Directors prior to such business combination constitute at least a majority of the Board of Directors of the resulting corporation; or
•	a change in the composition of our Board over a period of 36 months or less such that a majority of the Board members cease to be continuing directors.

As noted above, certain NEOs may become entitled to certain severance payments upon termination of employment without cause or by the employee for good reason after a change of control. These severance payments are described more specifically below, but generally include a lump sum payment tied to salary and bonus level and accelerated vesting of equity.

Any NEO who voluntarily resigns for any reason other than for good reason following a change of control will not be entitled to any severance payment or acceleration of the vesting of any unvested equity awards.

Upon any termination by the Company without cause or by the NEO for good reason, each NEO, his or her spouse and eligible dependents will be entitled to continued medical and dental benefits at active-employee rates for a period of 12 months following termination.

Termination Payments

The following table sets forth the payments each of our NEOs would have received if their employment had been terminated by us without cause or, for the CEO, by him for good reason, on December 31, 2021 and there was no change of control.

Name	Benefit	Amount Payable for Termination Without Cause or, if applicable, Good Reason
Art Zeile(1)	Cash Severance	$550,000
	Medical and Dental Benefits	13,088
	*Restricted Stock Acceleration Value	2,987,400
	*PSU Stock Acceleration Value	—
Kevin Bostick(2)	Cash Severance	$285,000
	Medical and Dental Benefits	10,068
	*Restricted Stock Acceleration Value	92,040
	*PSU Stock Acceleration Value	—
Chris Henderson(3)	Cash Severance	$270,000
	Medical and Dental Benefits	8,721
	*Restricted Stock Acceleration Value	374,400
	*PSU Stock Acceleration Value	90,817
Arie Kanofsky(4)	Cash Severance	$262,500
	Medical and Dental Benefits	13,088
	*Restricted Stock Acceleration Value	110,036
	*PSU Stock Acceleration Value	80,072
Paul Farnsworth(5)	Cash Severance	$160,000
	Medical and Dental Benefits	14,279
	*Restricted Stock Acceleration Value	—
	*PSU Stock Acceleration Value	—
*	Restricted stock and PSU acceleration values reflect the value of the applicable number of non-vested shares or units equal to the fair value of the underlying stock as of December 31, 2021.
(1)	Under the employment agreement, severance payment includes: (i) lump-sum severance payment equal to 100% of then-current annual base salary, (ii) annual bonus with respect to any completed year not yet paid, based on actual performance (the table above excludes such bonus amounts earned for 2021, the actual amount of $912,176 is reported in the Summary Compensation Table) and (iii) accelerated vesting with respect to 100% of outstanding equity-based awards (provided that performance-based awards will be governed by the terms of the award agreements).
(2)	Under the employment agreement, severance payment includes: (i) lump-sum severance payment equal to nine-months of severance pay based on then-current annual base salary and (ii) accelerated vesting with respect to any equity grant that Mr. Bostick has already vested in a majority of such grant at the date of termination (if any) (excluding performance-based awards).
(3)	Under the employment agreement, severance payment includes: (i) lump-sum severance payment equal to nine-months of severance pay based on then-current annual base salary and (ii) accelerated vesting with respect to any equity grant that Mr. Henderson has already vested in a majority of such grant at the date of termination (if any).

(4)	Under the employment agreement, severance payment includes: (i) lump-sum severance payment equal to nine-months of severance pay based on then-current annual base salary and (ii) accelerated vesting with respect to any equity grant that Mr. Kanofsky has already vested in a majority of such grant at the date of termination (if any).
(5)	Under the employment agreement, severance payment includes a lump-sum payment equal to six-months of severance pay based on then-current annual base salary.

Change of Control Termination

The following table sets forth the payments each of our NEOs would have received if, following a change of control, their employment had been terminated by us without cause, or, if applicable, by them for good reason on December 31, 2021.

Name	Benefit	Amount Payable for Termination Without Cause or for Good Reason
Art Zeile(1)	Cash Severance	$1,222,433
	Medical and Dental Benefits	13,088
	*Restricted Stock Acceleration Value	2,987,400
	**PSU Acceleration Value(6)	5,058,868
Kevin Bostick(2)	Cash Severance	$608,000
	Medical and Dental Benefits	10,068
	*Restricted Stock Acceleration Value	591,240
	**PSU Acceleration Value(6)	1,121,923
Chris Henderson(3)	Cash Severance	$576,000
	Medical and Dental Benefits	8,721
	*Restricted Stock Acceleration Value	998,400
	**PSU Acceleration Value(6)	1,574,315
Arie Kanofsky(4)	Cash Severance	$420,000
	Medical and Dental Benefits	13,088
	*Restricted Stock Acceleration Value	422,036
	**PSU Acceleration Value(6)	751,377
Paul Farnsworth(5)	Cash Severance	$160,000
	Medical and Dental Benefits	14,279
	*Restricted Stock Acceleration Value	790,408
	**PSU Acceleration Value(6)	1,175,803
*	Restricted stock acceleration values reflect the value of the non-vested shares equal to the fair value of the underlying stock as of December 31, 2021.
**	As noted above under “Equity Award Provisions”, in the event of a change of control prior to the expiration of the performance period (and without regard to whether there is a termination of employment), our NEOs would vest in a prorated portion of their earned CIC PSUs at the value shown above. Upon a subsequent termination of employment within twelve-months following a change of control, any earned CIC PSUs would fully vest. The PSU acceleration values reflect the value of the non-vested units equal to the fair value of the underlying stock as of December 31, 2021.

(1)	Under the employment agreement, enhanced change of control-severance payment includes: (i) lump-sum severance payment equal to (A) 100% of then-current annual base salary and (B) the amount of Mr. Zeile’s then-current bonus target (or if higher, the amount of any annual bonus paid in respect of the calendar year prior to the calendar year of termination of employment), (ii) Mr. Zeile’s annual bonus with respect to any completed year not yet paid, based on actual performance (the table above excludes such bonus amounts earned for 2021, the actual amount of $912,176 is reported in the Summary Compensation Table) and (iii) accelerated vesting upon such termination with respect to 100% of outstanding equity-based awards, including 100% of the earned CIC PSUs.
(2)	Under the employment agreement, enhanced change of control-severance payment includes: (i) lump-sum severance payment equal to 100% of then-current annual base salary, (ii) amount of Mr. Bostick’s then-current bonus target, prorated based on the time of service during the year and (iii) accelerated vesting with respect to 100% of unvested outstanding equity-based awards, including 100% of the earned CIC PSUs.
(3)	Under the employment agreement, enhanced change of control-severance payment includes: (i) lump-sum severance payment equal to 100% of then-current annual base salary plus (ii) amount of Mr. Henderson’s then-current bonus target, prorated based on the time of service during the year and (iii) accelerated vesting with respect to 100% of unvested outstanding equity-based awards, including 100% of the earned CIC PSUs.
(4)	Under the employment agreement, enhanced change of control-severance payment includes: (i) (prior to the change of control and ending twelve-months after the consummation of such change of control) accelerated vesting with respect to 100% of his outstanding equity based awards, including 100% of the earned CIC PSUs; or (ii) (following a change of control) (A) lump-sum severance payment equal to 100% of then-current annual based salary plus (B) the amount of Mr. Kanofsky’s then-current bonus target, prorated based on the time of service during the year and (C) accelerated vesting with respect to 100% of unvested outstanding equity-based awards, including 100% of the earned CIC PSUs.
(5)	Mr. Farnsworth receives equity acceleration pursuant to the 2012 Equity Plan and his award agreement documents.
(6)	Value of PSUs reflect 200% of the target amount of such award as of December 31, 2021, multiplied by the stock price as of such date.

Board Compensation

Under the Company’s Corporate Governance Guidelines, non-employee director compensation is determined by the Compensation Committee in accordance with the policies and principles set forth in its charter. Directors who are also employees of the Company receive no additional compensation for service as a director.

	Committee Membership
		Annual Fee		AC		CC		N&CG
Service Fees		$35,000	$		$		$
Chairperson(1)		$35,000		$20,000		$10,000		$7,500
Committee Member	$			$7,500		$5,000		$2,500

AC - Audit Committee

CC - Compensation Committee

N&CG - Nominating and Corporate Governance Committee

(1) In addition to his service fee as a non-employee director, as Chairperson, Mr. Schipper received $23,558 for the year ended December 31, 2021 for his service as Chairperson of the Board, which represents a pro-rated amount of the Chairperson fee from the date the Board approved the fee through December 31, 2021.

Other than Mr. Zeile, each director received a restricted stock grant with a target value of $110,000 or 36,780 shares in April 2021 for their service on the Board. Ms. Swann received a restricted stock grant of 11,223 shares upon joining the Board in January 2021 representing her service on the Board from January 2021 to April 2021. The restriction on all grants is lifted one year after issuance of the stock if they are still serving on the Board. We estimated the fair value of the award on the grant date using the value of the Company’s stock on the date of the grant.

The following table provides information concerning the compensation paid by us to each of our non-employee directors for fiscal year 2021. Mr. Zeile did not receive additional compensation for his service as a director.

Director Compensation Table for Fiscal Year 2021

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	Total ($)
Brian (Skip) Schipper(2)	66,058	109,972	176,030
Jim Friedlich(2)	42,500	109,972	152,472
Jennifer Deason(2)	55,000	109,972	164,972
Scipio “Max” Carnecchia(2)	42,500	109,972	152,472
David Windley(2)	45,000	109,972	154,972
Elizabeth Salomon(2)	42,500	109,972	152,472
Kathleen Swann(3)	38,958	137,469	176,427
Carol Carpenter(4)	3,542	—	3,542
(1)	Represents the aggregate grant date fair value of restricted stock granted during the year in accordance with the FASB ASC Topic 718, Stock Compensation. See Notes 2 and 17 to our consolidated financial statements in our Annual Report on Form 10-K for the assumption made in determining these values. None of the non-employee directors had any outstanding stock options.
(2)	On December 31, 2021, non-employee director had 36,780 restricted shares outstanding.
(3)	Ms. Swann received pro-rated shares of restricted stock of 11,223 on January 27, 2021 and had 48,003 restricted shares outstanding on December 31, 2021.
(4)	Ms. Carpenter resigned from the Board effective January 31, 2021.

OTHER PROCEDURAL MATTERS

Electronic Delivery of Proxy Materials and Annual Report

This Proxy Statement and the Company’s Annual Report on Form 10-K are available on the Investors section of the Company’s website at http://dhigroupinc.com/investors. You can save the Company the cost of producing and mailing documents to you, reduce the amount of mail you receive and help preserve environmental resources by consenting to access these documents over the Internet. If you consent, you will receive notice prior to next year’s annual meeting of the Company’s stockholders when these documents are available with instructions on how to view them and submit voting instructions. If you are a stockholder of record, you may sign up for this service by utilizing the contact information on the accompanying proxy card. If you hold your shares through a bank, broker or other holder of record, contact the record holder for information regarding electronic access of materials. Your consent to electronic access will remain in effect until you revoke it. If you choose electronic access, you may incur costs, such as telephone and Internet access charges, for which you will be responsible.

Reduce Duplicate Mailings—Householding

In accordance with notices to many stockholders who hold their shares through a bank, broker or other holder of record (a “street name stockholder”) and share a single address, only one annual report and Proxy Statement is being delivered to that address unless contrary instructions from any stockholder at that address were received. This practice, known as “householding,” is intended to reduce the Company’s printing and postage costs. However, any such street name stockholder residing at the same address who wishes to receive a separate copy of this Proxy Statement or accompanying annual report may request a copy by contacting the bank, broker or other holder of record or the Company at: DHI Group, Inc., 6465 Greenwood Plaza Blvd., Suite 400, Centennial, Colorado 80111, Attention: Investor Relations, or by calling Investor Relations at (212) 448-4181. Stockholders of record sharing an address who receive multiple copies of proxy materials and wish to receive a single copy of such materials in the future should submit their request to us in the same manner.

Proxy Solicitation Costs

The proxies being solicited under this Proxy Statement are being solicited by the Board of Directors of the Company. All expenses of this solicitation, which are anticipated to be approximately $15,000, will be borne by the Company.

Directors, officers and other employees of the Company may, but without compensation other than their regular compensation and reimbursement of reasonable out-of-pocket expenses, solicit proxies by further mailing or personal conversations, or by telephone, telex, facsimile or electronic means. We will, upon request, reimburse brokers, fiduciaries, custodians and other nominees for their reasonable expenses in forwarding solicitation material to the beneficial owners of our Common Stock held in their names.

Stockholder Communications

Stockholders and interested parties may contact any of the Company’s directors, including the Chairman, the non-management directors as a group, the chairs of any committee of the Board of Directors or any committee of the Board of Directors by writing them as follows:

[Name(s)/Title(s)]

c/o Corporate Secretary

DHI Group, Inc.

6465 Greenwood Plaza Blvd., Suite 400

Centennial, Colorado 80111

Concerns relating to accounting, internal controls or auditing matters should be communicated to the Company through the Corporate Secretary and will be handled in accordance with procedures established by the Audit Committee with respect to such matters.

Stockholder Proposals for Inclusion in 2023 Proxy Statement

Pursuant to Rule 14a-8 under the Exchange Act, stockholders may present proper proposals for inclusion in the Company’s Proxy Statement and for consideration at the next annual meeting of its stockholders by submitting their proposals to the Company’s Corporate Secretary at its principal executive office in a timely manner. In order to be included in the Company’s Proxy Statement for the 2023 annual meeting of stockholders (the “2023 Annual Meeting”), stockholder proposals must be received by the Company in accordance with the timing and other requirements of Rule 14a-8. Therefore, in order to be included in the Company’s Proxy Statement for the 2023 Annual Meeting, stockholder proposals must be received at our principal executive offices no later than November 22, 2022. Any stockholder business may be excluded if the exclusion is permitted by the applicable regulations of the Commission.

Additionally, to comply with the Commission’s universal proxy rules (once effective), stockholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than February 27, 2023.

Director Nominations and Other Stockholder Proposals for Presentation at the 2023 Annual Meeting

In addition, the Company’s by-laws establish an advance notice procedure with regard to certain matters, including stockholder proposals not included in the Company’s Proxy Statement, to be brought before an annual meeting of stockholders. In general, notice must be received by the Corporate Secretary not less than 90 days nor more than 120 days prior to the anniversary of the date of the prior year’s annual meeting of stockholders and must contain specified information concerning the matters to be brought before such meeting and concerning the stockholder proposing such matters. Therefore, to be presented at the Company’s 2023 Annual Meeting, such a proposal must generally be received by the Company on or after December 28, 2022 but no later than January 27, 2023 subject to certain exceptions in the Company’s by-laws. Any stockholder business may be excluded if the notice does not meet the requirements of the advance notice procedures set forth in our by-laws.

If a stockholder who has notified the Company of his, her or its intention to present a proposal at the annual meeting does not appear at such annual meeting, the Company need not present the proposal for a vote at such meeting.

The form of proxy and the Proxy Statement have been approved by the Board of Directors and are being mailed and delivered to the Company’s stockholders by its authority. This Proxy Statement is being mailed on or about [●], 2022.

Art Zeile
President and Chief Executive Officer
[●], 2022

APPENDIX A - INFORMATION REGARDING NON-GAAP FINANCIAL MEASURES

Non-GAAP Financial Measures

We have provided certain non-GAAP financial information as additional measures for our operating results. These measures are not in accordance with, or an alternative for, measures in accordance with U.S. GAAP and may be different from similarly titled non-GAAP measures reported by other companies. We believe the presentation of non-GAAP measures, such as Adjusted EBITDA and Adjusted EBITDA margin, provides useful information to management and investors regarding certain financial and business trends relating to our financial condition and results of operations.

Adjusted EBITDA and Adjusted EBITDA Margin

Adjusted EBITDA and Adjusted EBITDA Margin are non-GAAP metrics used by management to measure operating performance. Management uses Adjusted EBITDA as a performance measure for internal monitoring and planning, including preparation of annual budgets, analyzing investment decisions and evaluating profitability and performance comparisons between us and our competitors. The Company also uses this measure to calculate amounts of performance based compensation under the senior management incentive bonus program. Adjusted EBITDA represents net income plus (to the extent deducted in calculating such net income) interest expense, income tax expense, depreciation and amortization, non-cash stock based compensation, losses resulting from certain dispositions outside the ordinary course of business, certain writeoffs in connection with indebtedness, impairment charges with respect to long-lived assets, expenses incurred in connection with an equity offering or any other offering of securities by the Company, extraordinary or non-recurring non-cash expenses or losses, losses from equity method investments, transaction costs in connection with the credit agreement, deferred revenues written off in connection with acquisition purchase accounting adjustments, severance and retention costs related to dispositions and reorganizations of the Company, and losses related to legal claims and fees that are unusual in nature or infrequent, minus (to the extent included in calculating such net income) non-cash income or gains, including income from equity method investments, interest income, business interruption insurance proceeds, and any income or gain resulting from certain dispositions outside the ordinary course of business, and gains related to legal claims that are unusual in nature or infrequent.

We also consider Adjusted EBITDA, as defined above, to be an important indicator to investors because it provides information related to our ability to provide cash flows to meet future debt service, capital expenditures and working capital requirements and to fund future growth. We present Adjusted EBITDA as a supplemental performance measure because we believe that this measure provides our Board, management and investors with additional information to measure our performance, provide comparisons from period to period and company to company by excluding potential differences caused by variations in capital structures (affecting interest expense) and tax positions (such as the impact on periods or companies of changes in effective tax rates or net operating losses), and to estimate our value.

We understand that although Adjusted EBITDA is frequently used by securities analysts, lenders and others in their evaluation of companies, Adjusted EBITDA has limitations as an analytical tool, and you should not consider it in isolation, or as a substitute for analysis of our liquidity or results as reported under GAAP. Some limitations are:

•	Adjusted EBITDA does not reflect our cash expenditures, or future requirements for capital expenditures or contractual commitments;

•	Adjusted EBITDA does not reflect changes in, or cash requirements for, our working capital needs;

•	Adjusted EBITDA does not reflect the significant interest expense, or the cash requirements necessary to service interest or principal payments on our debt;

•	Although depreciation and amortization are non-cash charges, the assets being depreciated and amortized often will have to be replaced in the future, and Adjusted EBITDA does not reflect any cash requirements for such replacements; and

•	Other companies in our industry may calculate Adjusted EBITDA differently than we do, limiting its usefulness as a comparative measure.

To compensate for these limitations, management evaluates our liquidity by considering the economic effect of excluded expense items independently, as well as in connection with its analysis of cash flows from operations and through the use of other financial measures, such as capital expenditure budget variances, investment spending levels and return on capital analysis.

Adjusted EBITDA Margin is computed as Adjusted EBITDA divided by Revenues. Adjusted EBITDA and Adjusted EBITDA Margin are not measurements of our financial performance under GAAP and should not be considered as an alternative to revenue, net income (loss), net income margin (loss), operating income, cash provided by operating activities, or any other performance measures derived in accordance with GAAP as a measure of our profitability or liquidity.

A reconciliation of Adjusted EBITDA for the years ended December 31, 2021 and 2020 follows (in thousands):

	Year Ended December 31,
	2021	2020
Reconciliation of Net loss to Adjusted EBITDA:
Net loss	$(29,742)	$(30,015)
Interest expense	748	1,031
Income tax expense (benefit)	(629)	(2,826)
Depreciation	16,344	10,259
Non-cash stock based compensation	7,681	5,764
Income from equity method investment	(190)	—
Impairment of intangible assets	—	15,200
Impairment of goodwill	—	22,607
Impairment of investment	—	2,002
Impairment of right-of-use asset	1,919	—
Gain on investments	(1,198)	(200)
Severance and related costs	1,969	1,194
Loss (income) on discontinued operations, net of tax	29,340	(2,382)
Other	(80)	—
Adjusted EBITDA	$26,162	$22,634

A reconciliation of Net Loss Margin and Adjusted EBITDA Margin for the years ended December 31, 2021 and 2020 follows (in thousands, except percentages):

	Year Ended December 31,
	2021	2020
Revenues	$119,903	$111,167
Net loss	$(29,742)	$(30,015)
Net loss margin	(25)%	(27)%

Adjusted EBITDA	$26,162	$22,634
Adjusted EBITDA Margin	22%	20%

APPENDIX B – DHI GROUP, INC. 2022 OMNIBUS EQUITY AWARD PLAN

DHI Group, Inc.
2022 Omnibus Equity Award Plan

1.                   Purpose. The purpose of the DHI Group, Inc. 2022 Omnibus Equity Award Plan is to provide a means through which the Company and its Affiliates may attract and retain key personnel, including the services of experienced and knowledgeable non-executive directors, and to provide a means whereby directors, officers, employees, consultants and advisors (and prospective directors, officers, employees, consultants and advisors) of the Company and its Affiliates can acquire and maintain an equity interest in the Company, or be paid incentive compensation, including but not limited to incentive compensation measured by reference to the value of Common Stock or the results of operations of the Company, thereby strengthening their commitment to the welfare of the Company and its Affiliates and aligning their interests with those of the Company’s shareholders. This Plan document is an omnibus document which includes, in addition to the Plan, separate sub-plans (“Sub-Plans”) that permit offerings of grants to employees of certain Designated Foreign Subsidiaries. Offerings under the Sub-Plans may be made in particular locations outside the United States of America and shall comply with local laws applicable to offerings in such foreign jurisdictions. The Plan shall be a separate and independent plan from the Sub-Plans, but the total number of shares of Common Stock authorized to be issued under the Plan applies in the aggregate to both the Plan and the Sub-Plans.

2.                   Definitions. The following definitions shall be applicable throughout the Plan.

(a)                “Affiliate” means (i) any person or entity that directly or indirectly controls, is controlled by or is under common control with the Company and/or (ii) to the extent provided by the Committee, any person or entity in which the Company has a significant interest. The term “control” (including, with correlative meaning, the terms “controlled by” and “under common control with”), as applied to any person or entity, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such person or entity, whether through the ownership of voting or other securities, by contract or otherwise.

(b)                “Award” means, individually or collectively, any Incentive Stock Option, Nonqualified Stock Option, Stock Appreciation Right, Restricted Stock, Restricted Stock Unit, Other Stock-Based Award and Performance Compensation Award granted under the Plan. For purposes of Section 5(c) of the Plan, “Award” and “Award under the Plan” shall also mean any stock-based award granted under a Prior Plan and outstanding on the Effective Date.

(c)                “Beneficial Owner” has the meaning set forth in Rule 13d-3 promulgated under Section 13 of the Exchange Act.

(d)                “Board” means the Board of Directors of the Company.

(e)                “Cause” means, in the case of a particular Award, unless the applicable Award agreement states otherwise, (i)  the Company or an Affiliate having “cause” to terminate a Participant’s employment or service, as defined in any employment, consulting, change in control, severance or any other agreement between the Participant and the Company or an Affiliate in effect at the time of such termination or (ii) in the absence of any such employment, consulting, change in control, severance or other agreement (or the absence of any definition of “cause” or term of similar import therein), (A) the Participant has failed to follow the lawful instructions of the Board or his or her direct superiors, in each case other than as a result of his or her incapacity due to physical or mental illness or injury, and such failure has resulted in, or could reasonably be expected to result in harm (whether financially, reputationally or otherwise) to the Company or an Affiliate (B) the Participant has engaged in conduct harmful (whether financially, reputationally or otherwise) to the Company or an Affiliate (C) the Participant having been convicted of, or plead guilty or no contest to, a felony or any crime involving as a material element fraud or dishonesty, (D) the willful misconduct or gross neglect of the Participant that has resulted in or could reasonably be expected to result in harm (whether financially, reputationally or otherwise) to the Company or an Affiliate, (E) the willful violation by the Participant of the written policies of the Company or any of its Affiliates, that has resulted in or could reasonably be expected to result in harm (whether financially, reputationally or otherwise) to the Company or an Affiliate; (F) the Participant’s fraud or misappropriation, embezzlement or misuse of funds or property belonging to the Company (other than good faith expense account disputes); (G) the Participant’s act of personal dishonesty which involves personal profit in connection with the Participant’s employment or service with the Company or an Affiliate, or (H) the willful breach by the Participant of fiduciary duty owed to the Company or an Affiliate; provided, however, that the Participant shall be provided a 10-day period to cure any of the events or occurrences described in the immediately preceding clause (A) hereof, to the extent capable of cure during such 10-day period. Any determination of whether Cause exists shall be made by the Committee in its sole discretion.

(f)                 “Change in Control” shall, in the case of a particular Award, unless the applicable Award agreement (or any employment, consulting, change in control, severance or other agreement between a Participant and the Company or an Affiliate) states otherwise or contains a different definition of “Change in Control,” be deemed to occur upon:

(i)                 the acquisition by any Person other than Quadrangle Capital Partners II LP (“Quadrangle”), General Atlantic Partners 79, L.P. (“General Atlantic”) or their respective Affiliates (each, individually an “Investor” and collectively, the “Investors”) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 50% or more (on a fully diluted basis) of either (A) the then outstanding shares of Common Stock taking into account as outstanding for this purpose such Common Stock issuable upon the exercise of options or warrants, the conversion of convertible stock or debt, and the exercise of any similar right to acquire such Common Stock (the “Outstanding Company Common Stock”) or (B) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); provided, however, that for purposes of this Plan, the following acquisitions shall not constitute a Change in Control: (I) any acquisition by the Company, or (II) any acquisition by any employee benefit plan sponsored or maintained by the Company; provided, however, that the foregoing exception for acquisitions by Quadrangle or General Atlantic, as applicable, shall cease to apply with respect to such Investor after the date on which such Investor ceases to have beneficial ownership of at least 10% of the Outstanding Company Common Stock;

(ii)               individuals who, during any consecutive 24-month period, constitute the Board (the “Incumbent Directors”) cease for any reason to constitute at least a majority of the Board, provided, that any person becoming a director subsequent to the date hereof, whose election or nomination for election was approved by a vote of at least two-thirds of the Incumbent Directors then on the Board (either by a specific vote or by approval of the proxy statement of the Company in which such person is named as a nominee for director, without written objection to such nomination) shall be an Incumbent Director; provided, however, that no individual initially elected or nominated as a director of the Company as a result of an actual or threatened election contest, as such terms are used in Rule 14a-12 of Regulation 14A promulgated under the Exchange Act, with respect to directors or as a result of any other actual or threatened solicitation of proxies or consents by or on behalf of any person other than the Board shall be deemed to be an Incumbent Director;

(iii)             the approval by the shareholders of the Company of a plan of complete dissolution or liquidation of the Company; or

(iv)              the consummation of a reorganization, recapitalization, merger, consolidation, statutory share exchange or similar form of corporate transaction involving the Company (a “Business Combination”), or sale, transfer or other disposition of all or substantially all of the business or assets of the Company to an entity that is not an Affiliate of the Company (a “Sale”), that in each case requires the approval of the Company’s stockholders (whether for such Business Combination or Sale or the issuance of securities in such Business Combination or Sale), unless immediately following such Business Combination or Sale: (A) more than 50% of the total voting power of (x) the entity resulting from such Business Combination or the entity which has acquired all or substantially all of the business or assets of the Company in a Sale (in either case, the “Surviving Company”), or (y) if applicable, the ultimate parent entity that directly or indirectly has beneficial ownership of sufficient voting securities eligible to elect a majority of the board of directors (or the analogous governing body) of the Surviving Company (the “Parent Company”), is represented by the Outstanding Company Voting Securities that were outstanding immediately prior to such Business Combination or Sale (or, if applicable, is represented by shares into which the Outstanding Company Voting Securities were converted pursuant to such Business Combination or Sale), and such voting power among the holders thereof is in substantially the same proportion as the voting power of the Outstanding Company Voting Securities among the holders thereof immediately prior to the Business Combination or Sale, (B) no Person (other than any Investor or any employee benefit plan sponsored or maintained by the Surviving Company or the Parent Company), is or becomes the beneficial owner, directly or indirectly, of 50% or more of the total voting power of the outstanding voting securities eligible to elect members of the board of directors (or the analogous governing body) of the Parent Company (or, if there is no Parent Company, the Surviving Company) and (C) at least a majority of the members of the board of directors (or the analogous governing body) of the Parent Company (or, if there is no Parent Company, the Surviving Company) following the consummation of the Business Combination or Sale were Board members at the time of the Board’s approval of the execution of the initial agreement providing for such Business Combination or Sale.

(g)                “Code” means the Internal Revenue Code of 1986, as amended, and any successor thereto. Reference in the Plan to any section of the Code shall be deemed to include any regulations or other interpretative guidance under such section, and any amendments or successor provisions to such section, regulations or guidance.

(h)                “Committee” means the Compensation Committee of the Board or subcommittee thereof if required with respect to actions taken to obtain the exception for performance-based compensation under Section 162(m) of the Code or to comply with Rule 16b-3 of the Exchange Act in respect of Awards or, if no such Compensation Committee or subcommittee thereof exists, the Board.

(i)                 “Common Stock” means the common stock, par value $0.01 per share, of the Company (and any stock or other securities into which such common stock may be converted or into which it may be exchanged).

(j)                 “Company” means DHI Group, Inc., a Delaware corporation, and any successor thereto.

(k)                “Date of Grant” means the date on which the granting of an Award is authorized, or such other date as may be specified in such authorization or, if there is no such date, the date indicated on the applicable Award agreement.

(l)                 “Designated Foreign Subsidiaries” means all Affiliates organized under the laws of any jurisdiction or country other than the United States of America that may be designated by the Board or the Committee from time to time.

(m)              “Disability” means, unless in the case of a particular Award the applicable Award agreement states otherwise, the Company or an Affiliate having cause to terminate a Participant’s employment or service on account of “disability,” as defined in any then-existing employment, consulting, change in control, severance or other agreement between the Participant and the Company or an Affiliate or, in the absence of such an employment, consulting, change in control, severance or other agreement (or in the absence of any definition of “disability” or term of similar import therein), a Participant’s total disability as defined below and (to the extent required by Section 409A of the Code) determined in a manner consistent with Section 409A of the Code and the regulations thereunder:

(i)                 The Participant is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than 12 months.

(ii)               A Participant will be deemed to have suffered a Disability if determined to be totally disabled by the Social Security Administration. In addition, the Participant will be deemed to have suffered a Disability if determined to be disabled in accordance with a disability insurance program maintained by the Company.

(n)                “Effective Date” means July 13, 2022, the date the Plan was approved by the shareholders of the Company.

(o)                “Eligible Director” means a person who is (i) a “non-employee director” within the meaning of Rule 16b-3 under the Exchange Act, (ii) an “outside director” within the meaning of Section 162(m) of the Code and (iii) an “independent director” under the rules of the NYSE or any other securities exchange or inter-dealer quotation system on which the Common Stock is listed or quoted, or a person meeting any similar requirement under any successor rule or regulation.

(p)                “Eligible Person” means any (i) individual employed by the Company or an Affiliate who satisfies all of the requirements of Section 6 of the Plan; provided, however, that no such employee covered by a collective bargaining agreement shall be an Eligible Person unless and to the extent that such eligibility is set forth in such collective bargaining agreement or in an agreement or instrument relating thereto; (ii) director or officer of the Company or an Affiliate; (iii) consultant or advisor to the Company or an Affiliate who may be offered securities registrable on Form S-8 under the Securities Act; or (iv) any prospective employees, directors, officers, consultants or advisors who have accepted offers of employment or consultancy from the Company or its Affiliates (and would satisfy the provisions of clauses (i) through (iii) above once he or she begins employment with or providing services to the Company or its Affiliates).

(q)                “Exchange Act” means the Securities Exchange Act of 1934, as amended, and any successor thereto. Reference in the Plan to any section of (or rule promulgated under) the Exchange Act shall be deemed to include any rules, regulations or other interpretative guidance under such section or rule, and any amendments or successor provisions to such section, rules, regulations or guidance.

(r)                 “Exercise Price” has the meaning given such term in Section 7(b) of the Plan.

(s)                 “Fair Market Value” means, on a given date, (i) if the Common Stock is listed on a national securities exchange, the closing sales price of the Common Stock reported on the primary exchange on which the Common Stock is listed and traded on such date, or, if there is no such sale on that date, then on the last preceding date on which such a sale was reported; (ii) if the Common Stock is not listed on any national securities exchange but is quoted in an inter-dealer quotation system on a last sale basis, the average between the closing bid price and ask price reported on such date, or, if there is no such sale on that date, then on the last preceding date on which a sale was reported; or (iii) if the Common Stock is not listed on a national securities exchange or quoted in an inter-dealer quotation system on a last sale basis, or if the Committee determines in its sole discretion that the shares of Common Stock are too thinly traded for Fair Market Value to be determined pursuant to clause (i) or (ii), the amount determined by the Committee in good faith to be the fair market value of the Common Stock.

(t)                 “Immediate Family Members” shall have the meaning set forth in Section 15(b)(ii) of the Plan.

(u)                “Incentive Stock Option” means an Option which is designated by the Committee as an incentive stock option as described in Section 422 of the Code and otherwise meets the requirements set forth in the Plan.

(v)                “Indemnifiable Person” shall have the meaning set forth in Section 4(f) of the Plan.

(w)              “Investor” and “Investors” have the meaning given such term in the definition of “Change in Control”.

(x)                “Negative Discretion” shall mean the discretion authorized by the Plan to be applied by the Committee to eliminate or reduce the size of a Performance Compensation Award consistent with Section 162(m) of the Code.

(y)                “Nonqualified Stock Option” means an Option which is not designated by the Committee as an Incentive Stock Option.

(z)                “Non-Employee Director” means a member of the Board who is not an employee of a member of the Company or any Affiliate.

(aa)             “NYSE” means the New York Stock Exchange.

(bb)            “Option” means an Award granted under Section 7 of the Plan.

(cc)             “Option Period” has the meaning given such term in Section 7(c) of the Plan.

(dd)            “Other Stock-Based Award” means an Award granted under Section 10 of the Plan.

(ee)             “Participant” means an Eligible Person who has been selected by the Committee to participate in the Plan and to receive an Award pursuant to Section 6 of the Plan.

(ff)               “Performance Compensation Award” shall mean any Award designated by the Committee as a Performance Compensation Award pursuant to Section 11 of the Plan.

(gg)            “Performance Criteria” shall mean the criterion or criteria that the Committee shall select for purposes of establishing the Performance Goal(s) for a Performance Period with respect to any Performance Compensation Award under the Plan.

(hh)            “Performance Formula” shall mean, for a Performance Period, the one or more objective formulae applied against the relevant Performance Goal to determine, with regard to the Performance Compensation Award of a particular Participant, whether all, some portion or none of the Performance Compensation Award has been earned for the Performance Period.

(ii)               “Performance Goals” shall mean, for a Performance Period, the one or more goals established by the Committee for the Performance Period based upon the Performance Criteria.

(jj)               “Performance Period” shall mean the one or more periods of time, as the Committee may select, over which the attainment of one or more Performance Goals will be measured for the purpose of determining a Participant’s right to, and the payment of, a Performance Compensation Award.

(kk)            “Permitted Transferee” shall have the meaning set forth in Section 15(b)(ii) of the Plan.

(ll)               “Person” has the meaning given in Section 3(a)(9) of the Exchange Act, as modified and used in Sections 13(d) and 14(d) thereof, except that such term shall not include (i) the Company or any of its subsidiaries, (ii) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or any of its Affiliates, (iii) an underwriter temporarily holding securities pursuant to an offering of such securities, or (iv) a corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of Common Stock of the Company.

(mm)        “Plan” means this DHI Group, Inc. 2022 Omnibus Equity Award Plan.

(nn)            “Prior Plan” shall mean the DHI Group, Inc. 2012 Omnibus Equity Award Plan.

(oo)            “Released Unit” shall have the meaning assigned to it in Section 9(f)(ii) of the Plan.

(pp)            “Restricted Period” means the period of time determined by the Committee during which an Award or a portion thereof is subject to restrictions or, as applicable, the period of time within which performance is measured for purposes of determining whether an Award has been earned.

(qq)            “Restricted Stock” means Common Stock, subject to certain specified restrictions (including, without limitation, a requirement that the Participant remain continuously employed or provide continuous services for a specified period of time), granted under Section 9 of the Plan.

(rr)               “Restricted Stock Unit” means an unfunded and unsecured promise to deliver shares of Common Stock, cash, other securities or other property, subject to certain restrictions (including, without limitation, a requirement that the Participant remain continuously employed or provide continuous services for a specified period of time), granted under Section 9 of the Plan.

(ss)              “SAR Period” has the meaning given such term in Section 8(c) of the Plan.

(tt)               “Securities Act” means the Securities Act of 1933, as amended, and any successor thereto. Reference in the Plan to any section of (or rule promulgated under) the Securities Act shall be deemed to include any rules, regulations or other interpretative guidance under such section or rule, and any amendments or successor provisions to such section, rules, regulations or guidance.

(uu)            “Stock Appreciation Right” or “SAR” means an Award granted under Section 8 of the Plan.

(vv)            “Strike Price” has the meaning given such term in Section 8(b) of the Plan.

(ww)         “Substitute Award” has the meaning given such term in Section 5(e) of the Plan.

(xx)            “Sub-Plans” has the meaning given such term in Section 1 of the Plan.

(yy)            “Vesting Commencement Date” has the meaning given such term in an applicable Award agreement under the Plan.

3.                   Effective Date; Duration. The Plan shall be effective as of the Effective Date. The expiration date of the Plan shall be July 13, 2032 (the tenth anniversary of the date that the Plan was approved by the shareholders of the Company), on and after which date no Awards may be granted hereunder; provided, however, that such expiration shall not affect Awards then outstanding, and the terms and conditions of the Plan shall continue to apply to such Awards.

4.                   Administration. (a) The Committee shall administer the Plan. The majority of the members of the Committee shall constitute a quorum. The acts of a majority of the members present at any meeting at which a quorum is present or acts approved in writing by a majority of the Committee shall be deemed the acts of the Committee. To the extent required to comply with the provisions of Rule 16b-3 promulgated under the Exchange Act (if the Board is not acting as the Committee under the Plan) or necessary to obtain the exception for performance-based compensation under Section 162(m) of the Code, or any exception or exemption under the rules of the NYSE or any other securities exchange or inter-dealer quotation system on which the Common Stock is listed or quoted, as applicable, it is intended that each member of the Committee shall, at the time he or she takes any action with respect to an Award under the Plan, be an Eligible Director. However, the fact that a Committee member shall fail to qualify as an Eligible Director shall not invalidate any Award granted or action taken by the Committee that is otherwise validly granted or taken under the Plan.

(b)                Subject to the provisions of the Plan and applicable law, the Committee shall have the sole and plenary authority, in addition to other express powers and authorizations conferred on the Committee by the Plan, to: (i) designate Participants; (ii) determine the type or types of Awards to be granted to a Participant; (iii) determine the number of shares of Common Stock to be covered by, or with respect to which payments, rights, or other matters are to be calculated in connection with, Awards; (iv) determine the terms and conditions of any Award; (v) determine whether, to what extent, and under what circumstances Awards may be settled or exercised in cash, shares of Common Stock, other securities, other Awards or other property, or canceled, forfeited, or suspended and the method or methods by which Awards may be settled, exercised, canceled, forfeited, or suspended; (vi) determine whether, to what extent, and under what circumstances the delivery of cash, Common Stock, other securities, other Awards or other property and other amounts payable with respect to an Award shall be deferred either automatically or at the election of the Participant or of the Committee; (vii) interpret, administer, reconcile any inconsistency in, correct any defect in and/or supply any omission in the Plan and any instrument or agreement relating to, or Award granted under, the Plan; (viii) establish, amend, suspend, or waive any rules and regulations and appoint such agents as the Committee shall deem appropriate for the proper administration of the Plan; (ix) accelerate the vesting, delivery or exercisability of, payment for or lapse of restrictions on, or waive any condition in respect of, Awards; and (x) make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Plan.

(c)                Except to the extent prohibited by applicable law or the applicable rules and regulations of any securities exchange or inter-dealer quotation system on which the Common Stock is listed or quoted, the Committee may allocate all or any portion of its responsibilities and powers to any one or more of its members and may delegate all or any part of its responsibilities and powers to any person or persons selected by it. Any such allocation or delegation may be revoked by the Committee at any time.

Without limiting the generality of the foregoing, the Committee may delegate to one or more officers of the Company or any Affiliate the authority to act on behalf of the Committee with respect to any matter, right, obligation, or election which is the responsibility of or which is allocated to the Committee herein, and which may be so delegated as a matter of law, except for grants of Awards to persons (i) who are non-employee members of the Board or otherwise are subject to Section 16 of the Exchange Act or (ii) who are, or who are reasonably expected to be, “covered employees” for purposes of Section 162(m) of the Code.

(d)                The Committee shall have the authority to amend the Plan (including by the adoption of appendices or subplans) and/or the terms and conditions relating to an Award to the extent necessary to permit participation in the Plan by Eligible Persons who are located outside of the United States on terms and conditions comparable to those afforded to Eligible Persons located within the United States; provided, however, that no such action shall be taken without shareholder approval if such approval is necessary to comply with any tax or regulatory requirement applicable to the Plan (including as necessary to prevent the Company from being denied a tax deduction on account of Section 162(m) of the Code).

(e)                Unless otherwise expressly provided in the Plan, all designations, determinations, interpretations, and other decisions under or with respect to the Plan or any Award or any documents evidencing Awards granted pursuant to the Plan shall be within the sole discretion of the Committee, may be made at any time and shall be final, conclusive and binding upon all persons or entities, including, without limitation, the Company, any Affiliate, any Participant, any holder or beneficiary of any Award, and any shareholder of the Company.

(f)                 No member of the Board, the Committee or any employee or agent of the Company (each such person, an “Indemnifiable Person”) shall be liable for any action taken or omitted to be taken or any determination made with respect to the Plan or any Award hereunder (unless constituting fraud or a willful criminal act or omission). Each Indemnifiable Person shall be indemnified and held harmless by the Company against and from any loss, cost, liability, or expense (including attorneys’ fees) that may be imposed upon or incurred by such Indemnifiable Person in connection with or resulting from any action, suit or proceeding to which such Indemnifiable Person may be a party or in which such Indemnifiable Person may be involved by reason of any action taken or omitted to be taken or determination made under the Plan or any Award agreement and against and from any and all amounts paid by such Indemnifiable Person with the Company’s approval (not to be unreasonably withheld), in settlement thereof, or paid by such Indemnifiable Person in satisfaction of any judgment in any such action, suit or proceeding against such Indemnifiable Person, and the Company shall advance to such Indemnifiable Person any such expenses promptly upon written request (which request shall include an undertaking by the Indemnifiable Person to repay the amount of such advance if it shall ultimately be determined as provided below that the Indemnifiable Person is not entitled to be indemnified); provided that the Company shall have the right, at its own expense, to assume and defend any such action, suit or proceeding and once the Company gives notice of its intent to assume the defense, the Company shall have sole control over such defense with counsel of the Company’s choice. The foregoing right of indemnification shall not be available to an Indemnifiable Person to the extent that a final judgment or other final adjudication (in either case not subject to further appeal) binding upon such Indemnifiable Person determines that the acts or omissions or determinations of such Indemnifiable Person giving rise to the indemnification claim resulted from such Indemnifiable Person’s fraud or willful criminal act or omission or that such right of indemnification is otherwise prohibited by law or by the Company’s Certificate of Incorporation or Bylaws. The foregoing right of indemnification shall not be exclusive of or otherwise supersede any other rights of indemnification to which such Indemnifiable Persons may be entitled under the Company’s Certificate of Incorporation or Bylaws, as a matter of law, individual indemnification agreement or contract or otherwise, or any other power that the Company may have to indemnify such Indemnifiable Persons or hold them harmless.

(g)                Notwithstanding anything to the contrary contained in the Plan, the Board may, in its sole discretion, at any time and from time to time, grant Awards and administer the Plan with respect to such Awards. Any such actions by the Board shall be subject to the applicable rules of the NYSE or any other securities exchange or inter-dealer quotation system on which the Common Stock is listed or quoted. In any such case, the Board shall have all the authority granted to the Committee under the Plan.

5.                   Grant of Awards; Shares Subject to the Plan; Limitations.(a) The Committee may, from time to time, grant Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Other Stock-Based Awards and/or Performance Compensation Awards to one or more Eligible Persons.

(b)                Awards granted under the Plan shall be subject to the following limitations: (i) subject to Section 12 of the Plan and subsection (e) below, no more than 2,059,877 shares of Common Stock plus any shares of Common Stock that are available for issuance under the Prior Plan as of the Effective Date or that become available after the Effective Date for issuance upon cancellation or expiration of awards granted under the Prior Plan to the extent not exercised or settled, may be delivered in the aggregate pursuant to Awards granted under the Plan; (ii) subject to Section 12 of the Plan, no more than 2,000,000 shares of Common Stock may be subject to grants of Options or SARs under the Plan to any single Participant during any 12-month period; (iii) subject to Section 12 of the Plan, no more than 3,000,000 shares of Common Stock may be delivered pursuant to the exercise of Incentive Stock Options granted under the Plan; (iv) subject to Section 12 of the Plan, no more than 1,000,000 shares of Common Stock may be delivered in respect of Performance Compensation Awards denominated in shares of Common Stock granted pursuant to Section 11 of the Plan to any Participant for a single Performance Period (or with respect to each single fiscal year in the event a Performance Period extends beyond a single fiscal year), or in the event such Performance Compensation Award is paid in cash, other securities, other Awards or other property, no more than the Fair Market Value of 1,000,000 shares of Common Stock on the last day of the Performance Period to which such Award relates; (v) the maximum amount that can be paid to any individual Participant for a single fiscal year during a Performance Period (or with respect to each single year in the event a Performance Period extends beyond a single year) pursuant to a Performance Compensation Award denominated in cash described in Section 11(a) of the Plan shall be $5,000,000 and (vi) subject to Section 12 of the Plan, the aggregate Awards granted to any one Non-Employee Director in respect of any single fiscal year of the Company, solely with respect to his or her service on the Board, may not exceed $750,000 based on (x) the aggregate value of all Awards denominated in cash and (y) the Fair Market Value of all Awards denominated in Common Stock, in each case as determined on the Date of Grant (provided that with respect to Non-Employee Director fees payable in cash, if a Non-Employee Director elects to receive such fees in an Award or Awards denominated in Common Stock, then such fees and the Award or Awards in lieu thereof shall not count against such $750,000 limit).

(c)                Shares of Common Stock shall be deemed to have been used in settlement of Awards whether or not they are actually delivered; provided, however, that if the Fair Market Value equivalent of such shares is paid in cash such shares shall again become available for other Awards under the Plan. In addition, shares of Common Stock issued upon exercise, vesting or settlement of an Award, or shares of Common Stock owned by a Participant are surrendered or tendered to the Company (either directly or by means of attestation) in payment of the Exercise Price of an Award or any taxes required to be withheld in respect of an Award, in each case, in accordance with the terms and conditions of the Plan and any applicable Award agreement, such surrendered or tendered shares shall again become available for other Awards under the Plan; provided, however, that in no event shall such shares increase the number of shares of Common Stock that may be delivered pursuant to Incentive Stock Options granted under the Plan. In accordance with (and without limitation upon) the preceding sentence, if and to the extent an Award under the Plan expires, terminates or is canceled or forfeited for any reason whatsoever, including if shares are not issued on the settlement of SARs, without the Participant having received any benefit therefrom, the shares covered by such Award shall again become available for other Awards under the Plan. For purposes of the foregoing sentence, a Participant shall not be deemed to have received any “benefit” (i) in the case of forfeited Restricted Stock by reason of having enjoyed voting rights and dividend rights prior to the date of forfeiture or (ii) in the case of an Award canceled by reason of a new Award being granted in substitution therefor.

(d)                Shares of Common Stock delivered by the Company in settlement of Awards may be authorized and unissued shares, shares held in the treasury of the Company, shares purchased on the open market or by private purchase, or a combination of the foregoing. Following the Effective Date, no further awards shall be granted under any Prior Plan, provided that the Plan is approved by shareholders on the Effective Date.

(e)                Subject to Section 14(b), awards may, in the sole discretion of the Committee, be granted under the Plan in assumption of, or in substitution for, outstanding awards previously granted or an entity directly or indirectly acquired by the Company or with which the Company combines (“Substitute Awards”). The number of shares of Common Stock underlying any Substitute Awards shall not be counted against the aggregate number of shares of Common Stock available for Awards under the Plan; provided, further, that Substitute Awards issued in connection with the assumption of, or in substitution for, outstanding options intended to qualify as “incentive stock options” within the meaning of Section 422 of the Code that were previously granted by an entity that is acquired by the Company or any Affiliate through a merger or acquisition shall be counted against the aggregate number of shares of Common Stock available for Awards of Incentive Stock Options under the Plan. Subject to applicable stock exchange requirements, available shares under a stockholder approved plan of an entity directly or indirectly acquired by the Company or with which the Company combines (as appropriately adjusted to reflect the acquisition or combination transaction) may be used for Awards under the Plan and shall not reduce the number of shares of Common Stock available for delivery under the Plan.

6.                   Eligibility. Participation shall be limited to Eligible Persons who have entered into an Award agreement or who have received written notification from the Committee, or from a person designated by the Committee, that they have been selected to participate in the Plan.

7.                   Options. (a) Generally. Each Option granted under the Plan shall be evidenced by an Award agreement. Each Option so granted shall be subject to the conditions set forth in this Section 7, and to such other conditions not inconsistent with the Plan as may be reflected in the applicable Award agreement. All Options granted under the Plan shall be Nonqualified Stock Options unless the applicable Award agreement expressly states that the Option is intended to be an Incentive Stock Option. Incentive Stock Options shall be granted only to Eligible Persons who are employees of the Company and its Affiliates, and no Incentive Stock Option shall be granted to any Eligible Person who is ineligible to receive an Incentive Stock Option under the Code. No Option shall be treated as an Incentive Stock Option unless the Plan has been approved by the shareholders of the Company in a manner intended to comply with the shareholder approval requirements of Section 422(b)(1) of the Code, provided that any Option intended to be an Incentive Stock Option shall not fail to be effective solely on account of a failure to obtain such approval, but rather such Option shall be treated as a Nonqualified Stock Option unless and until such approval is obtained. In the case of an Incentive Stock Option, the terms and conditions of such grant shall be subject to and comply with such rules as may be prescribed by Section 422 of the Code. If for any reason an Option intended to be an Incentive Stock Option (or any portion thereof) shall not qualify as an Incentive Stock Option, then, to the extent of such nonqualification, such Option or portion thereof shall be regarded as a Nonqualified Stock Option appropriately granted under the Plan.

(b)                Exercise Price. Except as otherwise provided by the Committee in the case of Substitute Awards, the exercise price (“Exercise Price”) per share of Common Stock for each Option shall not be less than 100% of the Fair Market Value of such share (determined as of the Date of Grant); provided, however, that in the case of an Incentive Stock Option granted to an employee who, at the time of the grant of such Option, owns stock representing more than 10% of the voting power of all classes of stock of the Company or any Affiliate, the Exercise Price per share shall be no less than 110% of the Fair Market Value per share on the Date of Grant. Any modification to the Exercise Price of an outstanding Option shall be subject to the prohibition on repricing set forth in Section 14(b) of the Plan.

(c)                Vesting and Expiration.

(i)                 Options shall vest and become exercisable in such manner and on such date or dates determined by the Committee and shall expire after such period, not to exceed ten years, as may be determined by the Committee (the “Option Period”); provided, that if the Option Period (other than in the case of an Incentive Stock Option) would expire at a time when trading in the shares of Common Stock is prohibited by the Company’s insider trading policy (or Company-imposed “blackout period”) or otherwise prohibited by law, the Option Period shall be automatically extended until the 30th day following the expiration of such prohibition but only to the extent such extension would not violate Section 409A; provided, however, that in no event shall the Option Period exceed five years from the Date of Grant in the case of an Incentive Stock Option granted to a Participant who on the Date of Grant owns stock representing more than 10% of the voting power of all classes of stock of the Company or any Affiliate; provided, further, that notwithstanding any vesting or exercisability dates set by the Committee, the Committee may, in its sole discretion, accelerate the vesting and/or exercisability of any Option, which acceleration shall not affect the terms and conditions of such Option other than with respect to vesting and/or exercisability.

(ii)               Notwithstanding anything to the contrary in the Plan, except as otherwise provided in the applicable Award Agreement or any applicable employment, consulting, change in control, severance or other agreement between a Participant and the Company or an Affiliate:

(A)	an Option shall vest and become exercisable with respect to twenty-five percent (25%) of the shares of Common Stock subject to such Option on the first anniversary of the Vesting Commencement Date and with respect to an additional six and one-quarter percent (6-1/4%) on the last day of each three-month period following thereafter;
(B)	the unvested portion of an Option shall expire upon termination of employment or service of the Participant granted the Option with the Company and its Affiliates, and the vested portion of such Option shall remain exercisable for (A) one year following termination of employment or service with the Company and its Affiliates by reason of such Participant’s death or Disability, but not later than the expiration of the Option Period, or (B) 90 days following termination of employment or service with the Company and its Affiliates for any reason other than such Participant’s death or Disability, and other than such Participant’s termination of employment or service with the Company and its Affiliates for Cause, but not later than the expiration of the Option Period; and
(C)	both the unvested and the vested portion of an Option shall expire upon the termination of the Participant’s employment or service with the Company and its Affiliates by the Company for Cause.

(d)                Other Terms and Conditions. Except as specifically provided otherwise in an Award agreement, each Option granted under the Plan shall be subject to the following terms and conditions:

(i)       Each Option or portion thereof that is exercisable shall be exercisable for the full amount or for any part thereof.

(ii)       Each share of Common Stock purchased through the exercise of an Option shall be paid for in full at the time of the exercise. Each Option shall cease to be exercisable, as to any share, when the Participant purchases the share or when the Option expires.

(iii)       Subject to Section 15(b) of the Plan, Options shall not be transferable by the Participant except by will or the laws of descent and distribution and shall be exercisable during the Participant’s lifetime only by the Participant.

(iv)       At the time of any exercise of an Option, the Committee may, in its sole discretion, require a Participant to deliver to the Committee a written representation that the shares of Common Stock to be acquired upon such exercise are to be acquired for investment and not for resale or with a view to the distribution thereof. Upon such a request by the Committee, delivery of such representation prior to the delivery of any shares issued upon exercise of an Option shall be a condition precedent to the right of the Participant or such other person to purchase any shares. In the event certificates for shares are delivered under the Plan with respect to which such investment representation has been obtained, the Committee may cause a legend or legends to be placed on such certificates to make appropriate reference to such representation and to restrict transfer in the absence of compliance with applicable federal or state securities laws.

(e)                Method of Exercise and Form of Payment. No shares of Common Stock shall be delivered pursuant to any exercise of an Option until payment in full of the Exercise Price therefor is received by the Company and the Participant has paid to the Company an amount equal to any Federal, state, local and non-U.S. income and employment taxes required to be withheld. Options which have become exercisable may be exercised by delivery of written or electronic notice of exercise to the Company or its designee (including a third party administrator), or telephonic instructions to the extent provided by the Committee, in accordance with the terms of the Option accompanied by payment of the Exercise Price. The Exercise Price and all applicable required withholding taxes shall be payable (i) in cash, check, cash equivalent and/or shares of Common Stock valued at the Fair Market Value at the time the Option is exercised (including, pursuant to procedures approved by the Committee, by means of attestation of ownership of a sufficient number of shares of Common Stock in lieu of actual delivery of such shares to the Company); provided, that such shares of Common Stock are not subject to any pledge or other security interest; (ii) by such other method as the Committee may permit in its sole discretion, including without limitation: (A) in other property having a fair market value on the date of exercise equal to the Exercise Price and all applicable required withholding taxes or (B) if there is a public market for the shares of Common Stock at such time, by means of a broker-assisted “cashless exercise” pursuant to which the Company is delivered (including telephonically to the extent permitted by the Committee) a copy of irrevocable instructions to a stockbroker to sell the shares of Common Stock otherwise deliverable upon the exercise of the Option and to deliver promptly to the Company an amount equal to the Exercise Price and all applicable required withholding taxes or (C) by means of a “net exercise” procedure effected by withholding the minimum number of shares of Common Stock otherwise deliverable in respect of an Option that are needed to pay for the Exercise Price and all applicable required withholding taxes. Any fractional shares of Common Stock shall be settled in cash.

(f)                 Notification upon Disqualifying Disposition of an Incentive Stock Option. Each Participant awarded an Incentive Stock Option under the Plan shall notify the Company in writing immediately after the date he makes a disqualifying disposition of any Common Stock acquired pursuant to the exercise of such Incentive Stock Option. A disqualifying disposition is any disposition (including, without limitation, any sale) of such Common Stock before the later of (A) two years after the Date of Grant of the Incentive Stock Option or (B) one year after the date of exercise of the Incentive Stock Option. The Company may, if determined by the Committee and in accordance with procedures established by the Committee, retain possession, as agent for the applicable Participant, of any Common Stock acquired pursuant to the exercise of an Incentive Stock Option until the end of the period described in the preceding sentence, subject to complying with any instruction from such Participant as to the sale of such Common Stock.

(g)                Compliance With Laws, etc. Notwithstanding the foregoing, in no event shall a Participant be permitted to exercise an Option in a manner which the Committee determines would violate the Sarbanes-Oxley Act of 2002, or any other applicable law or the applicable rules and regulations of the Securities and Exchange Commission or the applicable rules and regulations of any securities exchange or inter-dealer quotation system on which the Common Stock of the Company is listed or quoted.

(h)                $100,000 Per Year Limitation for Incentive Stock Options. To the extent the aggregate Fair Market Value (determined as of the Date of Grant) of shares of Common Stock for which Incentive Stock Options are exercisable for the first time by any Participant during any calendar year (under all plans of the Company) exceeds $100,000, such excess Incentive Stock Options shall be treated as Nonqualified Stock Options.

8.                   Stock Appreciation Rights. (a) Generally. Each SAR granted under the Plan shall be evidenced by an Award agreement. Each SAR so granted shall be subject to the conditions set forth in this Section 8, and to such other conditions not inconsistent with the Plan as may be reflected in the applicable Award agreement. Any Option granted under the Plan may include tandem SARs. The Committee also may award SARs to Eligible Persons independent of any Option.

(b)                Strike Price. Except as otherwise provided by the Committee in the case of Substitute Awards, the strike price (“Strike Price”) per share of Common Stock for each SAR shall not be less than 100% of the Fair Market Value of such share (determined as of the Date of Grant). Notwithstanding the foregoing, a SAR granted in tandem with (or in substitution for) an Option previously granted shall have a Strike Price equal to the Exercise Price of the corresponding Option. Any modification to the Strike Price of an outstanding SAR shall be subject to the prohibition on repricing set forth in Section 14(b) of the Plan.

(c)                Vesting and Expiration.

(i)                 A SAR granted in connection with an Option shall become exercisable and shall expire according to the same vesting schedule and expiration provisions as the corresponding Option. A SAR granted independent of an Option shall vest and become exercisable and shall expire in such manner and on such date or dates determined by the Committee and shall expire after such period, not to exceed ten years, as may be determined by the Committee (the “SAR Period”); provided, however, that notwithstanding any vesting or exercisability dates set by the Committee, the Committee may, in its sole discretion, accelerate the vesting and/or exercisability of any SAR, which acceleration shall not affect the terms and conditions of such SAR other than with respect to vesting and/or exercisability. If the SAR Period would expire at a time when trading in the shares of Common Stock is prohibited by the Company’s insider trading policy (or the Company-imposed “blackout period”) or otherwise prohibited by law, the SAR Period shall be automatically extended until the 30th day following the expiration of such prohibition but only to the extent such extension would not violate Section 409A.

(ii)               Notwithstanding anything to the contrary in the Plan, except as otherwise provided in the applicable Award agreement or any applicable employment, consulting, change-in-control, severance or other agreement between a Participant and the Company or an Affiliate:

(A)	a SAR shall vest and become exercisable with respect to twenty-five percent (25%) of the shares of Common Stock subject to such SAR on the first anniversary of the Vesting Commencement Date and with respect to an additional six and one-quarter percent (6-1/4%) on the last day of each three-month period following thereafter;
(B)	the unvested portion of a SAR shall expire upon termination of employment or service of the Participant granted the SAR with the Company and its Affiliates, and the vested portion of such SAR shall remain exercisable for (A) one year following termination of employment or service with the Company and its Affiliates by reason of such Participant’s death or disability (as determined by the Committee), but not later than the expiration of the SAR Period or (B) 90 days following termination of employment or service with the Company and its Affiliates for any reason other than such Participant’s death or disability, and other than such Participant’s termination of employment or service with the Company and its Affiliates for Cause, but not later than the expiration of the SAR Period; and
(C)	both the unvested and the vested portion of a SAR shall expire upon the termination of the Participant’s employment or service with the Company and its Affiliates by the Company for Cause.

(d)                Other Terms and Conditions. Except as specifically provided otherwise in an Award agreement, each SAR granted under the Plan shall be subject to the following terms and conditions:

(i)                 Each SAR or portion thereof that is exercisable shall be exercisable for the full amount or for any part thereof.

(ii)               Subject to Section 15(b) of the Plan, SARs shall not be transferable by the Participant except by will or the laws of descent and distribution and shall be exercisable during the Participant’s lifetime only by the Participant.

(iii)             At the time of any exercise of a SAR, the Committee may, in its sole discretion, require a Participant to deliver to the Committee a written representation that the shares of Common Stock to be acquired upon such exercise are to be acquired for investment and not for resale or with a view to the distribution thereof. Upon such a request by the Committee, delivery of such representation prior to the delivery of any shares issued upon exercise of a SAR shall be a condition precedent to the right of the Participant or such other person to purchase any shares. In the event certificates for shares are delivered under the Plan with respect to which such investment representation has been obtained, the Committee may cause a legend or legends to be placed on such certificates to make appropriate reference to such representation and to restrict transfer in the absence of compliance with applicable federal or state securities laws.

(e)                Method of Exercise. SARs which have become exercisable may be exercised by delivery of written (or electronic notice or telephonic instructions to the extent provided by the Committee) of exercise to the Company or its designee (including a third party administrator) in accordance with the terms of the Award, specifying the number of SARs to be exercised and the date on which such SARs were awarded. Notwithstanding the foregoing, if on the last day of the Option Period (or in the case of a SAR independent of an Option, the SAR Period), the Fair Market Value exceeds the Strike Price, the Participant has not exercised the SAR or the corresponding Option (if applicable), and neither the SAR nor the corresponding Option (if applicable) has expired, such SAR shall be deemed to have been exercised by the Participant on such last day and the Company shall make the appropriate payment therefor.

(f)                 Payment. Upon the exercise of a SAR, the Company shall pay to the Participant an amount equal to the number of shares subject to the SAR that are being exercised multiplied by the excess, if any, of the Fair Market Value of one share of Common Stock on the exercise date over the Strike Price, less an amount equal to any Federal, state, local and non-U.S. income and employment taxes required to be withheld. The Company shall pay such amount in cash, in shares of Common Stock valued at Fair Market Value, or any combination thereof, as determined by the Committee. Any fractional shares of Common Stock shall be settled in cash.

(g)                Substitution of SARs for Nonqualified Stock Options. The Committee shall have the authority in its sole discretion to substitute, without the consent of the affected Participant or any holder or beneficiary of SARs, SARs settled in shares of Common Stock (or settled in shares or cash in the sole discretion of the Committee) for outstanding Nonqualified Stock Options, provided that (i) the substitution shall not otherwise result in a modification of the terms of any such Nonqualified Stock Option, (ii) the number of shares of Common Stock underlying the substituted SARs shall be the same as the number of shares of Common Stock underlying such Nonqualified Stock Options and (iii) the Strike Price of the substituted SARs shall be equal to the Exercise Price of such Nonqualified Stock Options; provided, however, that if, in the opinion of the Company’s independent public auditors, the foregoing provision creates adverse accounting consequences for the Company, such provision shall be considered null and void.

9.                   Restricted Stock and Restricted Stock Units. (a) Generally. Each grant of Restricted Stock and Restricted Stock Units shall be evidenced by an Award agreement. Each Restricted Stock and Restricted Stock Unit grant shall be subject to the conditions set forth in this Section 9, and to such other conditions not inconsistent with the Plan as determined by the Committee and may be reflected in the applicable Award agreement. The Committee shall establish restrictions applicable to such Restricted Stock and Restricted Stock Units, including the Restricted Period, and the time or times at which Restricted Stock or Restricted Stock Units shall be granted or become vested. The Committee may in its sole discretion accelerate the vesting and/or the lapse of any or all of the restrictions on the Restricted Stock and Restricted Stock Units which acceleration shall not affect any other terms and conditions of such Awards.

(b)                Stock Certificates; Escrow or Similar Arrangement. Upon the grant of Restricted Stock, the Committee shall cause share(s) of Common Stock to be registered in the name of the Participant and held in book-entry form subject to the Company’s directions and, if the Committee determines that the Restricted Stock shall be held by the Company or in escrow rather than delivered to the Participant pending vesting and the release of the applicable restrictions, the Committee may require the Participant to additionally execute and deliver to the Company (i) an escrow agreement satisfactory to the Committee, if applicable, and (ii) the appropriate stock power (endorsed in blank) with respect to the Restricted Stock covered by such agreement. If a Participant shall fail to execute and deliver (in a manner permitted under Section 15(a) of the Plan or as otherwise determined by the Committee) an agreement evidencing an Award of Restricted Stock and, if applicable, an escrow agreement and blank stock power within the amount of time specified by the Committee, the Award shall be null and void. Subject to the restrictions set forth in this Section 9 and the applicable Award agreement, the Participant generally shall have the rights and privileges of a shareholder as to such Restricted Stock, including without limitation the right to vote such Restricted Stock (provided that any dividends payable on such shares of Restricted Stock shall be held by the Company and delivered (without interest) to the Participant within 15 days following the date on which the restrictions on such Restricted Stock lapse (and the right to any such accumulated dividends shall be forfeited upon the forfeiture of the Restricted Stock to which such dividends relate)). The Committee shall also be permitted to cause a stock certificate registered in the name of the Participant to be issued. To the extent shares of Restricted Stock are forfeited, any stock certificates issued to the Participant evidencing such shares shall be returned to the Company, and all rights of the Participant to such shares and as a shareholder with respect thereto shall terminate without further obligation on the part of the Company.

(c)                Vesting; Acceleration of Lapse of Restrictions. Unless otherwise provided by the Committee in an Award agreement or any applicable employment, consulting, change in control, severance or other agreement between a Participant and the Company or an Affiliate: (i) the Restricted Period shall lapse with respect to twenty-five percent (25%) of the Restricted Stock and Restricted Stock Units on the first anniversary of the Vesting Commencement Date and with respect to an additional six and one-quarter percent (6-1/4%) on the last day of each three-month period thereafter; and (ii) the unvested portion of Restricted Stock and Restricted Stock Units shall terminate and be forfeited upon termination of employment or service of the Participant granted the applicable Award. The Committee may in its sole discretion accelerate the lapse of any or all of the restrictions on the Restricted Stock and Restricted Stock Units which acceleration shall not affect any other terms and conditions of such Awards.

(d)                Restricted Stock Units: No shares shall be issued at the time an Award of Restricted Stock Units is made, and the Company will not be required to set aside a fund for the payment of any such Award. At the discretion of the Committee, each Restricted Stock Unit (representing one share of Common Stock) awarded to a Participant may be credited with cash and stock dividends paid in respect of one share of Common Stock (“Dividend Equivalents”). Subject to Section 15(c) of the Plan, at the discretion of the Committee, Dividend Equivalents may be either currently paid to the Participant or withheld by the Company for the Participant’s account, and interest may be credited on the amount of cash Dividend Equivalents withheld at a rate and subject to such terms as determined by the Committee. Dividend Equivalents credited to a Participant’s account and attributable to any particular Restricted Stock Unit (and earnings thereon, if applicable) shall be distributed to the Participant upon settlement of such Restricted Stock Unit and, if such Restricted Stock Unit is forfeited, the Participant shall have no right to such Dividend Equivalents.

(e)                Restrictions; Forfeiture: (i) Restricted Stock awarded to a Participant shall be subject to forfeiture until the expiration of the Restricted Period and the attainment of any other vesting criteria established by the Committee, and to the following provisions in addition to such other terms and conditions as may be set forth in the applicable Award Agreement: (A) if an escrow arrangement is used, the Participant shall not be entitled to delivery of the stock certificate; and (B) the shares shall be subject to the restrictions on transferability set forth in the Award Agreement. In the event of any forfeiture, the stock certificates shall be returned to the Company, and all rights of the Participant to such shares and as a shareholder shall terminate without further action or obligation on the part of the Company.

(ii)               Restricted Stock Units awarded to any Participant shall be subject to forfeiture until the expiration of the Restricted Period and the attainment of any other vesting criteria established by the Committee, and to such other terms and conditions as may be set forth in the applicable Award agreement. In the event of any forfeiture, all rights of the Participant to such

Restricted Stock Units shall terminate without further action or obligation on the part of the Company.

(iii)             The Committee shall have the authority to remove any or all of the restrictions on the Restricted Stock and Restricted Stock Units whenever it may determine that, by reason of changes in applicable laws or other changes in circumstances arising after the date of the Restricted Stock Award or Restricted Stock Unit Award, such action is appropriate.

(f)                 Delivery of Restricted Stock and Settlement of Restricted Stock Units.

(i)                 Upon the expiration of the Restricted Period with respect to any shares of Restricted Stock and the attainment of any other vesting criteria established by the Committee, the restrictions set forth in the applicable Award agreement shall be of no further force or effect with respect to such shares, except as set forth in the applicable Award agreement. If an escrow arrangement is used, upon such expiration, the Company shall deliver to the Participant, or his or her beneficiary, without charge a notice evidencing a book entry notation (or, if applicable, the stock certificate) evidencing the shares of Restricted Stock which have not then been forfeited and with respect to which the Restricted Period has expired (rounded down to the nearest full share). Dividends, if any, that may have been withheld by the Committee and attributable to any particular share of Restricted Stock shall be distributed to the Participant in cash or, at the sole discretion of the Committee, in shares of Common Stock having a Fair Market Value (on the date of distribution) equal to the amount of such dividends, upon the release of restrictions on such share and, if such share is forfeited, the Participant shall have no right to such dividends.

(ii)               Unless otherwise provided by the Committee in an Award agreement, upon the expiration of the Restricted Period and the attainment of any other vesting criteria established by the Committee, with respect to any outstanding Restricted Stock Units, the Company shall deliver to the Participant, or his or her beneficiary, without charge, one share of Common Stock (or other securities or other property, as applicable) for each such outstanding Restricted Stock Unit which has not then been forfeited and with respect to which the Restricted Period has expired and any other such vesting criteria are attained (“Released Unit”); provided, however, that the Committee may, in its sole discretion, elect to (i) pay cash or part cash and part Common Stock in lieu of delivering only shares of Common Stock in respect of such Released Units or (ii) defer the delivery of Common Stock (or cash or part Common Stock and part cash, as the case may be) beyond the expiration of the Restricted Period if such extension would not cause adverse tax consequences under Section 409A of the Code. If a cash payment is made in lieu of delivering shares of Common Stock, the amount of such payment shall be equal to the Fair Market Value of the Common Stock as of the date on which the Restricted Period lapsed with respect to such Restricted Stock Units, less an amount equal to any Federal, state, local and non-U.S. income and employment taxes required to be withheld.

(g)                Legends on Restricted Stock. Each certificate representing Restricted Stock awarded under the Plan, if any, shall bear a legend substantially in the form of the following in addition to any other information the Company deems appropriate until the lapse of all restrictions with respect to such Common Stock:

TRANSFER OF THIS CERTIFICATE AND THE SHARES REPRESENTED HEREBY IS RESTRICTED PURSUANT TO THE TERMS OF THE DHI GROUP, INC. 2022 OMNIBUS EQUITY AWARD PLAN AND A RESTRICTED STOCK AWARD AGREEMENT, DATED AS OF _____________, BETWEEN DHI GROUP, INC. AND

__________________. A COPY OF SUCH PLAN AND AWARD AGREEMENT IS ON FILE AT THE PRINCIPAL EXECUTIVE OFFICES OF DHI GROUP, INC.

10.               Other Stock-Based Awards. The Committee may issue unrestricted Common Stock, rights to receive grants of Awards at a future date, or other Awards denominated in Common Stock (including, without limitation, performance shares or performance units), or Awards that provide for cash payments based in whole or in part on the value or future value of shares of Common Stock under the Plan to Eligible Persons, alone or in tandem with other Awards, in such amounts as the Committee shall from time to time in its sole discretion determine. Each Other Stock-Based Award granted under the Plan shall be evidenced by an Award agreement. Each Other Stock-Based Award so granted shall be subject to such conditions not inconsistent with the Plan as may be reflected in the applicable Award agreement including, without limitation, the payment by the Participant of the Fair Market Value of such shares of Common Stock on the Date of Grant.

11.               Performance Compensation Awards. (a) Generally. The Committee shall have the authority, at or before the time of grant of any Award described in Sections 7 through 10 of the Plan, to designate such Award as a Performance Compensation Award intended to qualify as “performance-based compensation” under Section 162(m) of the Code. In addition, the Committee shall have the authority to make an award of a cash bonus to any Participant and designate such Award as a Performance Compensation Award intended to qualify as “performance-based compensation” under Section 162(m) of the Code. Notwithstanding anything in the Plan to the contrary, any Award to a Participant who is a “covered employee” (within the meaning of Section 162(m) of the Code) for a fiscal year that satisfies the requirements of this Section 11 may be treated as a Performance Compensation Award in the absence of any such Committee designation, and if the Company determines that a Participant who has been granted an Award designated as a Performance Compensation Award is not (or is no longer) a “covered employee” (within the meaning of Section 162(m) of the Code), the terms and conditions of such Award may be modified without regard to any restrictions or limitations set forth in this Section 11 (but subject otherwise to the provisions of Section 14 of the Plan).

(b)                Discretion of Committee with Respect to Performance Compensation Awards. With regard to a particular Performance Period, the Committee shall have sole discretion to select the length of such Performance Period, the type(s) of Performance Compensation Awards to be issued, the Performance Criteria that will be used to establish the Performance Goal(s), the kind(s) and/or level(s) of the Performance Goals(s) that is (are) to apply and the Performance Formula. Within the first 90 days of a Performance Period (or, if longer or shorter, within the maximum period allowed under Section 162(m) of the Code), the Committee shall, with regard to the Performance Compensation Awards to be issued for such Performance Period, exercise its discretion with respect to each of the matters enumerated in the immediately preceding sentence and record the same in writing (which may be in the form of minutes of a meeting of the Committee).

(c)                Performance Criteria. The Performance Criteria that will be used to establish the Performance Goal(s) may be based on the attainment of specific levels of performance of the Company (and/or one or more Affiliates, divisions or operational and/or business units, product lines, brands, business segments, administrative departments, units, or any combination of the foregoing) and shall be limited to the following: (i) net earnings or net income (before or after taxes); (ii) basic or diluted earnings per share (before or after taxes); (iii) net revenue or net revenue growth; (iv) gross revenue or gross revenue growth, gross profit or gross profit growth; (v) net operating income or profit (before or after taxes); (vi) return measures (including, but not limited to, return on investment, assets, capital, gross revenue or gross revenue growth, invested capital, equity, or sales); (vii) cash flow (including, but not limited to, operating cash flow, free cash flow, and cash flow return on capital), which may but are not required to be measured on a per share basis; (viii) earnings before or after taxes, interest, depreciation and/or amortization (including EBIT and EBITDA); (ix) gross or net operating margins; (x) productivity ratios; (xi) share price (including, but not limited to, growth measures and total shareholder return); (xii) expense targets or cost reduction goals, general and administrative expense savings; (xiii) margins; (xiv) operating efficiency; (xv) objective measures of customer satisfaction; (xvi) working capital targets; (xvii) measures of economic value added or other ‘value creation’ metrics; (xviii) inventory control; (xix) enterprise value; (xx) sales; (xxi) stockholder return; (xxii); client retention; (xxiii) competitive market metrics; (xxiv) employee retention; (xxv) timely completion of new product rollouts; (xxvi) timely launch of new facilities; (xxvii) objective measures of personal targets, goals or completion of projects (including but not limited to succession and hiring projects, completion of specific acquisitions, reorganizations or other corporate transactions or capital-raising transactions, expansions of specific business operations and meeting divisional or project budgets); (xxviii) system-wide revenues; (xxix) royalty income; (xxx) cost of capital, debt leverage year-end cash position or book value; (xxxi) strategic objectives, development of new product lines and related revenue, sales and margin targets, or international operations; or (xxxii) any combination of the foregoing. Any one or more of the Performance Criteria may be stated as a percentage of another Performance Criteria, or a percentage of a prior period’s Performance Criteria, or used on an absolute, relative or adjusted basis to measure the performance of the Company and/or one or more Affiliates as a whole or any divisions or operational and/or business units, product lines, brands, business segments, administrative departments of the Company and/or one or more Affiliates or any combination thereof, as the Committee may deem appropriate, or any of the above Performance Criteria may be compared to the performance of a group of comparator companies, or a published or special index that the Committee, in its sole discretion, deems appropriate, or as compared to various stock market indices. The Committee also has the authority to provide for accelerated vesting, delivery and exercisability of any Award based on the achievement of Performance Goals pursuant to the Performance Criteria specified in this paragraph. To the extent required under Section 162(m) of the Code, the Committee shall, within the first 90 days of a Performance Period (or, if longer or shorter, within the maximum period allowed under Section 162(m) of the Code), define in an objective fashion the manner of calculating the Performance Criteria it selects to use for such Performance Period.

(d)                Modification of Performance Goal(s). In the event that applicable tax and/or securities laws change to permit Committee discretion to alter the governing Performance Criteria without obtaining shareholder approval of such alterations, the Committee shall have sole discretion to make such alterations without obtaining shareholder approval. Unless otherwise determined by the Committee at the time a Performance Compensation Award is granted, the Committee is authorized at any time during the first 90 days of a Performance Period (or, if longer or shorter, within the maximum period allowed under Section 162(m) of the Code), or at any time thereafter to the extent the exercise of such authority at such time would not cause the Performance Compensation Awards granted to any Participant for such Performance Period to fail to qualify as “performance-based compensation” under Section 162(m) of the Code, specify adjustments or modifications to be made to the calculation of a Performance Goal for such Performance Period, based on and in order to appropriately reflect the following events: (i) asset write-downs; (ii) litigation or claim judgments or settlements; (iii) the effect of changes in tax laws, accounting principles, or other laws or regulatory rules affecting reported results; (iv) any reorganization and restructuring programs; (v) nonrecurring items as described in Accounting Standards Codification Topic 225-20 (or any successor pronouncement thereto) and/or in management’s discussion and analysis of financial condition and results of operations appearing in the Company’s annual report to shareholders for the applicable year; (vi) acquisitions or divestitures; (vii) any other specific unusual or nonrecurring events, or objectively determinable category thereof; (viii) foreign exchange gains and losses; (ix) discontinued operations and nonrecurring charges; and (x) a change in the Company’s fiscal year.

(e)                Payment of Performance Compensation Awards. (i) Condition to Receipt of Payment. Unless otherwise provided in the applicable Award agreement or any employment, consulting, change in control, severance or other agreement between a Participant and the Company or an Affiliate, a

Participant must be employed by or rendering services to the Company or an Affiliate on the last day of a Performance Period to be eligible for payment in respect of a Performance Compensation Award for such Performance Period.

(ii)               Limitation. Unless otherwise provided in the applicable Award agreement, or any employment, consulting, change in control, severance or other agreement between a Participant and the Company or an Affiliate, a Participant shall be eligible to receive payment in respect of a Performance Compensation Award only to the extent that: (A) the Performance Goals for such period are achieved, as determined by the Committee; and (B) all or some of the portion of such Participant’s Performance Compensation Award has been earned for the Performance Period based on the application of the Performance Formula to such achieved Performance Goals as determined by the Committee.

(iii)             Certification. Following the completion of a Performance Period, the Committee shall review and certify in writing (which may be in the form of minutes of a meeting of the Committee) whether, and to what extent, the Performance Goals for the Performance Period have been achieved and, if so, calculate and certify in writing (which may be in the form of minutes of a meeting of the Committee) that amount of the Performance Compensation Awards earned for the period based upon the Performance Formula. The Committee shall then determine the amount of each Participant’s Performance Compensation Award actually payable for the Performance Period and, in so doing, may apply Negative Discretion.

(iv)              Use of Negative Discretion. In determining the actual amount of an individual Participant’s Performance Compensation Award for a Performance Period, the Committee may reduce or eliminate the amount of the Performance Compensation Award earned under the Performance Formula in the Performance Period through the use of Negative Discretion if, in its sole judgment, such reduction or elimination is appropriate. Unless otherwise provided in the applicable Award agreement, the Committee shall not have the discretion to (A)  provide payment or delivery in respect of Performance Compensation Awards for a Performance Period if the Performance Goals for such Performance Period have not been attained; or (B) increase a Performance Compensation Award above the applicable limitations set forth in Section 5 of the Plan.

(f)                 Timing of Award Payments. Unless otherwise provided in the applicable Award agreement, Performance Compensation Awards granted for a Performance Period shall be paid to Participants as soon as administratively practicable following completion of the certifications required by this Section 11. Any Performance Compensation Award that has been deferred shall not (between the date as of which the Award is deferred and the payment date) increase (i) with respect to a Performance Compensation Award that is payable in cash, by a measuring factor for each fiscal year greater than a reasonable rate of interest set by the Committee or (ii) with respect to a Performance Compensation Award that is payable in shares of Common Stock, by an amount greater than the appreciation of a share of Common Stock from the date such Award is deferred to the payment date. Unless otherwise provided in an Award agreement, any Performance Compensation Award that is deferred and is otherwise payable in shares of Common Stock shall be credited (during the period between the date as of which the Award is deferred and the payment date) with dividend equivalents (in a manner consistent with the methodology set forth in the last sentence of Section 9(d) of the Plan).

12.               Changes in Capital Structure and Similar Events. In the event of (a) any dividend (other than regular cash dividends) or other distribution (whether in the form of cash, shares of Common Stock, other securities or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, split-off, spin-off, combination, repurchase or exchange of shares of Common

Stock or other securities of the Company, issuance of warrants or other rights to acquire shares of Common Stock or other securities of the Company, or other similar corporate transaction or event (including, without limitation, a Change in Control) that affects the shares of Common Stock, or (b) unusual or nonrecurring events (including, without limitation, a Change in Control) affecting the Company, any Affiliate, or the financial statements of the Company or any Affiliate, or changes in applicable rules, rulings, regulations or other requirements of any governmental body or securities exchange or inter-dealer quotation system, accounting principles or law, such that in any case an adjustment is determined by the Committee in its sole discretion to be necessary or appropriate, then the Committee shall make any such adjustments in such manner as it may deem equitable, including without limitation any or all of the following:

(i)                 adjusting any or all of (A) the number of shares of Common Stock or other securities of the Company (or number and kind of other securities or other property) which may be delivered in respect of Awards or with respect to which Awards may be granted under the Plan (including, without limitation, adjusting any or all of the limitations under Section 5 of the Plan) and (B) the terms of any outstanding Award, including, without limitation, (1) the number of shares of Common Stock or other securities of the Company (or number and kind of other securities or other property) subject to outstanding Awards or to which outstanding Awards relate, (2) the Exercise Price or Strike Price with respect to any Award or (3) any applicable performance measures (including, without limitation, Performance Criteria, Performance Formula and Performance Goals);

(ii)               providing for a substitution or assumption of Awards (or awards of an acquiring company), accelerating the delivery, vesting and/or exercisability of, lapse of restrictions and/or other conditions on, or termination of, Awards or providing for a period of time (which shall not be required to be more than ten (10) days) for Participants to exercise outstanding Awards prior to the occurrence of such event (and any such Award not so exercised shall terminate upon the occurrence of such event); and

(iii)             cancelling any one or more outstanding Awards (or awards of an acquiring company) and causing to be paid to the holders thereof, in cash, shares of Common Stock, other securities or other property, or any combination thereof, the value of such Awards, if any, as determined by the Committee (which if applicable may be based upon the price per share of Common Stock received or to be received by other shareholders of the Company in such event), including without limitation, in the case of an outstanding Option or SAR, a cash payment in an amount equal to the excess, if any, of the Fair Market Value (as of a date specified by the Committee) of the shares of Common Stock subject to such Option or SAR over the aggregate Exercise Price or Strike Price of such Option or SAR, respectively (it being understood that, in such event, any Option or SAR having a per share Exercise Price or Strike Price equal to, or in excess of, the Fair Market Value of a share of Common Stock subject thereto may be canceled and terminated without any payment or consideration therefor);

provided, however, that in the case of any “equity restructuring” (within the meaning of the Financial Accounting Standards Board Accounting Standards Codification Topic 718 (or any successor pronouncement thereto) (“ASC 718”), the Committee shall make an equitable or proportionate adjustment to outstanding Awards to reflect such equity restructuring. Except as otherwise determined by the Committee, any adjustment in Incentive Stock Options under this Section 12 (other than any cancellation of Incentive Stock Options) shall be made only to the extent not constituting a “modification” within the meaning of Section 424(h)(3) of the Code, and any adjustments under this Section 12 shall be made in a manner which does not adversely affect the exemption provided pursuant to Rule 16b-3 under the Exchange Act. The Company shall give each Participant notice (including by placement on the

Company’s website) of an adjustment hereunder and, upon notice, such adjustment shall be conclusive and binding for all purposes.

13.               Effect of Change in Control.

(a)                Except to the extent otherwise provided in an Award agreement, or any applicable employment, consulting, change in control, severance or other agreement between a Participant and the Company or an Affiliate, in the event of a Change in Control, notwithstanding any provision of the Plan to the contrary, if a Participant’s employment or service is terminated by the Company and its Affiliates other than for Cause (and other than due to death or Disability) within the 12-month period following a Change in Control, then:

(i)                 all then-outstanding Options and SARs shall become immediately exercisable as of such Participant’s date of termination with respect to all of the shares subject to such Option or SAR;

(ii)               the Restricted Period shall expire as of such Participant’s date of termination with respect to all of then-outstanding shares of Restricted Stock or Restricted Stock Units (including without limitation a waiver of any applicable Performance Goals); and

(iii)             Awards previously deferred shall be settled in full as soon as practicable following such Participant’s date of termination.

(b)                All incomplete Performance Periods in effect on the date the Change in Control occurs shall end on such date, and the Committee may (i) determine the extent to which Performance Goals with respect to each such Performance Period have been met based upon such audited or unaudited financial information or other information then available as it deems relevant and (ii) cause the Participant to receive partial or full payment of Awards for each such Performance Period based upon the Committee’s determination of the degree of attainment of Performance Goals, or assuming that the applicable “target” levels of performance have been attained or on such other basis determined by the Committee.

(c)                In addition, in the event of a Change of Control, the Committee may in its discretion and upon at least five (5) days’ advance notice to the affected persons, cancel any outstanding Award and pay to the holders thereof, in cash, securities or other property (including of the acquiring or successor company), or any combination thereof, the value of such Awards based upon the price per share of Common Stock received or to be received by other shareholders of the Company in the event. Notwithstanding the above, the Committee shall exercise such discretion over any Award subject to Section 409A of the Code at the time such Award is granted.

(d)                The obligations of the Company under the Plan shall be binding upon any successor corporation or organization resulting from the merger, consolidation or other reorganization of the Company, or upon any successor corporation or organization succeeding to substantially all of the assets and business of the Company.

(e)                To the extent practicable, the provisions of this Section 13 shall occur in a manner and at a time which allows affected Participants the ability to participate in the Change in Control transaction with respect to the Common Stock subject to their Awards.

14.               Amendments and Termination. (a) Amendment and Termination of the Plan. The Board may amend, alter, suspend, discontinue, or terminate the Plan or any portion thereof at any time; provided, that no such amendment, alteration, suspension, discontinuation or termination shall be made without shareholder approval if such approval is necessary to comply with any tax or regulatory requirement applicable to the Plan (including, without limitation, as necessary to comply with any rules or requirements of any securities exchange or inter-dealer quotation system on which the shares of Common Stock may be listed or quoted or for changes in GAAP to new accounting standards, to prevent the Company from being denied a tax deduction under Section 162(m) of the Code); provided, further, that any such amendment, alteration, suspension, discontinuance or termination that would materially and adversely affect the rights of any Participant or any holder or beneficiary of any Award theretofore granted shall not to that extent be effective without the consent of the affected Participant, holder or beneficiary. Notwithstanding the foregoing, no amendment shall be made to the last proviso of Section 14(b) of the Plan without stockholder approval.

(b)                Amendment of Award Agreements. The Committee may, to the extent not inconsistent with the terms of any applicable Award agreement, waive any conditions or rights under, amend any terms of, or alter, suspend, discontinue, cancel or terminate, any Award theretofore granted or the associated Award agreement, prospectively or retroactively (including after a Participant’s termination of employment or service with the Company); provided that any such waiver, amendment, alteration, suspension, discontinuance, cancellation or termination that would materially and adversely affect the rights of any Participant with respect to any Award theretofore granted shall not to that extent be effective without the consent of the affected Participant; provided, further, that without shareholder approval, except as otherwise permitted under Section 12 of the Plan, (i) no amendment or modification may reduce the Exercise Price of any Option or the Strike Price of any SAR, (ii) the Committee may not cancel any outstanding Option or SAR and replace it with a new Option or SAR (with a lower Exercise Price or Strike Price, as the case may be) or other Award or cash in a manner which would either (A) be reportable on the Company’s proxy statement as Options which have been “repriced” (as such term is used in Item 402 of Regulation S-K promulgated under the Exchange Act), or (B) result in any “repricing” for financial statement reporting purposes (or otherwise cause the Award to fail to qualify for equity accounting treatment) and (iii) the Committee may not take any other action which is considered a “repricing” for purposes of the shareholder approval rules of the applicable securities exchange or inter-dealer quotation system on which the Common Stock is listed or quoted.

15.               General. (a) Award Agreements. Each Award under the Plan shall be evidenced by an Award agreement, which shall be delivered to the Participant and shall specify the terms and conditions of the Award and any rules applicable thereto. For purposes of the Plan, an Award agreement may be in any such form (written or electronic) as determined by the Committee (including, without limitation, a Board or Committee resolution, an employment agreement, a notice, a certificate or a letter) evidencing the Award. The Committee need not require an Award agreement to be signed by the Participant or a duly authorized representative of the Company.

(b)                Nontransferability. (i) Each Award shall be exercisable only by a Participant during the Participant’s lifetime, or, if permissible under applicable law, by the Participant’s legal guardian or representative. No Award may be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by a Participant other than by will or by the laws of descent and distribution and any such purported assignment, alienation, pledge, attachment, sale, transfer or encumbrance shall be void and unenforceable against the Company or an Affiliate; provided that the designation of a beneficiary shall not constitute an assignment, alienation, pledge, attachment, sale, transfer or encumbrance.

(ii)               Notwithstanding the foregoing, the Committee may, in its sole discretion, permit Awards (other than Incentive Stock Options) to be transferred by a Participant, without consideration, subject to such rules as the Committee may adopt consistent with any applicable Award agreement to preserve the purposes of the Plan, to: (A) any person who is a “family member” of the Participant, as such term is used in the instructions to Form S-8 under the

Securities Act or any successor form of registration statements promulgated by the Securities and Exchange Commission (collectively, the “Immediate Family Members”); (B) a trust solely for the benefit of the Participant and his or her Immediate Family Members; (C) a partnership or limited liability company whose only partners or shareholders are the Participant and his or her Immediate Family Members; or (D) any other transferee as may be approved either (I) by the Board or the Committee in its sole discretion, or (II) as provided in the applicable Award agreement; (each transferee described in clauses (A), (B), (C) and (D) above is hereinafter referred to as a “Permitted Transferee”); provided that the Participant gives the Committee advance written notice describing the terms and conditions of the proposed transfer and the Committee notifies the Participant in writing that such a transfer would comply with the requirements of the Plan.

(iii)             The terms of any Award transferred in accordance with the immediately preceding sentence shall apply to the Permitted Transferee and any reference in the Plan, or in any applicable Award agreement, to a Participant shall be deemed to refer to the Permitted Transferee, except that (A) Permitted Transferees shall not be entitled to transfer any Award, other than by will or the laws of descent and distribution; (B) Permitted Transferees shall not be entitled to exercise any transferred Option unless there shall be in effect a registration statement on an appropriate form covering the shares of Common Stock to be acquired pursuant to the exercise of such Option if the Committee determines, consistent with any applicable Award agreement, that such a registration statement is necessary or appropriate; (C) the Committee or the Company shall not be required to provide any notice to a Permitted Transferee, whether or not such notice is or would otherwise have been required to be given to the Participant under the Plan or otherwise; and (D) the consequences of the termination of the Participant’s employment by, or services to, the Company or an Affiliate under the terms of the Plan and the applicable Award agreement shall continue to be applied with respect to the Permitted Transferee, including, without limitation, that an Option shall be exercisable by the Permitted Transferee only to the extent, and for the periods, specified in the Plan and the applicable Award agreement.

(c)                Dividends and Dividend Equivalents. The Committee in its sole discretion may provide a Participant as part of an Award with dividends or dividend equivalents, payable in cash, shares of Common Stock, other securities, other Awards or other property, on a current or deferred basis, on such terms and conditions as may be determined by the Committee in its sole discretion, including without limitation, payment directly to the Participant, withholding of such amounts by the Company subject to vesting of the Award or reinvestment in additional shares of Common Stock, Restricted Stock or other Awards; provided, that no dividends or dividend equivalents shall be payable in respect of outstanding (i) Options or SARs or (ii) unearned Performance Compensation Awards or other unearned Awards subject to performance conditions (other than or in addition to the passage of time) (although dividends and dividend equivalents may be accumulated in respect of unearned Awards and paid as soon as administratively practicable, but no more than 30 days after such Awards are earned and become distributable).

(d)                Tax Withholding. (i) A Participant shall be required to pay to the Company or any Affiliate, and the Company or any Affiliate shall have the right (but not the obligation) and is hereby authorized to withhold, from any cash, shares of Common Stock, other securities or other property deliverable under any Award or from any compensation or other amounts owing to a Participant, the amount (in cash, Common Stock, other securities or other property) of any required withholding taxes in respect of an Award, its exercise, or any payment or transfer under an Award or under the Plan and to take such other action as may be necessary in the opinion of the Committee or the Company to satisfy all obligations for the payment of such withholding and taxes.

(ii)               Without limiting the generality of clause (i) above, the Committee may, in its sole discretion, permit a Participant to satisfy, in whole or in part, the foregoing withholding liability (but no more than the maximum statutory withholding amount permitted that will not result in adverse accounting treatment of the Award as a liability award under ACS 718) by (A) payment in cash; (B) the delivery of shares of Common Stock (which are not subject to any pledge or other security interest) owned by the Participant having a Fair Market Value equal to such withholding liability or (C) having the Company withhold from the number of shares of Common Stock otherwise issuable or deliverable pursuant to the exercise or settlement of the Award a number of shares with a Fair Market Value equal to such withholding liability.

(e)                No Claim to Awards; No Rights to Continued Employment; Waiver. No employee of the Company or an Affiliate, or other person, shall have any claim or right to be granted an Award under the Plan or, having been selected for the grant of an Award, to be selected for a grant of any other Award. There is no obligation for uniformity of treatment of Participants or holders or beneficiaries of Awards. The terms and conditions of Awards and the Committee’s determinations and interpretations with respect thereto need not be the same with respect to each Participant and may be made selectively among Participants, whether or not such Participants are similarly situated. Neither the Plan nor any action taken hereunder shall be construed as giving any Participant any right to be retained in the employ or service of the Company or an Affiliate, nor shall it be construed as giving any Participant any rights to continued service on the Board. The Company or any of its Affiliates may at any time dismiss a Participant from employment or discontinue any consulting relationship, free from any liability or any claim under the Plan, unless otherwise expressly provided in the Plan or any Award agreement. By accepting an Award under the Plan, a Participant shall thereby be deemed to have waived any claim to continued exercise or vesting of an Award or to damages or severance entitlement related to non-continuation of the Award beyond the period provided under the Plan or any Award agreement, notwithstanding any provision to the contrary in any written employment contract or other agreement between the Company and its Affiliates and the Participant, whether any such agreement is executed before, on or after the Date of Grant.

(f)                 International Participants. Without limiting the generality of Section 4(d) of the Plan, with respect to Participants who reside or work outside of the United States of America and who are not (and who are not expect to be) “covered employees” within the meaning of Section 162(m) of the Code, the Committee may in its sole discretion amend the terms of the Plan or subplans or appendices thereto, or outstanding Awards, with respect to such Participants in order to conform such terms with the requirements of local law or to obtain more favorable tax or other treatment for a Participant, the Company or its Affiliates.

(g)                Designation and Change of Beneficiary. Each Participant may file with the Committee a written designation of one or more persons as the beneficiary(ies) who shall be entitled to receive the amounts payable with respect to an Award, if any, due under the Plan upon his or her death. A Participant may, from time to time, revoke or change his or her beneficiary designation without the consent of any prior beneficiary by filing a new designation with the Committee. The last such designation received by the Committee shall be controlling; provided, however, that no designation, or change or revocation thereof, shall be effective unless received by the Committee prior to the Participant’s death, and in no event shall it be effective as of a date prior to such receipt. If no beneficiary designation is filed by a Participant, the beneficiary shall be deemed to be his or her spouse (or domestic partner if such status is recognized by the Company according to the procedures established by the Company and in such jurisdiction), or if the Participant is otherwise unmarried at the time of death, his or her estate. After receipt of Options in accordance with this paragraph, beneficiaries will only be able to exercise such options in accordance with Section 7(e) of this Plan.

(h)                Termination of Employment or Service. Except as otherwise provided in an Award agreement or any employment, consulting, change in control, severance or other agreement between a Participant and the Company or an Affiliate, unless determined otherwise by the Committee: (i) neither a temporary absence from employment or service due to illness, vacation or leave of absence (including, without limitation, a call to active duty for military service through a Reserve or National Guard unit) nor a transfer from employment or service with the Company to employment or service with an Affiliate (or vice-versa) shall be considered a termination of employment or service with the Company or an Affiliate; and (ii) if a Participant’s employment with the Company and its Affiliates terminates, but such Participant continues to provide services to the Company or its Affiliates in a non-employee capacity (including as a Non-Employee Director) (or vice-versa), such change in status shall not be considered a termination of employment or service with the Company or an Affiliate for purposes of the Plan.

(i)                 No Rights as a Shareholder. Except as otherwise specifically provided in the Plan or any Award agreement, no person shall be entitled to the privileges of ownership in respect of shares of Common Stock which are subject to Awards hereunder until such shares have been issued or delivered to that person.

(j)                 Government and Other Regulations. (i) The obligation of the Company to settle Awards in Common Stock or other consideration shall be subject to all applicable laws, rules, and regulations, and to such approvals by governmental agencies as may be required. Notwithstanding any terms or conditions of any Award to the contrary, the Company shall be under no obligation to offer to sell or to sell, and shall be prohibited from offering to sell or selling, any shares of Common Stock pursuant to an Award unless such shares have been properly registered for sale pursuant to the Securities Act with the Securities and Exchange Commission or unless the Company has received an opinion of counsel, satisfactory to the Company, that such shares may be offered or sold without such registration pursuant to an available exemption therefrom and the terms and conditions of such exemption have been fully complied with. The Company shall be under no obligation to register for sale under the Securities Act any of the shares of Common Stock to be offered or sold under the Plan. The Committee shall have the authority to provide that all shares of Common Stock or other securities of the Company or any Affiliate delivered under the Plan shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the Plan, the applicable Award agreement, the Federal securities laws, or the rules, regulations and other requirements of the Securities and Exchange Commission, any securities exchange or inter-dealer quotation system upon which such shares or other securities of the Company are then listed or quoted and any other applicable Federal, state, local or non-U.S. laws, rules, regulations and other requirements, and, without limiting the generality of Section 9 of the Plan, the Committee may cause a legend or legends to be put on any such certificates of Common Stock or other securities of the Company or any Affiliate delivered under the Plan to make appropriate reference to such restrictions or may cause such Common Stock or other securities of the Company or any Affiliate delivered under the Plan in book-entry form to be held subject to the Company’s instructions or subject to appropriate stop-transfer orders. Notwithstanding any provision in the Plan to the contrary, the Committee reserves the right to add any additional terms or provisions to any Award granted under the Plan that it in its sole discretion deems necessary or advisable in order that such Award complies with the legal requirements of any governmental entity to whose jurisdiction the Award is subject.

(ii)               The Committee may cancel an Award or any portion thereof if it determines, in its sole discretion that legal or contractual restrictions and/or blockage and/or other market considerations would make the Company’s acquisition of shares of Common Stock from the public markets, the Company’s issuance of Common Stock to the Participant, the Participant’s acquisition of Common Stock from the Company and/or the Participant’s sale of Common Stock to the public markets, illegal, impracticable or inadvisable. If the Committee determines to cancel all or any portion of an Award in accordance with the foregoing, the Company shall pay to the Participant an amount equal to the excess of (A) the aggregate Fair Market Value of the shares of Common Stock subject to such Award or portion thereof canceled (determined as of the applicable exercise date, or the date that the shares would have been vested or delivered, as applicable), over (B) the aggregate Exercise Price or Strike Price (in the case of an Option or SAR, respectively) or any amount payable as a condition of delivery of shares of Common Stock (in the case of any other Award). Such amount shall be delivered to the Participant as soon as practicable following the cancellation of such Award or portion thereof.

(k)                No Section 83(b) Elections Without Consent of Company. No election under Section 83(b) of the Code or under a similar provision of law may be made unless expressly permitted by the terms of the applicable Award agreement or by action of the Committee in writing prior to the making of such election. If a Participant, in connection with the acquisition of shares of Common Stock under the Plan or otherwise, is expressly permitted to make such election and the Participant makes the election, the Participant shall notify the Company of such election within ten days of filing notice of the election with the Internal Revenue Service or other governmental authority, in addition to any filing and notification required pursuant to Section 83(b) of the Code or other applicable provision.

(l)                 Payments to Persons Other Than Participants. If the Committee shall find that any person to whom any amount is payable under the Plan is unable to care for his or her affairs because of illness or accident, or is a minor, or has died, then any payment due to such person or his or her estate (unless a prior claim therefor has been made by a duly appointed legal representative or a beneficiary designation form has been filed with the Company) may, if the Committee so directs the Company, be paid to his or her spouse, child, relative, an institution maintaining or having custody of such person, or any other person deemed by the Committee to be a proper recipient on behalf of such person otherwise entitled to payment. Any such payment shall be a complete discharge of the liability of the Committee and the Company therefor.

(m)              Nonexclusivity of the Plan. Neither the adoption of this Plan by the Board nor the submission of this Plan to the shareholders of the Company for approval shall be construed as creating any limitations on the power of the Board to adopt such other incentive arrangements as it may deem desirable, including, without limitation, the granting of stock options otherwise than under this Plan, and such arrangements may be either applicable generally or only in specific cases.

(n)                No Trust or Fund Created. Neither the Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company or any Affiliate, on the one hand, and a Participant or other person or entity, on the other hand. No provision of the Plan or any Award shall require the Company, for the purpose of satisfying any obligations under the Plan, to purchase assets or place any assets in a trust or other entity to which contributions are made or otherwise to segregate any assets, nor shall the Company maintain separate bank accounts, books, records or other evidence of the existence of a segregated or separately maintained or administered fund for such purposes. Participants shall have no rights under the Plan other than as unsecured general creditors of the Company, except that insofar as they may have become entitled to payment of additional compensation by performance of services, they shall have the same rights as other employees under general law.

(o)                Reliance on Reports. Each member of the Committee and each member of the Board (and their respective designees) shall be fully justified in acting or failing to act, as the case may be, and shall not be liable for having so acted or failed to act in good faith, in reliance upon any report made by the independent public accountant of the Company and its Affiliates and/or any other information furnished in connection with the Plan by any agent of the Company or the Committee or the Board, other than himself or herself.

(p)                Relationship to Other Benefits. No payment under the Plan shall be taken into account in determining any benefits under any pension, retirement, profit sharing, group insurance or other benefit plan of the Company except as otherwise specifically provided in such other plan.

(q)                Purchase for Investment. Whether or not the Options and shares covered by the Plan have been registered under the Securities Act, each person exercising an Option under the Plan or acquiring shares under the Plan may be required by the Company to give a representation in writing that such person is acquiring such shares for investment and not with a view to, or for sale in connection with, the distribution of any part thereof. The Company will endorse any necessary legend referring to the foregoing restriction upon the certificate or certificates representing any shares issued or transferred to the Participant upon the exercise of any Option granted under the Plan.

(r)                 Governing Law. The Plan shall be governed by and construed in accordance with the internal laws of the State of New York applicable to contracts made and performed wholly within the State of New York, without giving effect to the conflict of laws provisions thereof.

(s)                 Severability. If any provision of the Plan or any Award or Award agreement is or becomes or is deemed to be invalid, illegal, or unenforceable in any jurisdiction or as to any person or entity or Award, or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to the applicable laws, or if it cannot be construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan or the Award, such provision shall be construed or deemed stricken as to such jurisdiction, person or entity or Award and the remainder of the Plan and any such Award shall remain in full force and effect.

(t)                 Obligations Binding on Successors. The obligations of the Company under the Plan shall be binding upon any successor corporation or organization resulting from the merger, consolidation or other reorganization of the Company, or upon any successor corporation or organization succeeding to substantially all of the assets and business of the Company.

(u)                409A of the Code. (i) Notwithstanding any provision of the Plan to the contrary, it is intended that the provisions of this Plan comply with Section 409A of the Code, and all provisions of this Plan shall be construed and interpreted in a manner consistent with the requirements for avoiding taxes or penalties under Section 409A of the Code. Each Participant is solely responsible and liable for the satisfaction of all taxes and penalties that may be imposed on or in respect of such Participant in connection with this Plan or any other plan maintained by the Company (including any taxes and penalties under Section 409A of the Code), and neither the Company nor any Affiliate shall have any obligation to indemnify or otherwise hold such Participant (or any beneficiary) harmless from any or all of such taxes or penalties. With respect to any Award that is considered “deferred compensation” subject to Section 409A of the Code, references in the Plan to “termination of employment” (and substantially similar phrases) shall mean “separation from service” within the meaning of Section 409A of the Code. For purposes of Section 409A of the Code, each of the payments that may be made in respect of any Award granted under the Plan is designated as separate payments.

(ii)               Notwithstanding anything in the Plan to the contrary, if a Participant is a “specified employee” within the meaning of Section 409A(a)(2)(B)(i) of the Code, no payments or deliveries in respect of any Awards that are “deferred compensation” subject to Section 409A of the Code shall be made to such Participant prior to the date that is six months after the date of such Participant’s “separation from service” (as defined in Section 409A of the Code) or, if earlier, the Participant’s date of death. Following any applicable six month delay, all such delayed payments or deliveries will be paid or delivered (without interest) in a single lump sum on the earliest date permitted under Section 409A of the Code that is also a business day.

(iii)             Unless otherwise provided by the Committee, in the event that the timing of payments in respect of any Award (that would otherwise be considered “deferred compensation” subject to Section 409A of the Code) would be accelerated upon the occurrence of (A) a Change in Control, no such acceleration shall be permitted unless the event giving rise to the Change in Control satisfies the definition of a change in the ownership or effective control of a corporation, or a change in the ownership of a substantial portion of the assets of a corporation pursuant to Section 409A of the Code and any Treasury Regulations promulgated thereunder or (B) a Disability, no such acceleration shall be permitted unless the Disability also satisfies the definition of “Disability” pursuant to Section 409A of the Code and any Treasury Regulations promulgated thereunder.

(v)                Clawback/Forfeiture. Notwithstanding anything to the contrary contained herein, an Award agreement may provide that the Committee may in its sole discretion cancel such Award if the Participant, without the consent of the Company, while employed by or providing services to the Company or any Affiliate or after termination of such employment or service, violates a non-competition, non-solicitation, non-disparagement or non-disclosure covenant or agreement, or otherwise has engaged in or engages in activity that is in conflict with or adverse to the interest of the Company or any Affiliate, including fraud or conduct contributing to any financial restatements or irregularities, as determined by the Committee in its sole discretion. The Committee may also provide in an Award agreement that if the Participant otherwise has engaged in or engages in any activity referred to in the preceding sentence, the Participant shall forfeit any compensation, gain or other value realized thereafter on the vesting, exercise or settlement of such Award, the sale or other transfer of such Award, or the sale of shares of Common Stock acquired in respect of such Award, and must promptly repay such amounts to the Company. The Committee may also provide in an Award agreement that if the Participant receives any amount in excess of what the Participant should have received under the terms of the Award for any reason (including without limitation by reason of a financial restatement, mistake in calculations or other administrative error), all as determined by the Committee in its sole discretion, then the Participant shall be required to promptly repay any such excess amount to the Company. To the extent required by applicable law (including without limitation Section 304 of the Sarbanes-Oxley Act and Section 954 of the Dodd-Frank Wall Street Reform and Consumer Protection Act) and/or the rules and regulations of NYSE or other securities exchange or inter-dealer quotation system on which the Common Stock is listed or quoted, or if so required pursuant to a written policy adopted by the Company, Awards shall be subject (including on a retroactive basis) to clawback, forfeiture or similar requirements (and such requirements shall be deemed incorporated by reference into all outstanding Award agreements).

(w)              Code Section 162(m) Re-approval. If so determined by the Committee, the provisions of the Plan regarding Performance Compensation Awards shall be submitted for re-approval by the shareholders of the Company no later than the first shareholder meeting that occurs in the fifth year following the year that shareholders previously approved such provisions following the date of initial shareholder approval, for purposes of exempting certain Awards granted after such time from the deduction limitations of Section 162(m) of the Code. Nothing in this subsection, however, shall affect the validity of Awards granted after such time if such shareholder approval has not been obtained.

(x)                Expenses; Gender; Titles and Headings. The expenses of administering the Plan shall be borne by the Company and its Affiliates. Masculine pronouns and other words of masculine gender shall refer to both men and women. The titles and headings of the sections in the Plan are for convenience of reference only, and in the event of any conflict, the text of the Plan, rather than such titles or headings shall control.

* * *

As adopted by the Board of Directors of the Company
on May 13, 2022.

As approved by the shareholders of the Company
on July 13, 2022.

DHI Group, Inc.

VOTE

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Special Meeting Proxy Card

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A Proposal — The Board of Directors recommend a vote FOR Proposal 1.

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The Special Meeting of Shareholders of DHI Group, Inc. will be held on
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DHI Group, Inc.

Notice of Special Meeting of Shareholders

Proxy Solicited by Board of Directors for Special Meeting — July 13, 2022

Brian Campbell, Kevin Bostick, Rachel Ceccarelli, and Jack Connolly or any of them (collectively, the "Proxies"), each with the power of substitution, are hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Special Meeting of Shareholders of DHI Group, Inc. to be held on July 13, 2022 or at any postponement or adjournment thereof.

Shares represented by this proxy will be voted by the shareholder. If no such directions are indicated, the Proxies will have authority to vote FOR item 1.

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Proxy Statement